AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 2012
Registration No. 811-21806
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM N-1A
AMENDMENT NO. 21 TO THE REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [x]
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ASSET ALLOCATION TRUST
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

525 MARKET STREET
SAN FRANCISCO, CA 94105
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (800) 222-8222

THE CORPORATION TRUST COMPANY
1209 ORANGE STREET
WILMINGTON, DELAWARE 19801

ASSET ALLOCATION TRUST

PART A

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ASSET ALLOCATION TRUST

Private Placement Memorandum, July 10, 2012

ITEMS 5-7. SUMMARY OF FUND MANAGEMENT, PURCHASE AND SALE OF FUND SHARES AND TAX INFORMATION

FUND MANAGEMENT

Investment Advisor	Sub-advisor	Portfolio Manager, Title/Year Joined Fund
Grantham, Mayo, Van Otterloo & Co. LLC ("GMO" or the "Manager")	N/A	Ben Inker, Head of Asset Allocation for GMO/1996

PURCHASE AND SALE OF FUND SHARES

Wells Fargo Advantage Asset Allocation Fund ("Asset Allocation Fund") is currently the Trust's sole shareholder, although one or more additional investors may invest in the Trust in the future. There are no restrictions on trading by Asset Allocation Fund in shares of the Trust. The Trust issues its shares of beneficial interest solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Shareholders pay no sales charges to purchase shares of the Trust. There is no minimum initial and no minimum subsequent investment amount for purchases of shares of the Trust.

TAX INFORMATION

The Trust will normally distribute its net investment income and net realized capital gains to Asset Allocation Fund. These distributions generally will be treated as either ordinary income or as long-term capital gains in the hands of  Asset Allocation Fund.

ITEM 9. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENTS STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

INVESTMENT OBJECTIVE

The Trust seeks total return. The Trust's investment objective is non-fundamental and may be changed by the Trust's Board of Trustees without shareholder approval.

PRINCIPAL INVESTMENT STRATEGIES

The Trust seeks total return greater than the GMO Global Balanced Index (GMOGBI), a composite benchmark computed by the Trust's investment advisor, Grantham, Mayo, Van Otterloo & Co. LLC ("GMO" or the "Manager"). For more information about the GMOGBI, please see "Index Descriptions" at the back of this private placement memorandum. The Trust invests primarily in GMO-managed mutual funds (each a "Fund" or "GMO Fund", collectively, the "underlying funds") and may be exposed to foreign and U.S. equity investments (which may include emerging country equities, both growth and value style equities and equities of any market capitalization), U.S. and foreign fixed income securities (including asset-backed securities and other fixed income securities of any credit quality and having any maturity or duration), and, from time to time, other alternative asset classes. The underlying funds may gain their exposures directly or through investment in derivatives and/or other mutual funds. The underlying funds in which the Trust invests primarily consist of GMO U.S. Equity Funds, GMO Fixed Income Funds, GMO International Equity Funds (including one or more of GMO's emerging markets funds), and GMO funds representing investments in other alternative asset classes (GMO Alpha Only Fund, GMO Resources Fund, and GMO Special Situations Fund), all offered through separate prospectuses or private placement memoranda. For more information regarding the underlying funds, see "Description of Underlying Funds" below.

GMO uses multi-year forecasts of relative value and risk among asset classes (e.g., foreign equity, U.S. equity, emerging country equity, emerging country debt, U.S. fixed income, and foreign fixed income) to select the underlying funds in which the Trust invests and to decide how much to invest in each. GMO shifts the Trust's investments in the underlying funds in response to changes in GMO's investment outlook and market valuations and to accommodate cash flows, and intends to expose at least 15% of the Trust's assets to fixed income investments and at least 25% of the Trust's assets to equity investments.

GMO regularly reviews the investments of the Trust and may sell a holding of the Trust when it has achieved its valuation target, there is deterioration in the underlying fundamentals of the business, or GMO has identified a more attractive investment opportunity.

The Trust's assets may also be invested in certain other investments, including cash or various cash equivalents, such as money market instruments, and other short-term instruments, including notes, certain short-term asset-backed securities, certificates of deposit, commercial paper, banker's acceptances, bank deposits, U.S. government securities or shares of registered investment companies.

PRINCIPAL RISKS OF INVESTING IN THE TRUST

A significant risk to the Trust is that one or more underlying funds will not perform as expected. Because the Trust invests all of its assets in a number of underlying funds, the following principal risks include risks that result from the Trust's investments in the underlying funds. Some of the underlying funds in which the Trust invests are non-diversified investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"). A decline in the market value of a particular security held by a non-diversified Fund may affect its performance more than if the Fund was diversified. In addition, some of the underlying funds in which the Trust invests have a policy that permits those Funds to concentrate their investments in particular sectors, industries or countries. A Fund that concentrates its investments in a limited number of sectors, industries or countries will be more vulnerable to adverse financial, economic, political or other developments affecting those sectors, industries or countries than a fund that invests its assets more broadly, and the value of the Fund's shares may be more volatile. Following are the some of the most important risk factors that may affect the underlying funds.

Note: This private placement memorandum refers in many places to investments or investment practices of the "Trust." The Trust currently expects to invest primarily and directly in shares of the underlying funds. The underlying funds themselves will make the investments and engage in the investment practices described in this private placement memorandum.

Counter-Party Risk
When a Fund enters into an investment contract, such as a derivative or a repurchase or reverse repurchase agreement, the Fund is exposed to the risk that the other party will not fulfill its contractual obligations. For example, in a repurchase agreement, there exists the risk that where the Fund buys a security from a seller that agrees to repurchase the security at an agreed upon price and time, the seller will not repurchase the security. Similarly, the Fund is exposed to counter-party risk if it engages in a reverse repurchase agreement where a broker-dealer agrees to buy securities and the Fund agrees to repurchase them at a later date.

Debt Securities Risk
Debt securities, such as notes and bonds, are subject to credit risk and interest rate risk. Credit risk is the possibility that an issuer or credit support provider of an instrument will be unable to make interest payments or repay principal when due. Changes in the financial strength of an issuer or credit support provider or changes in the credit rating of a security may affect its value. Interest rate risk is the risk that market interest rates may increase, which tends to reduce the resale value of certain debt securities, including U.S. Government obligations. Debt securities with longer durations are generally more sensitive to interest rate changes than those with shorter durations. Changes in market interest rates do not affect the rate payable on an existing debt security, unless the instrument has adjustable or variable rate features, which can reduce its exposure to interest rate risk. Changes in market interest rates may also extend or shorten the duration of certain types of instruments, such as asset-backed securities, thereby affecting their value and returns. Debt securities may also have, or become subject to, liquidity constraints.

Derivatives Risk
The term "derivatives" covers a broad range of investments, including futures, options and swap agreements. In general, a derivative refers to any financial instrument whose value is derived, at least in part, from the price of another security or a specified index, asset or rate. The use of derivatives presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. The use of derivatives can lead to losses because of adverse movements in the price or value of the underlying asset, index or rate, which may be magnified by certain features of the derivatives. These risks are heightened when the portfolio manager uses derivatives to enhance a Fund's return or as a substitute for a position or security, rather than solely to hedge (or offset) the risk of a position or security held by the Fund. The success of management's derivatives strategies will also be affected by its ability to assess and predict the impact of market or economic developments on the underlying asset, index or rate and the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions. Certain derivative positions may be difficult to close out when a Fund's portfolio manager may believe it would be appropriate to do so. Certain derivative positions (e.g., over-the-counter swaps) are subject to counterparty risk.

The U.S. government recently enacted legislation that provides for new regulation of the derivatives market, including clearing, margin, reporting and registration requirements. Because the legislation leaves much to rule making, its ultimate impact remains unclear. New regulations could, among other things, restrict a Fund's ability to engage in derivatives transactions (for example, by making certain types of derivatives transactions no longer available to the Fund) and/or increase the costs of such derivatives transactions (for example, by increasing margin or capital requirements), and the Fund may be unable to execute its investment strategy as a result. It is unclear how the regulatory changes will affect counterparty risk.

Emerging Markets Risk
Emerging markets securities typically present even greater exposure to the risks described under "Foreign Investment Risk" and may be particularly sensitive to certain economic changes. For example, emerging market countries are typically more dependent on exports and are therefore more vulnerable to recessions in other countries. Emerging markets may be under-capitalized and have less developed legal and financial systems than markets in the developed world. Additionally, emerging markets may have volatile currencies and may be more sensitive than more mature markets to a variety of economic factors. Emerging market securities also may be less liquid than securities of more developed countries and could be difficult to sell, particularly during a market downturn.

Focused Portfolio Risk
 Funds whose investments are focused in particular countries, regions, sectors, or companies or industries with high positive correlations to one another (e.g., different industries within broad sectors, such as technology or financial services) may be subject to greater overall risk than funds whose investments are more diversified. A Fund that invests its assets in the securities of a limited number of issuers is particularly exposed to adverse developments affecting those issuers, and a decline in the market value of a particular security held by the Fund may affect the Fund's performance more than if the Fund invested in the securities of a larger number of issuers.

A Fund that focuses its investments in a particular sector, or in securities of companies in a particular industry, is vulnerable to events affecting those sectors or companies. Securities, sectors, or companies that share common characteristics are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.

Similarly, Funds that invest a significant portion of their assets in investments tied economically to (or related to) a particular geographic region, foreign country or particular market have more exposure to regional and country economic risks than Funds making foreign investments throughout the world's economies. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region. In addition, a recession, debt crisis, or decline in currency valuation in one country within a region can spread to other countries in that region. Furthermore, to the extent a Fund invests in the debt or equity securities of companies located in a particular geographic region or foreign country, it may be particularly vulnerable to events affecting companies located in that region or country because those companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments.

Foreign Currency Transactions Risk
 Foreign securities are often denominated in foreign currencies. As a result, the value of a Fund's shares is affected by changes in exchange rates. To manage this risk, a Fund may enter into foreign currency futures contracts and foreign currency exchange contracts to hedge against a decline in the U.S. dollar value of a security it already owns or against an increase in the value of an asset it expects to purchase. Use of hedging techniques cannot protect against exchange rate risk perfectly. If a Fund's investment advisor is incorrect in its judgment of future exchange rate relationships, a Fund could be in a less advantageous position than if such a hedge had not been established. Losses on foreign currency transactions used for hedging purposes may be reduced by gains on the assets that are the subject of a hedge. A Fund may also purchase a foreign currency on a spot or forward basis in order to benefit from potential appreciation of such currency relative to the U.S. dollar or to other currencies in which a Fund's holdings are denominated. Losses on such transactions may not be reduced by gains from other Fund assets. A Fund's gains or losses from its positions in foreign currencies may be treated as ordinary income or loss and may accelerate the Fund's distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. The Fund's losses from such positions may also cause a return of capital to Fund shareholders.

Foreign Investment Risk
Foreign investments, including American Depositary Receipts ("ADRs") and similar investments, are subject to more risks than U.S. domestic investments. These additional risks may potentially include lower liquidity, greater price volatility and risks related to adverse political, regulatory, market or economic developments. Foreign companies also may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing the earnings potential of such foreign companies. In addition, amounts realized on sales or distributions of foreign securities may be subject to high and potentially confiscatory levels of foreign taxation and withholding when compared to comparable transactions in U.S. securities. Investments in foreign securities involve exposure to changes in foreign currency exchange rates. Such changes may reduce the U.S. dollar value of the investment. Foreign investments are also subject to risks including potentially higher withholding and other taxes, trade settlement, custodial, and other operational risks and less stringent investor protection and disclosure standards in certain foreign markets. In addition, foreign markets can and often do perform differently from U.S. markets.

Growth Style Investment Risk
Growth stocks can perform differently from the market as a whole and from other types of stocks. Growth stocks may be designated as such and purchased based on the premise that the market will eventually reward a given company's long-term earnings growth with a higher stock price when that company's earnings grow faster than both inflation and the economy in general. Thus a growth style investment strategy attempts to identify companies whose earnings may or are growing at a rate faster than inflation and the economy. While growth stocks may react differently to issuer, political, market and economic developments than the market as a whole and other types of stocks by rising in price in certain environments, growth stocks also tend to be sensitive to changes in the earnings of their underlying companies and more volatile than other types of stocks, particularly over the short term. Furthermore, growth stocks may be more expensive relative to their current earnings or assets compared to the values of other stocks, and if earnings growth expectations moderate, their valuations may return to more typical norms, causing their stock prices to fall. Finally, during periods of adverse economic and market conditions, the stock prices of growth stocks may fall despite favorable earnings trends.

High Yield Securities Risk
High yield securities (sometimes referred to as "junk bonds") are debt securities that are rated below investment-grade, are unrated and deemed by us to be below investment-grade, or are in default at the time of purchase. These securities have a much greater risk of default (or in the case of bonds currently in default, of not returning principal) and their values tend to be more volatile than higher-rated securities of similar maturity. The value of these securities can be affected by overall economic conditions, interest rates, and the creditworthiness of the individual issuers. Additionally, these securities may be less liquid and more difficult to value than higher-rated securities.

Large Shareholder Risk
To the extent that shares of an underlying fund are held by large shareholders (e.g., institutional investors or asset allocation funds), they are subject to the risk that these shareholders will reallocate or rebalance their investments. In addition, certain funds and other accounts over which GMO has investment discretion that invest in the underlying funds are not subject to restrictions on the frequency of trading of underlying fund shares. These transactions will affect the underlying funds, since they may have to sell portfolio securities in order to satisfy redemption requests or purchase portfolio securities in order to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of an underlying fund. These transactions could adversely affect the underlying funds' performance to the extent that the underlying funds are required to sell investments or invest cash at times when they would not otherwise do so. These transactions may also accelerate the realization of taxable income to the shareholder if such sales of investments result in gains, and may also increase transaction costs.

Leverage Risk
Certain transactions may give rise to a form of leverage. Such transactions may include, among others, reverse repurchase agreements, loans of portfolio securities, and the use of when-issued, delayed delivery or forward commitment transactions. Certain derivatives may also create leverage. The use of leverage may cause a Fund to liquidate portfolio positions when it may not be advantageous to do so. Leveraging, including borrowing, may cause a Fund to be more volatile than if the Fund had not been leveraged. This is because leverage tends to increase a Fund's exposure to market risk, interest rate risk or other risks by, in effect, increasing assets available for investment.

Liquidity Risk
 The effect of liquidity risk is particularly pronounced when low trading volume, lack of a market maker, a large position, or legal restrictions limit or prevent the Fund from selling securities or unwinding derivative positions at desirable prices. In addition, holding less liquid securities increases the likelihood that a Fund will honor redemption requests in-kind. All of the Funds are subject to liquidity risk. Funds with principal investment strategies that involve investment in asset-backed securities, emerging country debt securities, investment in securities of companies with smaller market capitalizations or smaller total float-adjusted market capitalizations, investment in foreign securities (in particular emerging market securities), and/or the use of derivatives (in particular over-the-counter (OTC) derivatives) have the greatest exposure to liquidity risk. These types of investments are more likely to be fair valued. Less liquid securities are more susceptible to loss of value and their prices may decline more than other securities during periods when markets decline generally.

A Fund is also exposed to liquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements, writing a put, or closing out a short position).

Some of the markets, exchanges, or securities in which a Fund invests may prove to be less liquid and this would affect the price at which, and the time period in which, the Fund may liquidate positions to meet redemption requests or other funding requirements. Although U.S. Treasury securities have historically been among the most liquid fixed income investments, there can be no assurance that the market will not become less liquid in the future.

The sovereign debt in which GMO Emerging Country Debt Fund invests is typically less liquid than the sovereign debt in its benchmark. GMO Currency Hedged International Equity Fund, GMO Emerging Markets Fund, GMO Emerging Countries Fund, GMO Foreign Small Companies Fund, GMO International Small Companies Fund, GMO Alpha Only Fund, GMO Special Situations Fund, GMO Flexible Equities Fund, and GMO Emerging Domestic Opportunities Fund all make (or may make) investments in emerging market securities that are not widely traded and that may be subject to purchase and sale restrictions and/or in securities of companies with smaller market capitalizations that are not widely held and trade less frequently and in lesser quantities than securities of companies with larger market capitalizations. Also, a Fund may be unable to repatriate capital, dividends, interest, and other income from emerging market countries, or it may require government consents to do so.

All of the Funds with benchmarks may buy securities that are less liquid than those in their benchmarks.

Management Risk
We cannot guarantee that a Fund will meet its investment objective. We do not guarantee the performance of a Fund, nor can we assure you that the market value of your investment will not decline. We will not "make good" on any investment loss you may suffer, nor does anyone we contract with to provide services promise to make good on any such losses.

Market Risk
The market price of securities owned by a Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value or become illiquid due to factors affecting securities markets generally or particular industries represented in the securities markets, such as labor shortages or increased production costs and competitive conditions within an industry. A security may decline in value or become illiquid due to general market conditions which are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally. During a general downturn in the securities markets, multiple asset classes may decline in value or become illiquid simultaneously. Equity securities generally have greater price volatility than debt securities.

Market Disruption and Geopolitical Risk
A Fund is subject to the risk that geopolitical and other events may disrupt securities markets and adversely affect global economies and markets generally. The wars in Iraq and Afghanistan have had a substantial effect on economies and securities markets in the U.S. and worldwide. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events cannot be ruled out. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as the earthquake and tsunami in Japan in early 2011, and systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008, if repeated, would be highly disruptive to economies and markets. Those events, as well as other changes in foreign and domestic economic and political conditions, also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund's investments. At such times, a Fund's exposure to the risks described elsewhere in this section, including stock market risk and credit risk, can increase. Also, the value of a Fund's investments may be adversely affected by acts of terrorism and other changes in foreign and domestic economic and political conditions. In addition, market disruptions might make it difficult for the underlying funds to stay fully invested in the relevant asset class, such as domestic equities, foreign equities, or implement their investment programs for a period of time. For example, a disruption may cause the underlying funds' derivative counterparties to discontinue offering derivatives on certain underlying securities, reference rates, or indices or to offer such products on a more limited basis.

Mortgage- and Asset-Backed Securities Risk
 Mortgage- and asset-backed securities represent interests in "pools" of mortgages or other assets, including consumer loans or receivables held in trust. In addition, mortgage dollar rolls are transactions in which a Fund sells mortgage-backed securities to a dealer and simultaneously agrees to purchase similar securities in the future at a predetermined price. Mortgage- and asset-backed securities, including mortgage dollar roll transactions, are subject to certain additional risks. Rising interest rates tend to extend the duration of these securities, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, these securities may exhibit additional volatility. This is known as extension risk. In addition, these securities are subject to prepayment risk, which is the risk that when interest rates decline or are low but are expected to rise, borrowers may pay off their debts sooner than expected. This can reduce the returns of a Fund because the Fund will have to reinvest such prepaid funds at the lower prevailing interest rates. This is also known as contraction risk. These securities also are subject to risk of default on the underlying mortgage or assets, particularly during periods of economic downturn.

Regulatory Risk
Changes in government regulations may adversely affect the value of a security. An insufficiently regulated industry or market might also permit inappropriate practices that adversely affect an investment.

Smaller Company Securities Risk
Securities of companies with smaller market capitalizations tend to be more volatile and less liquid than larger company stocks. Smaller companies may have no or relatively short operating histories, or be newly public companies. Some of these companies have aggressive capital structures, including high debt levels, or are involved in rapidly growing or changing industries and/or new technologies, which pose additional risks.

Underlying Funds Risk
 The risks associated with the Trust include the risks related to each underlying fund in which it invests. We seek to reduce the risk of your investment by diversifying among underlying funds that invest in stocks and bonds. You still have the risks of investing in various asset classes, such as market risks relating to stocks and, in some cases, bonds, as well as the risks of investing in a particular underlying fund, such as risks relating to the particular investment management style and that the underlying fund may underperform other similarly managed funds. To the extent that an underlying fund actively trades its securities, it will experience a higher-than-average portfolio turnover ratio and increased trading expenses, and may generate higher short-term capital gains. Investment in the Trust results in your incurring greater expenses than if you were to invest directly in the underlying funds in which the Trust invests. There can be no assurance that any mutual fund, including an underlying fund, will achieve its investment objective.

Value Style Investment Risk
Value stocks can perform differently from the market as a whole and from other types of stocks. Value stocks may be purchased based upon the belief that a given security may be out of favor. Value investing seeks to identify stocks that have depressed valuations, based upon a number of factors which are thought to be temporary in nature, and to sell them at superior profits when their prices rise in response to resolution of the issues which caused the valuation of the stock to be depressed. While certain value stocks may increase in value more quickly during periods of anticipated economic upturn, they may also lose value more quickly in periods of anticipated economic downturn. Furthermore, there is the risk that the factors which caused the depressed valuations are longer term or even permanent in nature, and that there will not be any rise in valuation. Finally, there is the increased risk in such situations that such companies may not have sufficient resources to continue as ongoing businesses, which would result in the stock of such companies potentially becoming worthless.

The Trust normally does not take temporary defensive positions. To the extent the Trust takes temporary defensive positions, the Trust may not achieve its investment objective.

DISCLOSURE OF PORTFOLIO HOLDINGS

A description of the Trust's policies and procedures with respect to the disclosure of its portfolio holdings is available in the Trust's Statement of Additional Information in the section entitled "Policies and Procedures for Disclosure of Portfolio Holdings."

ITEM 10. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

MANAGEMENT

The Trustees of the Trust are responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Trustees may determine, the investment advisor furnishes a continuing investment program for the Trust and makes investment decisions on its behalf.

THE TRUST'S INVESTMENT ADVISOR

GMO is the investment advisor to the Trust. GMO is located at 40 Rowes Wharf, Boston, Massachusetts 02110. GMO is a private company founded in 1977. As of November 30, 2011, GMO managed on a worldwide basis more than $98 billion of assets for investors such as pension plans, endowments, foundations and the funds of the GMO Trust.

As investment advisor, GMO manages the Trust's investments in the underlying funds on a day-to-day basis. GMO also currently serves as the investment advisor to each of the underlying funds. The Trust does not pay a fee to GMO for its advisory services. However, the Trust bears indirectly the expenses of the underlying funds, including a share of management and other fees paid to GMO.

For a discussion regarding the considerations of the Trust's Board of Trustees in approving the Trust's advisory arrangement, please see the Trust's Annual Report for the fiscal year ended September 30, 2011.

THE TRUST'S PORTFOLIO MANAGER

Day-to-day management of the Trust is the responsibility of GMO's Asset Allocation Division (the "Division"). The Division's members work collaboratively to manage the Trust's portfolio, and no one person is primarily responsible for day-to-day management of the Trust.

Ben Inker, the senior member of the Division, allocates the responsibility for portions of the Trust's portfolio to various members of the Division, oversees the implementation of the trades on behalf of the Trust, reviews the overall composition of the portfolio, including compliance with stated investment objectives and strategies, and monitors cash flows.

Mr. Inker has served as a senior member of the Division responsible for coordinating the portfolio management of the Trust since the Trust's inception. Mr. Inker is the Director of GMO's Asset Allocation Division. He has been responsible for overseeing the portfolio management of asset allocation portfolios since 1996.

The Trust's SAI contains other information about how GMO determines the compensation of Mr. Inker, other accounts he manages, and his ownership of Trust shares.

ITEMS 11 and 12. SHAREHOLDER INFORMATION AND DISTRIBUTION ARRANGEMENTS

PRICING FUND SHARES

CALCULATING THE TRUST'S SHARE PRICE

The value of one share of the Trust, also known as the net asset value (NAV), is calculated by adding up the Trust's total assets, subtracting all liabilities, and then dividing the result by the total number of shares outstanding. The Trust's NAV is normally calculated using the value of the Trust's assets as of 4:00 p.m. ET on each day the New York Stock Exchange (NYSE) is open for regular trading. The Trust reserves the right to adjust the time it calculates its NAV if the NYSE closes earlier than 4:00 p.m. ET or under other unusual circumstances.

The price per share that you pay when you purchase shares of the Trust, or the amount per share that you receive when you sell shares of the Trust, is based on the next NAV calculated after the purchase or sale order is received and all required information is provided.

VALUING THE TRUST'S INVESTMENTS

The Trust must determine the value of the securities in its portfolio in order to calculate its NAV. Since the Trust generally invests a substantial portion of its assets in the underlying funds, the value of its portfolio is based on the NAV of the shares of the underlying funds in which it invests. For information regarding the pricing policies of the underlying funds, including the circumstances under which the underlying funds will use fair value pricing and the effects of fair value pricing, please refer to the prospectuses or private placement memoranda of the underlying funds.

The Trust generally values portfolio securities by using current market prices. Money market securities and short-term debt securities that mature in 60 days from acquisition date or less are valued at amortized cost.

The Trust does not anticipate that it will fair value its securities often. However, if the Trust were to hold investments in certain types of government securities and short-term paper as described in the section entitled "PRINCIPAL INVESTMENT STRATEGIES," the following would apply:

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Valuing securities at a "fair value." If a market price for a security is not readily available or is deemed unreliable, the Trust uses a "fair value" for the security as determined under policies established and reviewed periodically by its Board of Trustees. Although intended to approximate the actual value at which securities could be sold in the market, the fair value of one or more of the securities in the Trust's portfolio could be different from the actual value at which those securities could be sold in the market. For example, the Trust will generally value debt securities that mature in more than 60 days from acquisition date for which market prices are unavailable by using matrix pricing or other methods, provided by an independent pricing service or other service, that typically take into consideration such factors as the prices of securities with similar characteristics, such as yields, maturities, liquidity and ratings.

HOW TO BUY AND REDEEM THE TRUST'S SHARES

Wells Fargo Advantage Asset Allocation Fund ("Asset Allocation Fund") is currently the Trust's sole shareholder, although one or more additional investors may invest in the Trust in the future. There are no restrictions on trading by Asset Allocation Fund in shares of the Trust. The Trust issues its shares of beneficial interest solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Shareholders pay no sales charges to purchase shares of the Trust. There is no minimum initial and no minimum subsequent investment amount for purchases of shares of the Trust.

Complete the account application and deliver to:

Regular Mail:
 Wells Fargo Advantage Funds
 P.O. Box 8266
 Boston, MA 02266-8266

Overnight Only
 Wells Fargo Advantage Funds
 c/o Boston Financial Data Services
 30 Dan Road
 Canton, MA 02021-2809

Shares become entitled to income distributions declared on the first business day following receipt by the Trust's transfer agent of payment for the shares. The Trust or your investment dealer must receive your purchase order no later than the close of regular business (normally 4:00 p.m. Eastern time) in order for your purchase to be effected at that day's net asset value. The Trust reserves the right to adjust the closing time to coincide with an earlier closing of the market or due to other unusual circumstances.

All authorized redemption requests made before the Trust's closing time (usually 4:00 p.m. Eastern time on market trading days) will be processed at that day's closing price. Requests made after the Trust's closing time will be processed using the next net asset value calculated.

Deliver redemption requests to:

Regular Mail:
 Wells Fargo Advantage Funds
 P.O. Box 8266
 Boston, MA 02266-8266

Overnight Only
 Wells Fargo Advantage Funds
 c/o Boston Financial Data Services
 30 Dan Road
 Canton, MA 02021-2809

Asset Allocation Fund is currently the Trust's sole shareholder, although one or more additional investors may invest in the Trust in the future. There are no restrictions on trading by Asset Allocation Fund in shares of the Trust.

This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

DISTRIBUTIONS AND TAXES

The Trust is currently a separate corporation for federal income tax purposes that has elected to be treated and intends to qualify each year as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Trust might elect in the future to be a disregarded entity for federal and state tax purposes. If such an election is made, the Asset Allocation Fund, rather than the Trust, will be treated as owning the shares of the underlying funds directly for tax purposes and therefore the discussion in this tax section will be applicable to the Asset Allocation Fund and not to the Trust. See the "Special Consideration for Shareholders of Asset Allocation Fund" section in the Statement of Additional Information of the Asset Allocation Fund for further discussion. The Trust would only elect to be a disregarded entity for federal and state tax purposes if, at the time of such election, Asset Allocation Fund were the sole shareholder in the Trust. The balance of this discussion relates to the Trust's current treatment as a RIC, and thus shareholders of Asset Allocation Fund should refer to the prospectus and SAI of Asset Allocation Fund for a summary of the current tax consequences to them of investing in that Fund.

The Trust will distribute two types of taxable income to shareholders:

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Dividends. Generally, a RIC qualifying under Subchapter M of the Code that is a shareholder of the Trust (a "RIC shareholder") will be treated in the same manner as Trust shareholders who are natural persons. The RIC shareholder will have ordinary income from the receipt of dividends from the underlying funds' investment income and short-term capital gains. If the Trust receives dividends from an underlying fund that qualifies as a RIC, and the underlying fund reports such dividends as "qualified dividend income," then the Trust may report a portion of its distributions as "qualified dividend income" as well, provided the Trust meets the holding period and other requirements with respect to shares of the underlying fund. The RIC shareholders then may, in turn, treat a portion of their distributions as "qualified dividend income," provided the RIC shareholders similarly meet the holding period and other requirements with respect to their shares of the Trust. Under the Code, for taxable years beginning before January 1, 2013, "qualified dividend income" is taxed to individuals at rates applicable to long-term capital gains (which have been temporarily reduced in the case of individuals to no higher than 15%).

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Capital Gains. When an underlying fund or the Trust sells a security it owns for a gain, the result is a capital gain. The Trust generally distributes capital gains, if any, at least once a year, near the end of calendar year. Gains on securities held longer than 12 months and capital gain income from the receipt of capital gain dividends from underlying funds are considered long-term capital gains when they are reported as such and distributed to shareholders. For federal income tax purposes, RIC shareholders must include such capital gain dividends when calculating their net long-term capital gains. RIC shareholders can report and distribute such net long-term capital gains as capital gain dividends, taxable to their shareholders at rates applicable to long-term capital gains, which for individuals have been temporarily reduced to no higher than 15% for taxable years beginning before January 1, 2013.

The Trust's investment in underlying funds could affect the amount, timing and/or character of distributions. Because the Trust generally will invest substantially all of its assets in shares of underlying funds, most of which are treated as RICs, its distributable income and gains will normally consist entirely of distributions from underlying funds (or in the case of underlying funds that are partnerships, allocations from the underlying funds without regard to whether the underlying funds have distributed any amounts to the Trust in respect of such income and gains) and gains and losses on the disposition of shares of underlying funds. To the extent that an underlying fund that is a RIC realizes net losses on its investment for a given taxable year, the Trust will not be able to benefit from those losses until (i) the underlying fund realizes gains that can be reduced by those losses or (ii) the Trust recognizes its share of those losses (so as to offset distributions of net income or capital gains from other underlying funds) when it disposes of shares of the underlying fund. Moreover, even when the Trust does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for federal income tax purposes as a short-term capital loss or an ordinary deduction. In particular, the Trust will not be able to offset any capital losses from its dispositions of underlying fund shares against its ordinary income (including distributions of any net short-term capital gains realized by an underlying fund).

In addition, in certain circumstances, the "wash sale" rules under Section 1091 of the Code may apply to the Trust's sales of underlying fund shares that have generated losses. A wash sale occurs if shares of an underlying fund are sold by the Trust at a loss and the Trust acquires additional shares of that same underlying fund 30 days before or after the date of the sale. The wash-sale rules generally will defer losses in the Trust's hands on sales of underlying fund shares (to the extent such sales are wash sales) until the replacement shares are ultimately disposed of at a future date. However, under certain circumstances those losses could be deferred for extended (and, in certain cases, potentially indefinite) periods of time (e.g., in the event the subsequent sale of the replacement shares is also a wash sale).

As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that the Trust will be required to distribute to its shareholders may be greater than such amounts would have been had the Trust invested directly in the securities held by the underlying funds, rather than investing in shares of the underlying funds. For similar reasons, the character of distributions from the Trust (e.g., long-term capital gain, eligibility for dividends-received deduction, or as qualified dividend income, etc.) will not necessarily be the same as it would have been had the Trust invested directly in the securities held by the underlying funds.

Gains Shareholders Realize Upon Redemption of Shares
 Because the Trust is currently wholly owned by Asset Allocation Fund and the Trust is not a "publicly offered" RIC as defined in the Code, Asset Allocation Fund's redemption of the Trust's shares generally will cause Asset Allocation Fund to be treated as receiving a dividend, to the extent of the Trust's net earnings and profits, taxable on the full amount of the distribution instead of recovering basis and recognizing a capital gain or loss on Asset Allocation Fund's shares of the Trust (unless Asset Allocation Fund redeems 100% of its shares in the Trust). Such dividend characterization may accelerate the timing and affect the character and amount of distributions to shareholders of Asset Allocation Fund.

Dividend and Capital Gain Reinvestment
 All dividend and capital gain payments received by the Trust from the underlying funds will be reinvested to buy additional shares.
No sales loads, including deferred loads, are applied to purchases of the Trust's shares.

DESCRIPTION OF UNDERLYING FUNDS

The following is a brief summary of each of the underlying funds in which the Trust may directly or indirectly invest. The summaries are based solely on information provided in the prospectus or private placement memorandum of each underlying fund, as filed with the Securities and Exchange Commission and amended from time to time. These summaries are qualified in their entirety by reference to the prospectus or private placement memorandum and SAI of each underlying fund.

GMO may change the investment policies and/or programs of the underlying funds at any time without notice to shareholders of the Trust. Each of the underlying funds is subject to some or all of the risks detailed at the front of this Private Placement Memorandum under "Principal Risks of Investing in the Trust." For a more detailed explanation of each underlying fund's principal investments, investment methodology and risks, see "Underlying Funds" in the Trust's Statement of Additional Information.

GMO U.S. Equity Funds

The GMO U.S. Equity Funds (other than GMO Quality Fund) normally do not take temporary defensive positions. GMO Quality Fund reserves the right to make tactical allocations of up to 20% of its net assets to investments in cash and high quality debt investments. To the extent a Fund takes a temporary defensive position, or otherwise holds cash, cash equivalents, or high quality debt investments on a temporary basis, the Fund may not achieve its investment objective.

Fund Name and Benchmark	Investment Goal/Strategy
GMO Quality Fund S&P 500 Index

Seeks total return. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes to be of high quality. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In assessing a company's quality, the Manager may consider several factors, including in particular, high return on equity, low debt to equity and the Manager's assessment of the company relative to its competitors. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, market capitalization, and exposure to groups such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investmentexposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund may hold shares in fewer than 100 companies. The Fund may make tactical allocations of up to 20% of its net assets to investments in cash and high quality debt instruments. The Fund is permitted to invest directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of companies tied economically to any country in the world, including emerging countries. The term "equity securities" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goal/Strategy
GMO Real Estate Fund MSCI U.S. REIT Index

Seeks high total return. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes will provide a higher return than the MSCI U.S. REIT Index. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, industry and sector exposure, and market capitalization. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchangetraded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund has a fundamental policy to concentrate its investments in real estate-related investments. Under normal circumstances, the Fund invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in real estate investment trusts ("REITs") and other real estate-related investments (see "Name Policies"). REITs are managed vehicles that invest in real estate or real estate-related investments (both equity and fixed income securities). For purposes of this Prospectus, the term "real estate-related investments" includes securities of REITs and of companies that derive at least 50% of their revenues and profits from, or have at least 50% of their assets invested in, (i) the development, construction, management, or sale of real estate or (ii) real estate holdings. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goal/Strategy
GMO U.S. Core Equity Fund S&P 500 Index

Seeks high total return. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes will provide a higher return than the S&P 500 Index. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, industry and sector exposure, and market capitalization. The factors considered and investment methods used by the Manager can change over time. The Manager may invest in companies of any market capitalization.As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, and swap contracts. In addition, the Fund may lend its portfolio securities. Under normal circumstances, the Fund invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in equity investments tied economically to the U.S. (see "Name Policies"). The terms "equity securities" and "equity investments" refer to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goal/Strategy
GMO U.S. Flexible Equities Fund Russell 3000® Index

Seeks total return in excess of its benchmark, the Russell 3000 Index. The Manager pursues the Fund's investment objective by using investment strategies designed to complement broader asset allocation strategies being implemented by the Manager in other Asset Allocation Funds or accounts. Accordingly, the Fund is not a standalone investment. The Manager uses multi-year forecasts of relative value and risk to determine the Fund's strategic direction. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in equity investments tied economically to the U.S. (the "Name Policy") (see "Name Policy" below for more information). In addition, the Fund may invest up to 20% of its net assets in any type of securities, including non-U.S. securities. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, exchange-traded equity REITs, and equity income trusts. For purposes of this Private Placement Memorandum, an investment is "tied economically" to the U.S. if: (i) it is an investment in an issuer that is organized under the laws of the U.S. or in an issuer that maintains its principal place of business in the U.S.; (ii) it is traded principally in the U.S.; or (iii) it is an investment in an issuer that derived at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in the U.S., or has at least 50% of its assets in the U.S. The Fund is permitted to make equity investments of all types, including investments in growth or value style equities or other groups of equities identified by the investment manager as attractive investments, and equity investments in companies of any market capitalization. In addition, the Fund is not limited in how much it may invest in any segment of the U.S. market or in the types of equity investments it may pursue, and may often invest all its assets in a limited number of equity investments of companies in a single U.S. market segment and/or capitalization range. The Fund could experience material losses from a single investment. As of the date of this Private Placement Memorandum, the Manager expects to invest substantially all of the Fund's assets in equities that the Manager believes to be of high quality. In assessing a company's quality, the Manager may consider several factors, including in particular, high return on equity, low debt to equity and the Manager's assessment of the company relative to its competitors. As a substitute for direct investments in equities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) to effect transactions intended as substitutes for securities lending. Derivatives used may include options, futures, swap contracts and reverse repurchase agreements. The Fund also may make short sales of securities, including short sales of securities the Fund does not own. In addition, the Fund may lend its portfolio securities. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund ("U.S. Treasury Fund"), another series of GMO Trust described in a separate prospectus (see "Investment in Other GMO Funds" below for a more detailed description of U.S. Treasury Fund's investment objectives and strategies) and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goal/Strategy
GMO U.S. Growth Fund Russell 1000® Growth Index

Seeks long-term capital growth. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes will provide a higher return than the Russell 1000 Growth Index. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, industry and sector exposure, and market capitalization. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in investments tied economically to the U.S. (see "Name Policies"). The term "equity securities" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goal/Strategy
GMO U.S. Intrinsic Value Fund Russell 1000® Value Index

Seeks long-term capital growth. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes will provide a higher return than the Russell 1000 Value Index. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, industry and sector exposure, and market capitalization. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in investments tied economically to the U.S. (see "Name Policies"). The term "equity securities" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goal/Strategy
GMO U.S. Small/Mid Cap Fund Russell 2500® Index

Seeks long-term capital growth. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes will provide a higher return than the Russell 2500 Index. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or totheir own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, industry and sector exposure, and market capitalization. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of U.S. companies that issue stocks included in the Russell 2500 Index, a U.S. stock index, and in companies with similar market capitalizations ("small- and mid-cap companies"). Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in investments in small- and mid-cap companies tied economically to the U.S. (see "Name Policies"). As of May 31, 2012, the market capitalization of companies that issue stocks included in the Russell 2500 Index ranged from approximately $7.7 million to $12.9 billion, with an average market capitalization of approximately $2.9 billion and a median market capitalization of approximately $2.5 billion. The term "equity securities" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

GMO Fixed Income Funds

The GMO Fixed Income Funds (other than GMO Domestic Bond Fund, GMO Short-Duration Investment Fund, GMO Short-Duration Collateral Fund, GMO Short-Duration Collateral Share Fund, and GMO U.S. Treasury Fund), if deemed prudent by the Manager, will take temporary defensive measures until the Manager has determined that normal conditions have returned or that it is otherwise prudent to resume investing in accordance with a Fund's normal investment strategies. Many of the GMO Fixed Income Funds have previously taken temporary defensive positions and have availed themselves of the right to honor redemption requests in-kind. To the extent a Fund takes temporary defensive positions, it may not achieve its investment objective. With respect to the GMO Fixed Income Funds' investments, the term "investment grade" refers to a rating of Baa3/P-2 or better given by Moody's Investors Service, Inc. ("Moody's") or BBB-/A-2 or better given by Standard & Poor's Rating Services ("S&P") to a particular fixed income security/commercial paper, and the term "below investment grade" refers to any rating below Baa3/P-2 given by Moody's or below BBB-/A-2 given by S&P to a particular fixed income security/commercial paper. Fixed income securities rated below investment grade are also known as high yield or "junk" bonds. In addition, investment-grade securities/commercial paper that are given a rating of Aa/P-1 or better by Moody's or AA/A-1 or better by S&P are referred to as "high quality." Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody's and/or S&P, but also unrated securities that the Manager determines have credit qualities comparable to securities rated by Moody's or S&P as investment grade, below investment grade, or high quality, as applicable.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Asset Allocation Bond Fund Citigroup 3 Month Treasury Bill Index

Seeks total return in excess of that of its benchmark. The Manager pursues investment strategies for the Fund that are intended to complement the strategies being pursued by the Manager in Asset Allocation Funds or accounts. Accordingly, the Fund is not a standalone investment and the Fund's investment returns may be more volatile than a standalone investment vehicle. The Manager uses multi-year forecasts of returns and risk to determine the Fund's strategic direction. Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds (see "Name Policies"). The term "bond" includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). The Fund is permitted to invest in bonds of any kind (e.g., bonds of any maturity, duration, or credit quality). The Fund may invest in any sector of the bond market and is not required to maintain a minimum or maximum allocation of investments in any one sector. The sectors and types of bonds in which the Fund may invest include, but are not limited to: investment grade bonds denominated in various currencies, including bonds issued by the U.S. and non-U.S. governments and their agencies or instrumentalities (whether or not guaranteed or insured by those governments), corporations and municipalities (taxable and tax-exempt); below investment grade bonds (commonly referred to as "junk bonds"); inflation indexed bonds issued by the U.S. government (including Inflation-Protected Securities issued by the U.S. Treasury (TIPS)) and non-U.S. governments and their agencies or instrumentalities (whether or not guaranteed or insured by those governments) and inflation indexed bonds issued by corporations; sovereign debt of emerging countries and other bonds issued in emerging countries (including junk bonds); and asset-backed securities, including mortgage related and mortgage-backed securities. The Fund also may invest in exchange-traded and over-the-counter ("OTC") derivatives, including futures contracts, currency options, currency forwards, reverse repurchase agreements, swap contracts (including credit default swaps), interest rate options, swaps on interest rates and other types of derivatives. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own. The Fund may gain exposure to the investments described above by investing in shares of other GMO Funds, including GMO High Quality Short-Duration Bond Fund (to seek a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments) and GMO Debt Opportunities Fund (to gain exposure to global credit markets). For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds. The Fund may invest up to 100% of its assets in junk bonds. The Manager does not seek to maintain a specified interest rate duration for the Fund, and the Fund's interest rate duration will change depending on the Fund's investments and the Manager's assessment of different sectors of the bond market.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Asset Allocation International Bond Fund J.P. Morgan Non-U.S. Government Bond Index

Seeks total return in excess of that of its benchmark. The Manager pursues investment strategies for the Fund that are intended to complement the strategies being pursued by the Manager in Asset Allocation Funds or accounts. Accordingly, the Fund is not a standalone investment and the Fund's investment returns may be more volatile than a standalone investment vehicle. The Manager uses multi-year forecasts of returns and risk to determine the Fund's strategic direction. Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds (see "Name Policies"). The term "bond" includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). The Fund is permitted to invest in bonds of any kind (e.g., bonds of any maturity, duration, or credit quality). While the Fund principally invests in non-U.S. bonds, it may invest in any sector of the bond market and is not required to maintain a minimum or maximum allocation of investments in any one sector. The sectors and types of bonds in which the Fund may invest include, but are not limited to: non-U.S. government securities and other investment grade bonds denominated in various currencies, including bonds issued by the U.S. government, and their agencies or instrumentalities (whether or not guaranteed or insured by those governments), corporations and municipalities (taxable and tax-exempt); below investment grade bonds (commonly referred to as "junk bonds"); inflation indexed bonds issued by non-U.S. governments and the U.S. government (including Inflation-Protected Securities issued by the U.S. Treasury (TIPS)) and their agencies or instrumentalities (whether or not guaranteed or insured by those governments) and inflation indexed bonds issued by corporations; sovereign debt of emerging countries and other bonds issued in emerging countries (including junk bonds); and asset-backed securities, including mortgage related and mortgage-backed securities. The Fund also may invest in exchange-traded and over-the-counter ("OTC") derivatives, including futures contracts, currency options, currency forwards, reverse repurchase agreements, swap contracts (including credit default swaps), interest rate options, swaps on interest rates and other types of derivatives. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own. The Fund may gain exposure to the investments described above by investing in shares of other GMO Funds, including GMO High Quality Short-Duration Bond Fund (to seek a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments) and GMO Debt Opportunities Fund (to gain exposure to global credit markets). For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds. The Fund may invest up to 100% of its assets in junk bonds. The Manager does not seek to maintain a specified interest rate duration for the Fund, and the Fund's interest rate duration will change depending on the Fund's investments and the Manager's assessment of different sectors of the bond market.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Core Plus Bond Fund Barclays U.S. Aggregate Index

Seeks total return in excess of that of its benchmark. The Fund's investment program has two principal components. One component seeks to replicate the Fund's benchmark. The second component seeks to add value relative to the Fund's benchmark by taking positions that are generally unrelated to its benchmark. These positions primarily include global interest rate and currency derivatives and indirect (through other GMO Funds) and direct credit investments in asset-backed, government and emerging country debt markets, and can cause the Fund's performance to differ significantly from that of its benchmark. In deciding what positions to take in global interest rate and currency markets and the size of those positions, the Manager considers fundamental factors (e.g., inflation and current account positions) as well as price-based factors (e.g., interest and exchange rates). The Manager assesses the relative values across global interest rate and currency markets and the merits of overweighting or underweighting particular positions. The Manager also may consider the relative attractiveness of yield curve and duration positions in these markets. In making investment decisions regarding credit investments, the Manager uses fundamental investment techniques to assess the expected performance of each investment relative to the Fund's benchmark. In pursuing its investment program, the Fund may have positions in: derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps and other swap contracts (to generate a return comparable to the Fund's benchmark and to pursue risk and return in global interest rate, currency, and credit markets); bonds denominated in various currencies, including non-U.S. and U.S. government bonds, asset-backed securities issued by non-U.S. governments and U.S. government agencies (whether or not guaranteed or insured by those governments), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; shares of GMO Short-Duration Collateral Fund ("SDCF") (to provide exposure to asset-backed securities); shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to provide exposure to the global interest rate, currency, and credit (including, asset-backed) markets); shares of GMO Emerging Country Debt Fund ("ECDF") (to provide exposure to emerging country debt securities); shares of GMO U.S. Treasury Fund and unaffiliated money market funds (for cash management purposes); shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments); and shares of GMO Debt Opportunities Fund (to provide exposure to global credit (particularly, asset-backed) markets). As a result primarily of its investment in shares of SDCF, Overlay Fund and ECDF, the Fund has and is expected to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade. The Manager normally seeks to maintain the Fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 5.1 years as of 05/31/12). For an additional discussion of duration, see "Additional Information About the Funds' Investment Strategies, Risks, and Expenses – Fixed Income Funds – Duration." Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds (see "Name Policies"). The term "bond" includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Currency Hedged International Bond Fund J.P. Morgan Non-U.S. Government Bond Index (Hedged) (ex-Japan)

Seeks total return in excess of that of its benchmark. The Fund's investment program has two principal components. One component seeks to replicate the Fund's benchmark. The second component seeks to add value relative to the Fund's benchmark by taking positions that may be unrelated to its benchmark. These positions primarily include global interest rate and currency derivatives and indirect (through other GMO Funds) and direct credit investments in asset-backed, government and emerging country debt markets, and can cause the Fund's performance to differ significantly from that of its benchmark. The Fund will typically have substantial direct and indirect investment exposure to the countries (e.g., United Kingdom) and regions (e.g., Eurozone) that represent a significant portion of the Fund's benchmark. In deciding what positions to take in global interest rate and currency markets and the size of those positions, the Manager considers fundamental factors (e.g., inflation and current account positions) as well as price-based factors (e.g., interest and exchange rates). The Manager assesses the relative values across global interest rate and currency markets and the merits of overweighting or underweighting particular positions. The Manager also may consider the relative attractiveness of yield curve and duration positions in these markets. In making investment decisions regarding credit investments, the Manager uses fundamental investment techniques to assess the expected performance of each investment relative to the Fund's benchmark. In pursuing its investment program, the Fund may have positions in: derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps and other swap contracts (to generate a return comparable to the Fund's benchmark and to pursue risk and return in global interest rate, currency, and credit markets); bonds denominated in various currencies, including non-U.S. and U.S. government bonds, asset-backed securities issued by non-U.S. governments and U.S. government agencies (whether or not guaranteed or insured by those governments), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; shares of GMO Short-Duration Collateral Fund ("SDCF") (to provide exposure to asset-backed securities); shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to provide exposure to the global interest rate, currency, and credit (including, asset-backed) markets); shares of GMO Emerging Country Debt Fund ("ECDF") (to provide exposure to emerging country debt securities); shares of GMO U.S. Treasury Fund and unaffiliated money market funds (for cash management purposes); shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments); and shares of GMO Debt Opportunities Fund (to provide exposure to global credit (particularly, asset-backed) markets). The Fund generally attempts to hedge at least 75% of its net non-U.S. currency exposure into U.S. dollars. As a result primarily of its investment in shares of SDCF, Overlay Fund and ECDF, the Fund has and is expected to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade. The Manager normally seeks to maintain the Fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 7.1 years as of 05/31/12). For an additional discussion of duration, see "Additional Information About the Funds' Investment Strategies, Risks, and Expenses – Fixed Income Funds – Duration." Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds (see "Name Policies"). The term "bond" includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Debt Opportunities Fund N/A

The Fund's investment objective is positive total return. The Fund invests primarily in debt investments and is not restricted in its exposure to any type of debt investment, without regard to credit rating. The Fund may invest in debt investments issued by a wide range of private issuers and by federal, state, local, and non-U.S. governments (whether or not guaranteed or insured by those governments). The Fund may invest in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, the Fund may invest in corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. The Fund also may use other exchange-traded and over-the-counter ("OTC") derivatives. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund may have gross investment exposures in excess of its net assets (i.e., the Fund may be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own. The Fund's debt investments may include all types of interest rate, payment, and reset terms, including fixed rate, adjustable rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. The Fund may invest in securities of any credit quality and has no limit on how much it may invest in below investment grade securities (commonly referred to as "junk bonds"). As of the date of this Private Placement Memorandum, the Fund has invested substantially all of its assets in asset-backed securities, a substantial portion of which are below investment grade. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds. In selecting debt investments for the Fund's portfolio, the Manager emphasizes a "bottom-up" approach to examining and selecting investments and uses analytical techniques to identify inefficiencies in the pricing of investments and to identify those the Manager believes are undervalued. The Fund does not maintain a specified interest rate duration for its portfolio. Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in debt investments (the "Name Policy") (see "Name Policies" for more information).

Fund Name and Benchmark	Investment Goals/Strategy
GMO Domestic Bond Fund Barclays U.S. Government Index

Seeks total return in excess of that of its benchmark. The Fund is not pursuing an active investment program and is gradually liquidating its portfolio. The Fund principally holds shares of GMO Short-Duration Collateral Fund ("SDCF") (a Fund that primarily holds U.S. asset-backed securities). In addition, the Fund holds shares of GMO U.S. Treasury Fund, GMO Special Purpose Holding Fund and unaffiliated money market funds (for cash management purposes). The Fund has also invested in and may continue to hold U.S. bonds (including government bonds, corporate bonds and asset-backed securities). Because of the deterioration in credit markets that became acute in 2008, the Fund, including through its investment in SDCF, currently has and is expected to continue to have material exposure to below investment grade U.S. asset-backed securities (commonly referred to as "junk bonds"). The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund may have gross investment exposures in excess of its net assets (i.e., the Fund may be leveraged) and therefore is subject to heightened risk of loss. The Manager does not seek to maintain a specified interest rate duration for the Fund. Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds tied economically to the U.S. (see "Name Policies"). The term "bond" includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward or option). Since October 2008, SDCF has declared and paid distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. SDCF currently intends to continue this practice. A substantial portion of any such distributions could constitute a return of capital to SDCF shareholders, including the Fund, for tax purposes. Moreover, the Fund itself has, and intends to continue, a similar practice: it declares and pays distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. Therefore, a substantial portion of any distributions by the Fund could constitute a return of capital to shareholders of the Fund for tax purposes. See "Distributions and Taxes" below for more information on the tax implications of such distributions.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Emerging Country Debt Fund J.P. Morgan Emerging Markets Bond Index Global (EMBIG)

Seeks total return in excess of that of its benchmark. The Fund invests primarily in external sovereign and quasi-sovereign debt instruments of emerging countries. External debt is debt issued abroad with respect to the issuing country, usually denominated in the currency of the market in which it is issued (e.g., U.S. dollar, Euro, Japanese yen, Swiss franc and British pound sterling). Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in debt investments tied economically to emerging countries (see "Name Policies"). The term "emerging countries" means the world's less developed countries. In general, similar to the Fund's benchmark, the Fund considers "emerging countries" to be low- and middle-income countries, as well as countries that have defaulted on their obligations within the last 10 years. The Fund typically gains its investment exposure by purchasing debt instruments or by using derivatives, typically credit default swaps. The Fund maintains a substantial portion of its assets in below investment grade exposures, which exposures are associated with investments having high risk, speculative characteristics (commonly referred to as "junk"), either through direct holdings or indirectly through derivatives. Generally, at least 75% of the Fund's assets are denominated in, or hedged into, U.S. dollars. The Fund's performance is likely to be more volatile than that of its benchmark. The Manager emphasizes a bottom-up approach to select sovereign and quasi-sovereign debt instruments, using analytical techniques that seek to uncover the most undervalued instrument(s) issued by a particular sovereign or quasi-sovereign entity. The Manager also considers its outlook for a country in making investment decisions and typically uses portfolio cash flows to rebalance the Fund's portfolio. In pursuing its investment objective, the Fund typically uses exchange-traded and over-the-counter ("OTC") derivatives, including options, swap contracts (in addition to credit default swaps), currency forwards (including currency forwards on currencies of the developed markets), reverse repurchase agreements and futures. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own. The Fund also has direct and indirect holdings in U.S. asset-backed securities. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds. The Manager normally seeks to maintain the Fund's interest rate duration to that of its benchmark (approximately 7.1 years as of 05/31/12). For an additional discussion of duration, see "Additional Information About the Funds' Investment Strategies, Risks, and Expenses – Fixed Income Funds – Duration."

Fund Name and Benchmark	Investment Goals/Strategy
GMO Global Bond Fund J.P. Morgan Global Government Bond Index

Seeks total return in excess of that of its benchmark. The Fund's investment program has two principal components. One component seeks to replicate the Fund's benchmark. The second component seeks to add value relative to the Fund's benchmark by taking positions that may be unrelated to its benchmark. These positions primarily include global interest rate and currency derivatives and indirect (through other GMO Funds) and direct credit investments in asset-backed, government and emerging country debt markets, and can cause the Fund's performance to differ significantly from that of its benchmark. The Fund will typically have substantial direct and indirect investment exposure to the countries (e.g., Japan) and regions (e.g., Eurozone) that represent a significant portion of the Fund's benchmark. In deciding what positions to take in global interest rate and currency markets and the size of those positions, the Manager considers fundamental factors (e.g., inflation and current account positions) as well as price-based factors (e.g., interest and exchange rates). The Manager assesses the relative values across global interest rate and currency markets and the merits of overweighting or underweighting particular positions. The Manager also may consider the relative attractiveness of yield curve and duration positions in these markets. In making investment decisions regarding credit investments, the Manager uses fundamental investment techniques to assess the expected performance of each investment relative to the Fund's benchmark. In pursuing its investment program, the Fund may have positions in: derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps and other swap contracts (to generate a return comparable to the Fund's benchmark and to pursue risk and return in global interest rate, currency, and credit markets); non-U.S. bonds and other bonds denominated in various currencies, including non-U.S. and U.S. government bonds, asset-backed securities issued by non-U.S. governments and U.S. government agencies (whether or not guaranteed or insured by those governments), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; shares of GMO Short-Duration Collateral Fund ("SDCF") (to provide exposure to asset-backed securities); shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to provide exposure to the global interest rate, currency, and credit (including, asset-backed) markets); shares of GMO Emerging Country Debt Fund ("ECDF") (to provide exposure to emerging country debt securities); shares of GMO U.S. Treasury Fund and unaffiliated money market funds (for cash management purposes); shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments); and shares of GMO Debt Opportunities Fund (to provide exposure to global credit (particularly, asset-backed) markets). As a result primarily of its investment in shares of SDCF, Overlay Fund and ECDF, the Fund has and is expected to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade. The Manager normally seeks to maintain the Fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 6.9 years as of 05/31/12). For an additional discussion of duration, see "Additional Information About the Funds' Investment Strategies, Risks, and Expenses – Fixed Income Funds – Duration." Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds (see "Name Policies"). The term "bond" includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own.

Fund Name and Benchmark	Investment Goals/Strategy
GMO High Quality Short-Duration Bond Fund J.P. Morgan U.S. 3 Month Cash Index

The Fund's investment objective is total return in excess of that of its benchmark. The Fund seeks to add value relative to its benchmark to the extent consistent with the preservation of capital and liquidity. The Fund will invest primarily in high quality U.S. and non-U.S. fixed income securities. The Fund may invest in fixed income securities of any type, including asset-backed securities, corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. The Fund also may use other exchange-traded and over-the-counter ("OTC") derivatives. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own. The Fund's fixed income securities may include all types of interest rate, payment, and reset terms, including adjustable rate, fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features. While the Fund primarily invests in high quality bonds, it may invest in securities that are not high quality and may hold bonds and other fixed income securities whose ratings after they were acquired were reduced below high quality. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds. In selecting fixed income securities for the Fund's portfolio, the Manager focuses primarily on the securities' credit quality. The Manager uses fundamental investment techniques to identify the credit risk associated with investments in fixed income securities and bases its investment decisions on that assessment. The Manager will normally seek to maintain an estimated interest rate duration of 365 days or less for the Fund's portfolio (which may be substantially shorter than the Fund's dollar-weighted average portfolio maturity). The Manager estimates the Fund's dollar-weighted average interest rate duration by aggregating the durations of the Fund's direct and indirect individual holdings and weighting each holding based on its market value. Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in high quality bonds (the "Name Policy") (see "Name Policies" for more information).

Fund Name and Benchmark	Investment Goals/Strategy
GMO Inflation Indexed Plus Bond Fund Barclays U.S. Treasury Inflation Notes Index

Seeks total return in excess of that of its benchmark. The Fund's investment program has two principal components. One component seeks to replicate the Fund's benchmark. The second component seeks to add value relative to the Fund's benchmark by taking positions that are generally unrelated to its benchmark. These positions primarily include global interest rate and currency derivatives and indirect (through other GMO Funds) and direct credit investments in asset-backed, government and emerging country debt markets, and can cause the Fund's performance to differ significantly from that of its benchmark. In deciding what positions to take in global interest rate and currency markets and the size of those positions, the Manager considers fundamental factors (e.g., inflation and current account positions) as well as price-based factors (e.g., interest and exchange rates). The Manager assesses the relative values across global interest rate and currency markets and the merits of overweighting or underweighting particular positions. The Manager also may consider the relative attractiveness of yield curve and duration positions in these markets. In making investment decisions regarding credit investments, the Manager uses fundamental investment techniques to assess the expected performance of each investment relative to the Fund's benchmark. In pursuing its investment program, the Fund may have positions in: derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps and other swap contracts (to generate a return comparable to the Fund's benchmark and to pursue risk and return in inflation indexed bonds and/or global interest rate, currency, and credit markets); inflation indexed bonds issued by the U.S. government (including Inflation-Protected Securities issued by the U.S. Treasury ("TIPS")) and non-U.S. governments and their agencies or instrumentalities (whether or not guaranteed or insured by those governments) and inflation indexed bonds issued by corporations; non-inflation indexed (or nominal) fixed income securities issued by the U.S. and non-U.S. governments and their agencies or instrumentalities (whether or not guaranteed or insured by those governments) and by corporations (to gain direct exposure to such securities and/or for use as part of a synthetic position); shares of GMO Short-Duration Collateral Fund ("SDCF") (to provide exposure to asset-backed securities); shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to provide exposure to the global interest rate, currency, and credit (including, asset-backed) markets); shares of GMO Emerging Country Debt Fund ("ECDF") (to provide exposure to emerging country debt securities); shares of GMO U.S. Treasury Fund and unaffiliated money market funds (for cash management purposes); shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments); and shares of GMO Debt Opportunities Fund (to provide exposure to global credit (particularly, asset-backed) markets). As a result primarily of its investment in shares of SDCF, Overlay Fund and ECDF, the Fund has and is expected to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade. Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in inflation indexed bonds (see "Name Policies"). For purposes of this Prospectus, the term "inflation indexed bonds" includes instruments that are "linked" to general measures of inflation because their principal and/or interest components change with changes in a reported inflation index. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own.

Fund Name and Benchmark	Investment Goals/Strategy
GMO International Bond Fund J.P. Morgan Non-U.S. Government Bond Index

Seeks total return in excess of that of its benchmark. The Fund's investment program has two principal components. One component seeks to replicate the Fund's benchmark. The second component seeks to add value relative to the Fund's benchmark by taking positions that may be unrelated to its benchmark. These positions primarily include global interest rate and currency derivatives and indirect (through other GMO Funds) and direct credit investments in asset-backed, government and emerging country debt markets, and can cause the Fund's performance to differ significantly from that of its benchmark. The Fund will typically have substantial direct and indirect investment exposure to the countries (e.g., Japan) and regions (e.g., Eurozone) that represent a significant portion of the Fund's benchmark. In deciding what positions to take in global interest rate and currency markets and the size of those positions, the Manager considers fundamental factors (e.g., inflation and current account positions) as well as price-based factors (e.g., interest and exchange rates). The Manager assesses the relative values across global interest rate and currency markets and the merits of overweighting or underweighting particular positions. The Manager also may consider the relative attractiveness of yield curve and duration positions in these markets. In making investment decisions regarding credit investments, the Manager uses fundamental investment techniques to assess the expected performance of each investment relative to the Fund's benchmark. In pursuing its investment program, the Fund may have positions in: derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, credit default swaps and other swap contracts (to generate a return comparable to the Fund's benchmark and to pursue risk and return in global interest rate, currency, and credit markets); non-U.S. bonds and other bonds denominated in various currencies, including non-U.S. and U.S. government bonds, asset-backed securities issued by non-U.S. governments and U.S. government agencies (whether or not guaranteed or insured by those governments), corporate bonds, and mortgage-backed and other asset-backed securities issued by private issuers; shares of GMO Short-Duration Collateral Fund ("SDCF") (to provide exposure to asset-backed securities); shares of GMO World Opportunity Overlay Fund ("Overlay Fund") (to provide exposure to the global interest rate, currency, and credit (including, asset-backed) markets); shares of GMO Emerging Country Debt Fund ("ECDF") (to provide exposure to emerging country debt securities); shares of GMO U.S. Treasury Fund and unaffiliated money market funds (for cash management purposes); shares of GMO High Quality Short-Duration Bond Fund (to seek to generate a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments); and shares of GMO Debt Opportunities Fund (to provide exposure to global credit (particularly, asset-backed) markets). As a result primarily of its investment in shares of SDCF, Overlay Fund and ECDF, the Fund has and is expected to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade. The Manager normally seeks to maintain the Fund's estimated interest rate duration within +/- 2 years of the benchmark's duration (approximately 7.4 years as of 05/31/12). For an additional discussion of duration, see "Additional Information About the Funds' Investment Strategies, Risks, and Expenses – Fixed Income Funds – Duration." Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds (see "Name Policies"). The term "bond" includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Short-Duration Collateral Fund ("SDCF") J.P. Morgan U.S. 3 Month Cash Index

Seeks total return comparable to that of its benchmark. The Fund is not pursuing an active investment program and is gradually liquidating its portfolio. The Fund primarily holds asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds and bank loans made to corporations. In addition, the Fund holds government securities, corporate debt securities and money market instruments. For cash management purposes, the Fund may invest in unaffiliated money market funds. Because of the deterioration in credit markets that became acute in 2008, the Fund currently has and is expected to continue to have material exposure to below investment grade securities. The Manager does not seek to maintain a specified interest rate duration for the Fund. Since October 2008, the Fund has declared and paid distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. The Fund currently intends to continue this practice. A substantial portion of any such distributions could constitute a return of capital to shareholders for tax purposes. See "Distributions and Taxes" below for more information on the tax implications of such distributions.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Short-Duration Collateral Share Fund J.P. Morgan U.S. 3 Month Cash Index

Seeks total return comparable to that of its benchmark. The Fund invests substantially all of its assets in GMO Short-Duration Collateral Fund ("SDCF") (see discussion of SDCF). The Fund also may invest in GMO U.S. Treasury Fund, unaffiliated money market funds, cash and cash equivalents. SDCF is not currently pursuing its investment objective or an active investment program. SDCF primarily holds asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds and bank loans made to corporations. In addition, SDCF holds government securities, corporate debt securities and money market instruments. Because of the deterioration in credit markets that became acute in 2008, the Fund, through its holdings of SDCF, currently has and is expected to continue to have material exposure to below investment grade securities. The Manager does not seek to maintain a specified interest rate duration for SDCF. Since October 2008, SDCF has declared and paid distributions when it has acquired a meaningful cash position rather than reinvesting that cash in portfolio securities. SDCF currently intends to continue this practice. A substantial portion of any such distributions could constitute a return of capital to SDCF shareholders, including the Fund, for tax purposes. Therefore, if the Fund, in turn, distributes these amounts to its shareholders, the Fund's distributions similarly could constitute a return of capital to Fund shareholders for tax purposes. See "Distributions and Taxes" below for more information on the tax implications of such distributions.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Short-Duration Investment Fund J.P. Morgan U.S. 3 Month Cash Index

Seeks to provide current income. The Fund is not pursuing an active investment program. On June 12, 2012, the Trustees of the Fund approved the liquidation of the Fund. It is expected that the Fund will be liquidated in 2012. The Fund primarily holds shares of GMO U.S. Treasury Fund and GMO Short Duration Collateral Fund ("SDCF"). The Fund also holds U.S. government and agency securities and money market instruments. SDCF primarily holds asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds and bank loans made to corporations. In addition, SDCF holds government securities, corporate debt securities and money market instruments. For cash management purposes, the Fund may invest in unaffiliated money market funds. Because of the deterioration in credit markets that became acute in 2008, the Fund, in particular through its investment in SDCF, currently has and is expected to continue to have material exposure to below investment grade securities. The Manager does not seek to maintain a specified interest rate duration for the Fund. The Fund is not a money market fund and is not subject to the duration, quality, diversification and other requirements applicable to money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Strategic Fixed Income Fund J.P. Morgan U.S. 3 Month Cash Index

Seeks total return in excess of that of its benchmark. The Manager pursues investment strategies for the Fund that are intended to complement the strategies being pursued by the Manager in Asset Allocation Funds or accounts. Accordingly, the Fund is not a standalone investment and the Fund's investment returns may be more volatile than a standalone investment vehicle. The Manager uses multi-year forecasts of returns and risk to determine the Fund's strategic direction. Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in fixed income securities (see "Name Policies"). The term "fixed income security" includes (i) obligations of an issuer to make payments of principal and/or interest (whether fixed or variable) on future dates and (ii) synthetic debt instruments created by the Manager by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). The Fund is permitted to invest in fixed income securities of any kind (e.g., fixed income securities of any maturity, duration or credit quality). The Fund may invest in any sector of the fixed income market and is not required to maintain a minimum or maximum allocation of investments in any one sector. The Fund may invest all of its assets in below investment grade securities (commonly referred to as "junk bonds"). The sectors and types of fixed income securities in which the Fund may invest or hold include, but are not limited to: investment grade bonds denominated in various currencies, including bonds issued by the U.S. and non-U.S. governments and their agencies or instrumentalities (whether or not guaranteed or insured by those governments), corporations and municipalities (taxable and tax-exempt); below investment grade bonds; inflation indexed bonds issued by the U.S. government (including Inflation-Protected Securities issued by the U.S. Treasury (TIPS)) and non-U.S. governments and their agencies or instrumentalities (whether or not guaranteed or insured by those governments) and inflation indexed bonds issued by corporations; sovereign debt of emerging countries and other bonds issued in emerging countries (including below investment grade bonds); and asset-backed securities. The Fund has substantial holdings of GMO Short-Duration Collateral Fund ("SDCF") (a Fund that primarily holds U.S. asset-backed securities) and GMO World Opportunity Overlay Fund ("Overlay Fund") (a Fund that invests in asset-backed securities and uses derivatives to attempt to exploit misvaluations in world interest rates, currencies and credit markets). The Fund also may invest in exchange-traded and over-the-counter ("OTC") derivatives, including futures contracts, currency options, currency forwards, reverse repurchase agreements, swap contracts (including credit default swaps), interest rate options, swaps on interest rates and other types of derivatives. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own. The Fund may gain exposure to the investments described above by investing in shares of other GMO Funds, including GMO Overlay Fund, GMO Emerging Country Debt Fund ("ECDF") (to gain exposure to emerging country debt markets), GMO High Quality Short-Duration Bond Fund (to seek a return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index by investing in a wide variety of high quality U.S. and non-U.S. debt investments) and GMO Debt Opportunities Fund (to gain exposure to global credit markets). For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds. As a result primarily of its investment in SDCF, Overlay Fund and ECDF, the Fund has and is expected to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade. The Manager does not seek to maintain a specified interest rate duration for the Fund, and the Fund's interest rate duration will change depending on the Fund's investments and the Manager's assessment of different sectors of the bond market.

Fund Name and Benchmark	Investment Goals/Strategy
GMO U.S. Treasury Fund Citigroup 3 Month Treasury Bill Index

Seeks liquidity and safety of principal with current income as a secondary objective. Under normal circumstances, the Fund invests at least 80% of its assets in Direct U.S. Treasury Obligations and repurchase agreements collateralized by these Obligations (see "Name Policies"). "Direct U.S. Treasury Obligations" include U.S. Treasury bills, bonds and notes and other securities issued by the U.S. Treasury, as well as Separately Traded Registered Interest and Principal Securities (STRIPS) and other zero-coupon securities. The Manager normally seeks to maintain an interest rate duration of one year or less for the Fund's portfolio. For an additional discussion of duration, see "Additional Information About the Funds' Investment Strategies, Risks, and Expenses – Fixed Income Funds – Duration." The Fund also may enter into repurchase agreements, under which the Fund purchases a security backed by the full faith and credit of the U.S. government from a seller who simultaneously commits to repurchase, on an agreed upon date in the future, the security from the Fund at the original purchase price plus an agreed upon amount representing the original purchase price plus interest. The counterparties in repurchase agreements are typically broker-dealers and banks, and the safety of the arrangement depends on, among other things, the Fund's having an interest in the security that it can realize in the event of the insolvency of the counterparty. In addition to Direct U.S. Treasury Obligations, the Fund may invest in other fixed income securities that are backed by the full faith and credit of the U.S. government, such as fixed income securities issued by the Government National Mortgage Association (GNMA) and the Federal Deposit Insurance Corporation (FDIC) that are guaranteed by the U.S. government. For cash management purposes, the Fund may invest in unaffiliated money market funds. Although the fixed income securities purchased by the Fund normally will have a stated or remaining maturity of one year or less, Direct U.S. Treasury Obligations purchased pursuant to repurchase agreements may not, and, therefore, if the counterparty to the repurchase agreement defaults, the Fund may end up owning a security with a stated or remaining maturity of more than one year. The Fund is not a money market fund and is not subject to the duration, quality, diversification and other requirements applicable to money market funds. In selecting U.S. Treasury securities for the Fund's portfolio, the Manager focuses primarily on the relative attractiveness of different obligations (such as bonds, notes or bills), which can vary depending on the general level of interest rates as well as supply/demand imbalances and other market conditions.

Fund Name and Benchmark	Investment Goals/Strategy
GMO World Opportunity Overlay Fund J.P. Morgan U.S. 3 Month Cash Index

Seeks total return greater than that of its benchmark. The Fund seeks to achieve its investment objective by attempting to identify and estimate relative misvaluation of global interest rate, credit, and currency markets. Based on those estimates, the Fund establishes its positions across those markets. Those positions may include direct investments and derivatives. The Fund's direct investments in fixed income securities include U.S. and non-U.S. asset-backed securities and other fixed income securities (including Treasury Separately Traded Registered Interest and Principal Securities (STRIPS), Inflation-Protected Securities issued by the U.S. Treasury (TIPS), Treasury Securities and global bonds). Derivatives used by the Fund are primarily interest rate swaps and futures contracts, currency forwards and options, and credit default swaps on single-issuers or indices. As a result of its derivative positions, the Fund typically will have higher volatility than its benchmark. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e. the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own. The Fund has a substantial investment in asset-backed securities. The Fund may also invest in government securities, corporate debt securities, money market instruments and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. The Fund's fixed income securities may include all types of interest rate, payment and reset terms, including fixed rate, zero coupon, contingent, deferred, payment-in-kind and auction rate features. Because of the deterioration in credit markets that became acute in 2008, the Fund has and is expected to continue to have material exposure to below investment grade securities (commonly referred to as "junk bonds").

GMO International Equity Funds

The GMO International Equity Funds (other than GMO Foreign Fund, GMO Foreign Small Companies Fund and GMO Flexible Equities Fund) normally do not take temporary defensive positions. GMO Flexible Equities Fund may, from time to time, take temporary defensive positions. GMO Foreign Fund and GMO Foreign Small Companies Fund normally do not take temporary defensive positions, but each Fund may hold up to 10% of its total assets in cash and cash equivalents to manage cash inflows and outflows as a result of shareholder purchases and redemptions. To the extent a Fund takes a temporary defensive position, or otherwise holds cash, cash equivalents, or high quality debt investments on a temporary basis, the Fund may not achieve its investment objective.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Asset Allocation International Small Companies Fund MSCI EAFE Small Cap Index (Europe, Australia, and Far East)

Seeks high total return. The Manager pursues investment strategies for the Fund that are intended to complement the strategies being pursued by the Manager in Asset Allocation Funds or accounts. Accordingly, the Fund is not a standalone investment. The Manager typically seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities of non-U.S. small companies. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, market capitalization, and exposure to groups such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of non-U.S. small companies. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in securities of small companies (see "Name Policies"). For these purposes, non-U.S. companies are companies tied economically to countries other than the U.S., including both developed and emerging countries ("Non-U.S. Companies"). The Manager considers "small companies" to be all Non-U.S. Companies other than (i) the largest 500 companies in developed countries based on full, non-float adjusted market capitalization and (ii) any company in an emerging country with a full, non-float adjusted market capitalization that is greater than or equal to that of the smallest excluded developed country companies. A company's full, non-float adjusted market capitalization includes all of the company's outstanding equity securities. As of May 31, 2012, the market capitalization of the outstanding common stock and other stock-related securities of the largest company included within the Fund's definition of small companies was approximately $8.6 billion. For purposes of the Fund's investments, the term "equity securities" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Currency Hedged International Equity Fund MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged)

Seeks total return greater than that of its benchmark. The Fund is a fund of funds and invests primarily in other GMO Funds. The Fund may invest in International Core Equity Fund, International Intrinsic Value Fund, International Large/Mid Cap Value Fund, International Growth Equity Fund, International Small Companies Fund, Asset Allocation International Small Companies Fund, and Flexible Equities Fund (collectively, the "underlying Funds") and may invest in securities directly. Under normal circumstances, the Fund invests directly and indirectly (through investment in the underlying Funds) at least 80% of its assets in equity investments (see "Name Policies"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. The Manager uses multi-year forecasts of returns and risk among major sectors in the international equity markets (e.g., large-cap value, large-cap growth, large-cap core, small- and mid-cap value and small- and mid-cap growth) to select the underlying Funds and decide how much to invest in each. An important component of those forecasts is the expectation that valuation reversion ultimately drives market returns. The Manager shifts investments among the underlying Funds in response to changes in its investment outlook and market valuations and may use redemptions or purchases of Fund shares to rebalance the Fund's investments. The Manager assesses the currency exposure of the underlying Funds' holdings and then attempts to hedge at least 70% of that exposure relative to the U.S. dollar through the use of currency forwards and other derivatives. While the Fund's benchmark is fully hedged, the Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds. The Fund also may lend its portfolio securities.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Developed World Stock Fund MSCI World Index

Seeks high total return. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity stocks that the Manager believes will provide a higher return than the MSCI World Index. The Manager determines which stocks to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting stocks for the Fund, the Manager may use a combination of investment methods to identify stocks that the Manager believes have positive return potential relative to other stocks in the Fund's investment universe. Some of these methods evaluate individual stocks or groups of stocks based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a stock or groups of stocks relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, market capitalization, and exposure to groups such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments in stocks, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts and swap contracts. In addition, the Fund may lend its portfolio securities. Under normal circumstances, the Fund invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in stocks tied economically to developed markets (see "Name Policies"). For this purpose, the term "stocks" refers to investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts, and the term "developed markets" refers to those countries included in the MSCI World Index, a global developed markets equity index, and countries with similar characteristics (e.g., countries that have sustained economic development, sufficient liquidity for listed companies and accessible markets). The Manager may make investments tied economically to emerging countries. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Emerging Countries Fund S&P/IFCI Composite Index

Seeks total return in excess of that of its benchmark. The Fund typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to emerging countries. "Emerging countries" include all countries that are not treated as "developed market countries" in the MSCI World Index or MSCI EAFE Index. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in investments tied economically to emerging countries (see "Name Policies"). In addition to investing in companies tied economically to emerging countries, the Fund may invest in companies that the Manager believes are likely to benefit from growth in the emerging markets. The Manager uses proprietary quantitative techniques and fundamental analysis to evaluate and select countries, sectors, and equity investments based on factors including, but not limited to, valuation and patterns of price movement or price volatility. As a substitute for direct investments in equities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include options, futures, warrants, swap contracts, and reverse repurchase agreements. The Fund's non-U.S. currency exposure may differ from the currency exposure represented by its equity investments. In addition, the Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. In addition, the Fund may lend its portfolio securities. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Emerging Domestic Opportunities Fund N/A

Seeks total return. The Fund typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies whose prospects are linked to the internal ("domestic") development and growth of the world's non-developed markets ("emerging markets"), including companies that provide goods and services to emerging market consumers. "Emerging markets" include all markets that are not treated as "developed markets" in the MSCI World Index or MSCI EAFE Index. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in investments related to emerging markets (see "Name Policies"). The Fund's investments are not limited to investments in companies located in any particular country or geographic region, and may include investments in companies located in developed markets (e.g., the U.S.) that are related to, or whose prospects are linked to, emerging markets. The Manager does not seek to manage the Fund to, or control the Fund's risk relative to, any index or benchmark. The Manager uses primarily fundamental analysis to evaluate and select countries, sectors and companies that it believes are most likely to benefit from domestic growth in emerging markets. In evaluating and selecting investments, the Manager may consider many factors, including the Manager's assessment of a country's and/or sector's fundamentals or growth prospects as well as a company's positioning relative to its competitors. As a substitute for direct investments in equities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include options, futures, warrants, swap contracts, and reverse repurchase agreements. The Fund's non-U.S. currency exposure may differ from the currency exposure represented by its equity investments. In addition, the Fund may lend its portfolio securities. The Fund may choose to make some or all of its investments through one or more wholly-owned, non-U.S. subsidiaries. GMO may serve as the investment manager to these companies but will not receive any additional management or other fees for its services. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Emerging Markets Fund S&P/IFCI Composite Index

Seeks total return in excess of that of its benchmark. The Fund typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to emerging markets. "Emerging markets" include all markets that are not treated as "developed markets" in the MSCI World Index or MSCI EAFE Index. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in investments tied economically to emerging markets (see "Name Policies"). In addition to investing in companies tied economically to emerging markets, the Fund may invest in companies that the Manager believes are likely to benefit from growth in the emerging markets. The Manager uses proprietary quantitative techniques and fundamental analysis to evaluate and select countries, sectors, and equity investments based on factors including, but not limited to, valuation and patterns of price movement or price volatility. As a substitute for direct investments in equities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include options, futures, warrants, swap contracts, and reverse repurchase agreements. The Fund's non-U.S. currency exposure may differ from the currency exposure represented by its equity investments. In addition, the Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. In addition, the Fund may lend its portfolio securities. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Flexible Equities Fund MSCI World Index

Seeks total return in excess of that of its benchmark. The Manager pursues investment strategies for the Fund that are intended to complement the strategies being pursued by the Manager in Asset Allocation Funds or accounts. Accordingly, the Fund is not a standalone investment and the Fund's investment returns may be more volatile than a standalone investment vehicle. The Manager uses multi-year forecasts of returns and risk to determine the Fund's strategic direction. The Fund may invest directly and indirectly (e.g., through underlying funds or derivatives) in equity investments traded in any of the world's securities markets. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in equity investments (see "Name Policies"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. The Fund is permitted to make equity investments of all types, including equity investments issued by non-U.S. and U.S. companies, growth and value style equities, and equity investments of companies of any market capitalization. In addition, the Fund is not limited in how much it may invest in any market or in the types of equity investments it may make, and it may often invest all its assets in a limited number of equity investments of companies in a single country and/or capitalization range. The Fund could experience material losses from a single investment. As of the date of this Prospectus, substantially all of the Fund's assets were invested in equity investments tied economically to Japan. As a substitute for direct investments in equities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include options, futures, swap contracts, and reverse repurchase agreements. The Fund's non-U.S. currency exposure may differ significantly from the currency exposure represented by its equity investments. For investment and hedging purposes, the Fund also may make short sales of securities, including short sales of securities the Fund does not own. In addition, the Fund may take active overweighted and underweighted positions in particular currencies relative to its benchmark. In addition, the Fund may lend its portfolio securities. The Fund may identify and measure its performance against one or more secondary benchmarks from time to time. The Manager does not seek to manage the Fund to, or control the Fund's risk relative to, any index or benchmark. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Foreign Fund MSCI EAFE Index (Europe, Australasia, and Far East)

Seeks total return in excess of that of its benchmark. The Fund typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to non-U.S. countries, including both developed and emerging countries. The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in investments tied economically to countries other than the U.S. (see "Name Policies"). Country selection – The Fund's country selections relative to its benchmark are determined by the Manager's proprietary quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. The Fund typically overweights or underweights (sometimes to a significant extent) its investment exposure in particular countries relative to the Fund's benchmark. Stock selection – The Manager selects stocks using value based fundamental analysis that is informed by a disciplined quantitative screening process. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers. As part of the investment process, the Manager frequently meets with management and/or visits companies. The Fund typically makes investments tied economically to emerging countries, but these investments generally represent 10% or less of the Fund's total assets. In pursuing its investment objective, the Fund may (but is not obligated to) use a wide variety of exchangetraded and over-the-counter ("OTC") derivatives, including, without limitation, futures and options, as well as exchange-traded funds. The Fund's non-U.S. currency exposure may differ from the currency exposure of its equity investments. In addition, the Fund may lend its portfolio securities. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Foreign Small Companies Fund S&P Developed ex-U.S. Small Cap Index

Seeks total return in excess of that of its benchmark. The Fund typically makes equity investments directly and indirectly (e.g., through underlying funds or derivatives) in companies tied economically to countries other than the U.S. (including both developed and emerging countries) whose outstanding publicly traded equities are in the lowest 25% of publicly traded market capitalization (float) in a particular country ("small companies"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in securities of small companies that are tied economically to countries other than the U.S. (see "Name Policies"). The market capitalization range of companies whose equity investments are held by the Fund is generally within the market capitalization range of companies in the Fund's benchmark, which represents the lowest 15% of publicly traded market capitalization (float) of the S&P Broad Market Index in each country. Depending on the country, as of May 31, 2012, the market capitalization of the outstanding common stock and other stock-related securities of the largest company (in a particular country) included in the S&P Developed ex-U.S. Small Cap Index ranged from approximately $269 million (Greece) to $8.6 billion (Germany) (based on exchange rates as of May 31, 2012). As of May 31, 2012, the publicly traded market capitalization of the largest small company (as defined by the Fund) ranged from approximately $297 million (Greece) to $21.4 billion (Switzerland) (based on exchange rates as of May 31, 2012). Country selection – The Fund's country selections relative to its benchmark are determined by the Manager's proprietary quantitative value score for each country together with the Manager's evaluation of the country's fundamentals. The Fund typically overweights or underweights (sometimes to a significant extent) its investment exposure in particular countries relative to the Fund's benchmark. Stock selection – The Manager selects stocks using value based fundamental analysis that is informed by a disciplined quantitative screening process. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers. As part of the investment process, the Manager frequently meets with management and/or visits companies. In pursuing its investment objective, the Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter ("OTC") derivatives, including, without limitation, futures and options, as well as exchange-traded funds. The Fund's non-U.S. currency exposure may differ from the currency exposure of its equity investments. In addition, the Fund may lend its portfolio securities. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Global Focused Equity Fund N/A

Seeks total return. The Fund may invest directly and indirectly (e.g., through underlying funds or derivatives) in equity investments traded in any of the world's securities markets, including emerging markets. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in equity investments (see "Name Policies"). The term "equity investments" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. The Fund is permitted to make equity investments of all types, including equity investments issued by non-U.S. and U.S. companies, growth and value style equities, and equity investments of companies of any market capitalization. In addition, the Fund is not limited in how much it may invest in any market or in the types of equity investments it may make, and it may often invest all its assets in a limited number of equity investments of companies in a single country and/or capitalization range. The Fund could experience material losses from a single investment. The Manager anticipates that the Fund will focus its investments in a limited number (30-50) of securities that the Manager believes offer the most attractive investment opportunities in U.S. and non-U.S. equity markets. The Manager does not seek to manage the Fund to, or control the Fund's risk relative to, any index or benchmark. The Manager selects investments using value based fundamental analysis that is informed by a disciplined quantitative screening process. The Manager analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and local industry peers. As part of the investment process, the Manager frequently meets with management and/or visits companies. The Fund may hold up to 20% of its assets in cash or cash equivalents. The Fund may (but is not obligated to) use a wide variety of exchange-traded and over-the-counter ("OTC") derivatives, including, without limitation, futures and options, as well as exchange-traded funds. The Fund's non-U.S. currency exposure may differ from the currency exposure of its equity investments. In addition, the Fund may lend its portfolio securities. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO International Core Equity Fund MSCI EAFE Index (Europe, Australasia, and Far East)

Seeks high total return. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes will provide a higher return than the MSCI EAFE Index. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, market capitalization, and exposure to groups such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of companies tied economically to countries other than the U.S., including both developed and emerging countries. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in equity investments (see "Name Policies"). The terms "equity securities" and "equity investments" refer to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO International Growth Equity Fund MSCI EAFE Growth Index (Europe, Australasia, and Far East)

Seeks high total return. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes will provide a higher return than the MSCI EAFE Growth Index. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, market capitalization, and exposure to groups such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of companies tied economically to countries other than the U.S., including both developed and emerging countries. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in equity investments (see "Name Policies"). The terms "equity securities" and "equity investments" refer to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO International Intrinsic Value Fund MSCI EAFE Value Index (Europe, Australasia, and Far East)

Seeks high total return. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes will provide a higher return than the MSCI EAFE Value Index. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, market capitalization, and exposure to groups such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of companies tied economically to countries other than the U.S., including both developed and emerging countries. The term "equity securities" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO International Intrinsic Value Extended Markets Fund MSCI ACWI ex-U.S. Index

Seeks high total return. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes will provide a higher return than the MSCI ACWI ex-U.S. Index. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, market capitalization, and exposure to groups such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time. The Fund may invest in companies of any market capitalization. As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of companies tied economically to countries other than the U.S., including both developed and emerging countries. The term "equity securities" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO International Large/Mid Cap Value Fund MSCI EAFE Value Index (Europe, Australia, and Far East)

Seeks high total return. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes will provide a higher return than the MSCI EAFE Value Index. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, market capitalization, and exposure to groups such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of non-U.S. companies that issue stocks included in the MSCI Standard Indices, international stock indices that target approximately the largest 85% of each market's free-float adjusted market capitalization, and in companies with similar market capitalizations ("large- and mid-cap companies"). Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in securities of largeand mid-cap companies (see "Name Policies"). For these purposes, non-U.S. companies are companies tied economically to countries other than the U.S., including both developed and emerging countries. For purposes of the Fund's investments, the term "equity securities" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO International Small Companies Fund MSCI EAFE Small Cap Index (Europe, Australasia, and Far East)

Seeks high total return. The Manager seeks to achieve the Fund's investment objective by investing primarily in a portfolio of equity securities that the Manager believes will provide a higher return than the MSCI EAFE Small Cap Index. The Manager determines which securities to buy or sell according to the Manager's evaluation of companies' published financial information, securities' prices, equity and bond markets, and the overall economy. In selecting securities for the Fund, the Manager may use a combination of investment methods to identify securities that the Manager believes have positive return potential relative to other securities in the Fund's investment universe. Some of these methods evaluate individual securities or groups of securities based on the ratio of their price relative to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to industry or market averages or to their own history. Other methods focus on patterns of price movement or volatility of a security or groups of securities relative to the Fund's investment universe. The Manager also may adjust the Fund's portfolio for factors such as position size, market capitalization, and exposure to groups such as industry, sector, country, or currency. The factors considered and investment methods used by the Manager can change over time. As a substitute for direct investments in equity securities, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equity securities of non-U.S. small companies. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in securities of small companies (see "Name Policies"). For these purposes, non-U.S. companies are companies tied economically to countries other than the U.S., including both developed and emerging countries ("Non-U.S. Companies"). The Manager considers "small companies" to be all Non-U.S. Companies other than (i) the largest 500 companies in developed countries based on full, non-float adjusted market capitalization and (ii) any company in an emerging country with a full, non-float adjusted market capitalization that is greater than or equal to that of the smallest excluded developed country companies. A company's full, non-float adjusted market capitalization includes all of the company's outstanding equity securities. As of May 31, 2012, the market capitalization of the outstanding common stock and other stock-related securities of the largest company included within the Fund's definition of small companies was approximately $8.6 billion. For purposes of the Fund's investments, the term "equity securities" refers to direct and indirect investments in common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

GMO Alternative Strategy Funds

Fund Name and Benchmark	Investment Goals/Strategy
GMO Alpha Only Fund Citigroup 3-Month Treasury Bill Index

Seeks to outperform its benchmark. The Fund's investment program involves having both long and short investment exposures. The Fund seeks to construct a portfolio in which it has long investment exposure to asset classes and sub-asset classes that it expects will outperform relative to the asset classes and sub-asset classes to which it has short investment exposure. To gain long investment exposure, the Fund invests primarily in shares of the U.S. Equity Funds and the International Equity Funds, and also may invest in shares of Emerging Country Debt Fund and U.S. Flexible Equities Fund (collectively, the "underlying Funds") (see "Additional Information About the Funds' Investment Strategies, Risks, and Expenses – Asset Allocation Funds"). In addition, the Fund may gain long investment exposure by investing in securities directly, rather than through the underlying Funds. To gain short investment exposure, the Fund may use over-the-counter ("OTC") and exchange-traded derivatives (including futures, swap contracts and currency forwards) and make short sales of securities, including short sales of securities the Fund does not own. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own. The Manager uses multi-year forecasts of returns and risk among asset classes (e.g., non-U.S. equity, U.S. equity, emerging country equity and emerging country debt) and sub-asset classes (e.g., small- to mid-cap stocks in the non-U.S. equity asset class and quality stocks in the U.S. equity and emerging country equity asset classes) to select the underlying Funds and securities in which the Fund invests or takes short positions and to decide how much to invest and/or short in each. An important component of those forecasts is the expectation that valuation reversion ultimately drives market returns. The Manager changes the Fund's holdings in response to changes in its investment outlook and market valuations and may use redemptions or purchases of Fund shares to rebalance the Fund's investments. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Resources Fund N/A

Seeks total return. The Fund has a fundamental policy to concentrate its investments in the natural resources sector, and, under normal market conditions, the Fund invests at least 80% of its assets in the securities of companies in that sector. The Fund considers the "natural resources sector" to include companies that own, produce, refine, process, transport and market natural resources and companies that provide related equipment, infrastructure and services. The sector includes, for example, the following industries: integrated oil, oil and gas exploration and production, gold and other precious metals, steel and iron ore production, energy services and technology, base metal production, forest products, farming products, paper products, chemicals, building materials, coal, water, alternative energy sources, and environmental services. The Fund is permitted to invest directly and indirectly (e.g., through underlying funds or derivatives) in securities of companies tied economically to any country in the world, including emerging countries. In addition to its investments in companies in the natural resources sector, the Fund also may invest up to 20% of its net assets in securities of any type of company. The Manager selects investments for the Fund based on the Manager's assessment of which segments of the natural resources sector offer the best investment opportunities. That assessment may be based on the relative attractiveness of individual natural resources, including supply and demand fundamentals and pricing outlook. The Manager may use a combination of investment methods to identify companies and may analyze individual companies based on their financial, operational, and managerial strength and valuation. Other methods focus on patterns of price volatility of a security or groups of securities. The Manager may adjust the Fund's portfolio for factors such as position size, market capitalization, currency exposure, and exposure to groups such as commodity type, industry and sector exposure, and market capitalization. The factors considered and investment methods used by the Manager can change over time. The Fund may invest in securities of any type, including without limitation, common stocks and other stock-related securities, such as preferred stocks, convertible securities, depositary receipts, and exchange-traded equity REITs and income trusts, shares of royalty trusts and master limited partnerships and fixed income securities (including fixed income securities of any maturity and below investment grade securities (commonly referred to as "junk bonds")). The Fund may invest in the securities of companies of any market capitalization. As a substitute for direct investments in securities of companies in the natural resources sector, the Manager may use exchange-traded and over-the-counter ("OTC") derivatives and exchange-traded funds ("ETFs"). The Manager also may use derivatives and ETFs: (i) in an attempt to reduce investment exposures (which may result in a reduction below zero); (ii) in an attempt to adjust elements of the Fund's investment exposure; and (iii) as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Special Situations Fund N/A

Seeks capital appreciation and capital preservation. The Manager pursues investment strategies for the Fund that are intended to complement the strategies being pursued by the Manager in GMO Asset Allocation Funds or accounts. Accordingly, the Fund is not a standalone investment and the Fund's investment returns may be more volatile than a standalone investment vehicle. The Manager uses multi-year forecasts of returns and risk to determine the Fund's strategic direction. The Fund may have long or short exposure to non-U.S. and U.S. equity securities (which may include both growth and value style equities and equities of any market capitalization), non-U.S. and U.S. fixed income securities (which may include fixed income securities of any credit quality and having any maturity or duration), currencies, and, from time to time, other alternative asset classes (e.g., instruments that seek exposure to or reduce risks of market volatility). The Fund is not restricted in its exposure to any particular asset class, and at times may be substantially exposed (long or short) to a single asset class (e.g., equity securities or fixed income securities). In addition, the Fund is not restricted in its exposure (long or short) to any particular market. The Fund may have substantial exposure (long or short) to a particular country or type of country (e.g., emerging countries). The Fund could be subject to material losses from a single investment. The Fund is permitted to use a wide variety of exchange-traded and over-the-counter ("OTC") derivatives, including reverse repurchase agreements, options, futures, swap contracts, swaptions, and non-U.S. currency derivative transactions. The Fund is not limited in its use of derivatives or in the absolute face value of its derivative positions. As a result of its derivative positions, the Fund will typically have gross investment exposures in excess of its net assets (i.e., the Fund will be leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on derivative reference assets that the Fund does not own. The Fund may choose to make some or all of its investments through one or more wholly-owned, non-U.S. subsidiaries. GMO may serve as the investment manager to these companies but will not receive any additional management or other fees for its services. The Fund does not seek to control risk relative to a particular securities market index or benchmark. In addition, the Fund does not seek to outperform a particular securities market index or blend of market indices (i.e., the Fund does not seek "relative" return). For cash management purposes, the Fund may invest in GMO U.S. Treasury Fund and unaffiliated money market funds.

INDEX DESCRIPTIONS

Index	Description
GMO Global Balanced Index (GMOGBI)

The GMOGBI is an internally maintained composite benchmark computed by GMO, comprised of (i) 48.75% S&P 500 Index, 16.25% MSCI ACWI ex-U.S. Index (MSCI Standard Index Series), and 35% Barclays U.S. Aggregate Index from 6/30/2002 through 3/31/2007 and (ii) 65% MSCI ACWI (All Country World Index) Index (MSCI Standard Index Series) and 35% Barclays U.S. Aggregate Index thereafter.

S&P 500® Index (S&P 500)	The S&P 500 is an independently maintained and widely published index comprised of U.S. large capitalization stocks.
Barclays U.S. Aggregate Index (BCUSAI)	The BCUSAI is an independently maintained and widely published index comprised of U.S. fixed rate debt issues having a maturity of at least one year and rated investment grade or higher.
Morgan Stanley Capital International All Country World Index ex-U.S. Index (MSCI ACWI ex-US)	The MSCI ACWI ex-US is an independently maintained and widely published index comprised of international (excluding U.S. and including emerging) large and mid capitalization stocks.
Morgan Stanley Capital International All Country World Index (MSCI ACWI)	The MSCI ACWI is an independently maintained and widely published index comprised of global developed and emerging markets stocks.

The benchmarks utilized by the underlying funds are described in the SAI.

ASSET ALLOCATION TRUST

PART B

----------------------------

Statement of Additional Information

July 10, 2012

ASSET ALLOCATION TRUST
200 Berkeley Street, Boston, MA 02116-5034. 1.800.343.2898

Asset Allocation Trust is an open-end management investment company (the "Trust").

This Statement of Additional Information (SAI) pertains to shares of the Trust. This SAI is not a prospectus, but should be read in conjunction with the private placement memorandum dated July 10, 2012, as supplemented from time to time, for the Trust.

Audited financial statements for the Trust, as of September 30, 2011, for the fiscal year then ended, including notes thereto, and the reports of the Independent Registered Public Accounting Firm thereon, are incorporated into this document by reference (which means they are considered part of this SAI) to the Trust's Annual Report dated September 30, 2011 relating to the Trust. The Trust's September 30, 2011 Annual Report was filed electronically with the Securities and Exchange Commission on November 30, 2011 (Accession No. 0001193125-11-325496).

You may obtain a copy of the Trust's Annual Report and Semiannual Report without charge by calling 1.800.222.8222 or by downloading it from wellsfargoadvantagefunds.com.

ITEM 15: TRUST HISTORY

The Trust is an open-end management investment company, which was organized as a Delaware statutory trust on June 14, 2005. A copy of the Trust's Agreement and Declaration of Trust (the "Declaration of Trust") is on file as an exhibit to the Trust's Registration Statement, of which this SAI is a part.

ITEM 16: DESCRIPTION OF THE TRUST, INVESTMENTS AND RISKS

FUNDAMENTAL INVESTMENT POLICIES

The Trust has adopted the fundamental investment policies set forth below which may not be changed without the vote of a "majority of the outstanding voting securities" of the Trust, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). In some cases, an explanation beneath a fundamental policy describes the Trust's practices with respect to that policy, as allowed by current law. If the law governing a policy changes, the Trust's practices may be changed accordingly without a shareholder vote. Unless otherwise stated, all references in this section to the assets of the Trust are in terms of current market value.

Diversification. The Trust may not make any investment that is inconsistent with the Trust's classification as a diversified investment company under the 1940 Act.

Further Explanation of Diversification Policy: To remain classified as a diversified investment company under the 1940 Act, the Trust must conform with the following: With respect to 75% of its total assets, a diversified investment company may not invest more than 5% of its total assets, determined at market or other fair value at the time of purchase, in the securities of any one issuer, or invest in more than 10% of the outstanding voting securities of any one issuer, determined at the time of purchase. The 5% and 10% limitations do not apply to (1) the Trust's assets represented by cash or cash equivalents, (2) investments in securities issued or guaranteed by the United States ("U.S.") government or its agencies or instrumentalities, and (3) shares of other investment companies.

Concentration. The Trust may not concentrate its investments in the securities of issuers primarily engaged in any particular industry (other than securities that are issued or guaranteed by the U.S. government or its agencies or instrumentalities).

Further Explanation of Concentration Policy: The Trust may not invest more than 25% of its total assets, taken at market value, in the securities of issuers primarily engaged in any particular industry (other than securities issued or guaranteed by the U.S. government, any state or territory of the U.S., its agencies, instrumentalities or political subdivisions).

Issuing Senior Securities. Except as permitted under the 1940 Act, the Trust may not issue senior securities.

Borrowing. The Trust may not borrow money, except to the extent permitted by applicable law.

Further Explanation of Borrowing Policy: Under the 1940 Act generally, the Trust may borrow from banks in an amount up to 33 1/3% of its total assets (including amounts borrowed) for any reason, and the Trust may also borrow up to an additional 5% of its total assets from banks or others for temporary or emergency purposes.

Underwriting. The Trust may not underwrite securities of other issuers, except insofar as the Trust may be deemed to be an underwriter in connection with the disposition of its portfolio securities.

Real Estate. The Trust may not purchase or sell real estate, except that, to the extent permitted by applicable law, the Trust may invest in (a) securities that are directly or indirectly secured by real estate, or (b) securities issued by issuers that invest in real estate.

Further Explanation of Real Estate Policy: The Trust may acquire or dispose of real estate or interests in real estate acquired through the exercise of its rights as the holder of debt obligations secured by real estate or interests therein.

Commodities. The Trust may not purchase or sell commodities or contracts on commodities, except to the extent that the Trust may engage in financial futures contracts and related options and currency contracts and related options and may otherwise do so in accordance with applicable law and without registering as a commodity pool operator under the Commodity Exchange Act.

Lending. The Trust may not make loans to other persons, except that the Trust may lend its portfolio securities or cash in accordance with applicable law. The acquisition of investment securities or other investment instruments shall not be deemed to be the making of a loan.

Further Explanation of Lending Policy: To generate income and offset expenses, the Trust may lend portfolio securities to broker-dealers and other financial institutions in an amount up to 33 1/3% of its total assets. While securities are on loan, the borrower will pay the Trust any income accruing on the security. The Trust may invest any collateral it receives in additional portfolio securities, such as U.S. Treasury notes, certificates of deposit, other high-grade, short-term obligations or interest bearing cash equivalents. Increases or decreases in the market value of a security lent will affect the Trust and its shareholders.

When the Trust lends its securities, it will require the borrower to give the Trust collateral in cash, cash equivalents or government securities. The Trust will require collateral in an amount equal to at least 100% of the current market value of the securities lent, including accrued interest. The Trust has the right to call a loan and obtain the securities lent any time on notice of not more than five business days. The Trust may pay reasonable fees in connection with such loans.

PERMITTED INVESTMENT ACTIVITIES AND CERTAIN ASSOCIATED RISKS

The Trust is a fund-of-funds which allocates its assets among mutual funds (each a "Fund" or "GMO Fund", collectively the "underlying funds") managed by Grantham, Mayo, Van Otterloo & Co. LLC ("GMO" or the "Manager"). The underlying funds may be invested in both U.S. and foreign equity and debt securities, and, from time to time, other alternate asset classes. Through its investment in the underlying funds, the Trust may be invested in a wide range of investments. For a further description of each underlying fund's investment objective and principal strategies and risks, see "Description of Underlying Funds" in the Trust's private placement memorandum. In addition, the Trust may hold securities (particularly asset-backed securities) directly or through one or more subsidiaries of other entities.

The private placement memorandum describes the Trust's investment goal and the securities in which it primarily invests. The following describes other securities the Trust may purchase and investment strategies it may use.

Money Market Instruments. The Trust may invest up to 100% of its assets in high-quality money market instruments, such as notes, certificates of deposit, commercial paper, banker's acceptances, bank deposits or U.S. government securities if, in the opinion of the investment advisor, market conditions warrant a temporary defensive investment strategy.

U.S. Government Agency Securities. The Trust may invest in securities issued or guaranteed by U.S. Government agencies or instrumentalities.

In general, securities issued by U.S. Government-sponsored entities are backed only by (i) the discretionary authority of the U.S. Government to purchase certain obligations of agencies or instrumentalities or (ii) the credit of the agency or instrumentality issuing the securities or guaranteeing the obligations. Generally, the U.S. Government agencies issuing these securities, although chartered or sponsored by Congress, are not funded by congressional appropriations and the securities issued by them are neither guaranteed nor insured by the U.S. Government or U.S. Treasury. This means that, in most cases, securities issued or guaranteed by U.S. Government agencies are supported only by the credit of the issuing agency, standing alone. One important exception is securities issued and guaranteed by the Government National Mortgage Association, which are backed by the full faith and credit of the U.S. Government.

Some examples of government agencies and instrumentalities that do not receive financial support from the U.S. Government or U.S. Treasury and whose securities and obligations are supported only by the credit of the issuing agency include the following:

1.

Farm Credit System, including the National Bank for Cooperatives, Farm Credit Banks and Banks for Cooperatives;

2.

Farmers Home Administration;

3.

Federal Home Loan Banks;

4.

Federal Home Loan Mortgage Corporation;

5.

Federal National Mortgage Association; and

6.

Student Loan Marketing Association.

Securities Issued by the Government National Mortgage Association (GNMA). The Trust may invest in securities issued by the GNMA, a corporation wholly owned by the U.S. Government. GNMA securities or "certificates" represent ownership in a pool of underlying mortgages. The timely payment of principal and interest due on these securities is guaranteed by GNMA.

Unlike conventional bonds, the principal on GNMA certificates is not paid at maturity but over the life of the security in scheduled monthly payments. While mortgages pooled in a GNMA certificate may have maturities of up to 30 years, the certificate itself will have a shorter average maturity and less principal volatility than a comparable 30-year bond.

The market value and interest yield of GNMA certificates can vary due not only to market fluctuations, but also to early prepayments of mortgages within the pool. Since prepayment rates vary widely, it is impossible to accurately predict the average maturity of a GNMA pool. In addition to the guaranteed principal payments, GNMA certificates may also make unscheduled principal payments resulting from prepayments on the underlying mortgages.

Although GNMA certificates may offer yields higher than those available from other types of U.S. Government securities, they may be less effective as a means of locking in attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, prepayments of the underlying mortgages are likely to increase as the holders of the underlying mortgages seek refinancing. As a result, the value of a GNMA certificate is not as likely to rise as the value of a comparable debt security would in response to the same decline. In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price compared to its par value, which may result in a loss.

BENCHMARKS

Each underlying fund has a stated benchmark (each, a "Benchmark"). Notwithstanding its Benchmark, an underlying fund may buy securities not included in its Benchmark or hold securities in very different proportions than its Benchmark. General information about each Benchmark is provided in the table below. In addition, GMO may change an underlying fund's Benchmark and use additional benchmarks or other comparative indices from time to time.

Index	Description	Fund(s)
Barclays U.S. Aggregate Index	Independently maintained and widely published index comprised of U.S. fixed rate debt issues having a maturity of at least one year and rated investment grade or higher.	GMO Core Plus Bond Fund
Barclays U.S. Government Index	Independently maintained and widely published index comprised of U.S. government bonds.	GMO Domestic Bond Fund
Barclays U.S. Treasury Inflation Notes Index	Independently maintained and widely published index comprised of Inflation-Protection Securities issued by the U.S. Treasury (TIPS).	GMO Inflation Indexed Plus Bond Fund
Citigroup 3-Month Treasury Bill Index	Independently maintained and widely published index comprised of short-term U.S. Treasury bills.	GMO Asset Allocation Bond Fund; GMO U.S. Treasury Fund; GMO Alpha Only Fund
J.P. Morgan Emerging Markets Bond Index Global

Independently maintained and widely published index comprised of debt securities of countries, including Brady bonds, sovereign debt, local debt, and Eurodollar debt, all of which are U.S. dollar denominated.

GMO Emerging Country Debt Fund
J.P. Morgan Global Government Bond Index	Independently maintained and widely published index comprised of government bonds of developed countries with maturities of one year or more.	GMO Global Bond Fund
J.P. Morgan Non-U.S. Government Bond Index	Independently maintained and widely published index comprised of non-U.S. government bonds with maturities of one year or more.	GMO International Bond Fund; GMO Asset Allocation International Bond Fund
J.P. Morgan Non-U.S. Government Bond Index (Hedged) (ex-Japan)	Independently maintained and widely published index comprised of non-U.S. government bonds (excluding Japanese government bonds) with maturities of one year or more that are hedged into U.S. dollars.	GMO Currency Hedged International Bond Fund
J.P. Morgan U.S. 3 Month Cash Index	Independently maintained and widely published index comprised of three month U.S. dollar Euro-deposits.

GMO Short-Duration Investment Fund; GMO Short-Duration Collateral Fund; GMO Short-Duration Collateral Share Fund; GMO World Opportunity Overlay Fund; GMO Strategic Fixed Income Fund; GMO High Quality Short-Duration Bond fund

MSCI ACWI (All Country World Index) ex-U.S. Index

Independently maintained and widely published index comprised of international (excluding U.S. and including emerging) large and mid capitalization stocks. MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO International Intrinsic Value Extended Markets Fund
MSCI EAFE Index (Europe, Australasia, and Far East)

Independently maintained and widely published index comprised of international large and mid capitalization stocks. MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO International Core Equity Fund; GMO Foreign Fund
MSCI EAFE Index (Europe, Australasia, and Far East) (Hedged)

Independently maintained and widely published index comprised of international large and mid capitalization stocks currency hedged into U.S. dollars. MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO Currency Hedged International Equity Fund
MSCI EAFE Growth Index (Europe, Australasia, and Far East)

Independently maintained and widely published index comprised of international large and mid capitalization stocks that have a growth style. Large and mid capitalization stocks encompass approximately 85% of each market's free float-adjusted market capitalization. Style is determined using a multi-factor approach based on historical and forward-looking characteristics. MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO International Growth Equity Fund
MSCI EAFE Small Cap Index (Europe, Australasia, and Far East)

Independently maintained and widely published index comprised of international small capitalization stocks. Depending upon the country, as of May 31, 2011, the market capitalization of the largest company (in a particular country) included in the MSCI EAFE Small Cap Index ranged from approximately $883 million (Portugal) to $6.98 billion (Australia). MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO International Small Companies Fund; GMO Asset Allocation International Small Companies Fund
MSCI EAFE Value Index (Europe, Australasia, and Far East)

Independently maintained and widely published index comprised of international large and mid capitalization stocks that have a value style. Large and mid capitalization stocks encompass approximately 85% of each market's free float-adjusted market capitalization. Style is determined using a multi-factor approach based on historical and forward-looking characteristics. MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO International Intrinsic Value Fund; GMO International Large/Mid Cap Value Fund
MSCI U.S. REIT Index

Independently maintained and widely published index comprised of equity securities issued by REITs. MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO Real Estate Fund
MSCI World Index

Independently maintained and widely published index comprised of global developed markets. MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO Developed World Stock Fund; GMO Flexible Equities Fund
Russell 1000® Growth Index

Independently maintained and widely published index comprised of the stocks included in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values. Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell Indexes. Russell® is a trademark of Russell Investment Group.

GMO U.S. Growth Fund
Russell 1000® Value Index

Independently maintained and widely published index comprised of the stocks included in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell Indexes. Russell® is a trademark of Russell Investment Group.

GMO U.S. Intrinsic Value Fund
Russell 2500® Index

Independently maintained and widely published index that measures the performance of the small to mid-cap segment of the U.S. equity universe. The Russell 2500 is a subset of the Russell 3000 Index. It includes approximately 2500 of the smallest securities based on a combination of their market cap and current index membership. Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell Indexes. Russell® is a trademark of Russell Investment Group.

GMO U.S. Small/Mid Cap Fund
Russell 3000® Index	Independently maintained and widely published index comprised of the stocks of the 3,000 largest U.S. companies based on total market capitalization.	GMO U.S. Flexible Equities Fund
S&P 500 Index	Independently maintained and widely published index comprised of U.S. large capitalization stocks.	GMO U.S. Core Equity Fund; GMO Quality Fund
S&P Developed ex-U.S. Small Cap Index

Independently maintained and widely published index comprised of the small capitalization stock component of the S&P Broad Market Index (BMI). The BMI includes listed shares of companies from developed and emerging countries with a total available market capitalization (float) of at least the local equivalent of $100 million USD. The S&P Developed ex-U.S. Small Cap Index represents the bottom 15% of available market capitalization (float) of the BMI in each country.

GMO Foreign Small Companies Fund
S&P/IFCI Composite Index	Independently maintained and widely published index comprised of emerging markets stocks.	GMO Emerging Markets Fund; GMO Emerging Countries Fund

The principal risks of each GMO fund are identified in the summaries below under "Principal Risks." Certain of the risks are described under "Principal Risks of Investing in the Trust" in the Trust's private placement memorandum. Descriptions of any risk not provided in the private placement memorandum appear below.

Fund	Principal Risks
GMO Alpha Only Fund

Market Risk; Debt Securities Risk; Derivatives Risk; Foreign Investment Risk; Underlying Funds Risk; Liquidity Risk; Foreign Currency Transactions Risk; Non-Diversification Risk; Leverage Risk; Real Estate Risk; Short Sales Risk; Smaller Company Securities Risk; Emerging Markets Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Counter-Party Risk; Growth Style Investment Risk; Value Style Investment Risk; Focused Portfolio Risk; Mortgage- and Asset-Backed Securities Risk

GMO Asset Allocation Bond Fund

Liquidity Risk; Debt Securities Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Leverage Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Counter-Party Risk; High Yield Securities Risk; Mortgage- and Asset-Backed Securities Risk

GMO Asset Allocation International Small Companies Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Value Style Investment Risk; Derivatives Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Emerging Markets Risk; Counter-Party Risk; Leverage Risk; Focused Portfolio Risk; Growth Style Investment Risk

GMO Core Plus Bond Fund

Liquidity Risk; Debt Securities Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Leverage Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Markets Risk; Counter-Party Risk; Mortgage- and Asset-Backed Securities Risk

GMO Currency Hedged International Bond Fund

Liquidity Risk; Debt Securities Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Leverage Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Markets Risk; Counter-Party Risk; Mortgage- and Asset-Backed Securities Risk

GMO Currency Hedged International Equity Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Underlying Funds Risk; Value Style Investment Risk; Derivatives Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Non-Diversification Risk; Counter-Party Risk; Leverage Risk; Focused Portfolio Risk; Growth Style Investment Risk

GMO Debt Opportunities Fund

Liquidity Risk; Debt Securities Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Leverage Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; High Yield Securities Risk; Counter-Party Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Mortgage- and Asset-Backed Securities Risk

GMO Developed World Stock Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Value Style Investment Risk; Derivatives Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Non-Diversification Risk; Leverage Risk; Counter-Party Risk; Focused Portfolio Risk; Growth Style Investment Risk

GMO Domestic Bond Fund

Liquidity Risk; Debt Securities Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Leverage Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Counter-Party Risk; Mortgage- and Asset-Backed Securities Risk

GMO Emerging Countries Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Underlying Funds Risk; Value Style Investment Risk; Derivatives Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Non-Diversification Risk; Emerging Markets Risk; Focused Portfolio Risk; Counter-Party Risk; Leverage Risk

GMO Emerging Country Debt Fund

Liquidity Risk; Debt Securities Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Leverage Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Markets Risk; Counter-Party Risk; Mortgage- and Asset-Backed Securities Risk

GMO Emerging Domestic Opportunities Fund

Market Risk; Foreign Investment Risk; Emerging Markets Risk; Foreign Currency Transactions Risk; Liquidity Risk; Focused Portfolio Risk; Market Disruption and Geopolitical Risk; Smaller Company Securities Risk; Management Risk; Counter-party Risk; Value Style Investment Risk; Derivatives Risk; Underlying Funds Risk; Leverage Risk; Large Shareholder Risk; Non-Diversification Risk

GMO Emerging Markets Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Underlying Funds Risk; Value Style Investment Risk; Derivatives Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Non-Diversification Risk; Emerging Markets Risk; Focused Portfolio Risk; Leverage Risk; Counter-Party Risk

GMO Flexible Equities Fund

Management Risk; Market Risk; Foreign Investment Risk; Focused Portfolio Risk; Foreign Currency Transactions Risk; Liquidity Risk; Smaller Company Securities Risk; Non-Diversification Risk; Large Shareholder Risk; Market Disruption and Geopolitical Risk; Derivatives Risk; Leverage Risk; Short Sales Risk; Counter-Party Risk

GMO Foreign Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Value Style Investment Risk; Derivatives Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Non-Diversification Risk; Emerging Markets Risk; Leverage Risk; Counter-Party Risk; Focused Portfolio Risk

GMO Foreign Small Companies Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Value Style Investment Risk; Derivatives Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Emerging Markets Risk; Leverage Risk; Counter-Party Risk; Focused Portfolio Risk

GMO Global Bond Fund

Liquidity Risk; Debt Securities Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Leverage Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Markets Risk; Counter-Party Risk; Mortgage- and Asset-Backed Securities Risk

GMO Global Focused Equity Fund

Management Risk; Market Risk; Value Style Investment Risk; Growth Style Investment Risk; Focused Portfolio Risk; Foreign Investment Risk; Emerging Markets Risk; Foreign Currency Transactions Risk; Liquidity Risk; Large Shareholder Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Derivatives Risk; Leverage Risk; Counter-Party Risk

GMO High Quality Short-Duration Bond Fund

Liquidity Risk; Debt Securities Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Leverage Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Counter-Party Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Mortgage- and Asset-Backed Securities Risk

GMO Inflation Indexed Plus Bond Fund

Liquidity Risk; Debt Securities Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Leverage Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Markets Risk; Counter-Party Risk; Mortgage- and Asset-Backed Securities Risk

GMO International Bond Fund

Liquidity Risk; Debt Securiites Risk; Foreign Investments Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Leverage Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Emerging Markets Risk; Counter-Party Risk; Mortgage- and Asset-Backed Securities Risk

GMO International Core Equity Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Value Style Investment Risk; Derivatives Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Leverage Risk; Counter-Party Risk; Focused Portfolio Risk; Growth Style Investment Risk

GMO International Growth Equity Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Growth Style Investment Risk; Derivatives Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Leverage Risk; Counter-Party Risk; Focused Portfolio Risk

GMO International Large/Mid Cap Value Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Value Style Investment Risk; Derivatives Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Counter-Party Risk; Leverage Risk; Focused Portfolio Risk; Growth Style Investment Risk; Emerging Markets Risk

GMO International Intrinsic Value Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Value Style Investment Risk; Derivatives Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Counter-Party Risk; Leverage Risk; Focused Portfolio Risk; Growth Style Investment Risk

GMO International Intrinsic Value Extended Markets Fund

Market Risk; Growth Style Investment Risk; Value Style Investment Risk; Management Risk; Foreign Investment Risk; Emerging Markets Risk; Foreign Currency Transactions Risk; Derivatives Risk; Counter-Party Risk; Leverage Risk; Liquidity Risk; Smaller Company Securities Risk; Focused Investment Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk

GMO International Small Companies Fund

Market Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Value Style Investment Risk; Derivatives Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Emerging Markets Risk; Counter-Party Risk; Leverage Risk; Focused Portfolio Risk; Growth Style Investment Risk

GMO Quality Fund

Market Risk; Non-Diversification Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Growth Style Investment Risk; Derivatives Risk; Focused Portfolio Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Emerging Markets Risk; Value Style Investment Risk; Counter-Party Risk; Leverage Risk

GMO Real Estate Fund

Real Estate Risk; Market Risk; Focused Portfolio Risk; Value Style Investment Risk; Derivatives Risk; Non-Diversification Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Leverage Risk; Counter-Party Risk; Liquidity Risk; Debt Securities Risk; Growth Style Investment Risk; Mortgage- and Asset-Backed Securities Risk

GMO Resources Fund

Natural Resources Risk; Market Risk; Growth Style Investment Risk; Value Style Investment Risk; Management Risk; Focused Portfolio Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Emerging Market Risk; Derivatives Risk; Counter-Party Risk; Large Shareholder Risk; Debt Securities Risk; High Yield Securities Risk

GMO Short-Duration Collateral Fund

Liquidity Risk; Debt Securities Risk; Derivatives Risk; Focused Portfolio Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Management Risk; Counter-Party Risk; Foreign Investment Risk; Mortgage- and Asset-Backed Securities Risk

GMO Short-Duration Collateral Share Fund

Liquidity Risk; Debt Securities Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Management Risk; Counter-Party Risk; Foreign Investment Risk; Mortgage- and Asset-Backed Securities Risk

GMO Short-Duration Investment Fund

Liquidity Risk; Debt Securities Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Management Risk; Counter-Party Risk; Foreign Investment Risk; Mortgage- and Asset-Backed Securities Risk

GMO Special Situations Fund

Liquidity Risk; Debt Securities Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Management Risk; Counter-Party Risk; Market Risk; Customized Investment Program Risk; Foreign Currency Transaction Risk; Leverage Risk; Foreign Investment Risk; Mortgage- and Asset-Backed Securities Risk; Value Style Investment Risk; Growth Style Investment Risk; Emerging Markets Risk

GMO Strategic Fixed Income Fund

Liquidity Risk; Debt Securities Risk; Foreign Investment Risk; Derivatives Risk; Focused Portfolio Risk; Underlying Funds Risk; Leverage Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Foreign Currency Transactions Risk; Counter-Party Risk; Mortgage- and Asset-Backed Securities Risk

GMO U.S. Core Equity Fund

Market Risk; Growth Style Investment Risk; Derivatives Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Leverage Risk; Management Risk; Value Style Investment Risk; Smaller Company Securities Risk; Counter-Party Risk; Focused Portfolio Risk

GMO U.S. Flexible Equities Fund

Management and Operational Risk; Market Risk - Equity Securities; Focused Investment Risk; Foreign Investment Risk; Currency Risk; Derivatives Risk; Counterparty Risk; Leveraging Risk; Large Shareholder Risk; Market Disruption and Geopolitical Risk; Fund of Funds Risk

GMO U.S. Growth Fund

Market Risk; Growth Style Investment Risk; Derivatives Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Leverage Risk; Smaller Company Securities Risk; Counter-Party Risk; Focused Portfolio Risk

GMO U.S. Intrinsic Value Fund

Market Risk; Value Style Investment Risk; Derivatives Risk; Non-Diversification Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Counter-Party Risk; Leverage Risk; Smaller Company Securities Risk; Focused Portfolio Risk; Growth Style Investment Risk

GMO U.S. Small/Mid Cap Fund

Market Risk; Value Style Investment Risk; Derivatives Risk; Smaller Company Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk; Liquidity Risk; Leverage Risk; Counter-Party Risk; Focused Portfolio Risk; Growth Style Investment Risk

GMO U.S. Treasury Fund	Focused Portfolio Risk; Debt Securities Risk; Market Disruption and Geopolitical Risk; Management Risk; Large Shareholder Risk
GMO World Opportunity Overlay Fund

Management Risk; Derivatives Risk; Leverage Risk; Debt Securities Risk; Liquidity Risk; Focused Portfolio Risk; Non-Diversification Risk; Foreign Investment Risk; Foreign Currency Transactions Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Counter-Party Risk; Mortgage- and Asset-Backed Securities Risk

Management and Operational Risk. Each Fund is subject to management risk because it relies on the Manager's ability to achieve its investment objective. The Manager uses proprietary investment techniques in making investment decisions for the funds, but that does not assure that the Manager will achieve the desired results and a fund may incur significant losses. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times. For some underlying funds the Manager's portfolio managers use quantitative analyses and/or models. Any imperfections or limitations in such analyses and/or models could affect the ability of the portfolio managers to implement strategies. By necessity, these analyses and models make simplifying assumptions that limit their efficacy. Models that appear to explain prior market data can fail to predict future market events. Further, the data used in models may be inaccurate and/or it may not include the most recent information about a company or a security. There also can be no assurance that all of the Manager's personnel will continue to be associated with the Manager for any length of time. The loss of the services of one or more employees of the Manager could have an adverse impact on a Fund's ability to achieve its investment objective. The underlying funds generally do not take temporary defensive positions. Instead they usually are fully invested in the asset classes in which they are permitted to invest, such as domestic equities, foreign equities, or emerging country debt. A Fund may buy securities not included in its benchmark, hold securities in very different proportions than its benchmark, and/or engage in other strategies that cause a Fund's performance to differ from (and/or be uncorrelated with or negatively correlated with) that of its benchmark. In those cases, a Fund's performance will depend on the ability of the Manager to choose securities that perform better than securities that are included in the benchmark and/or to utilize those other strategies in a way that adds value relative to the benchmark.

The underlying funds also are subject to the risk of loss and impairment of operations from operational risk as a result of the Manager's and other service providers' provision of investment management, administrative, accounting, tax, legal, shareholder and other services to the underlying funds. Operational risk can result from inadequate procedures and controls, human error and system failures by a service provider. For example, trading delays or errors (both human and systematic) could prevent an underlying fund from purchasing or selling a security that the Manager expects will appreciate or decline in value, as the case may be, thus preventing the underlying fund from benefiting from potential investment gains or avoiding losses on the security. The Manager is not contractually liable to the underlying funds for losses associated with operational risk absent the Manager's willful misfeasance, bad faith, gross negligence or reckless disregard of its contractual obligations to provide services to the underlying funds. Other Fund service providers also have limitations on their liability to the underlying funds for losses resulting from their errors.

Non-Diversification Risk. Some of the underlying funds in which the Trust invests are non-diversified investment companies within the meaning of the 1940 Act. This means they are allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, they may be subject to greater counter-party risk, debt securities risk, market risk, and other risks, and poor performance by a single issuer may have a greater impact on their performance than if they were "diversified."

Real Estate Risk. Because GMO Real Estate Fund concentrates its assets in real-estate related investments, the value of the fund's portfolio is subject to factors affecting the real estate industry and may fluctuate more than the value of a portfolio that consists of securities of companies in a broader range of industries. Factors affecting real estate values include the supply of real property in certain markets, changes in zoning laws, delays in completion of construction, changes in real estate values, changes in property taxes, levels of occupancy, adequacy of rent to cover operating expenses, and local and regional market conditions. The value of real-estate related investments also may be affected by changes in interest rates, macroeconomic developments, and social and economic trends. REITs also are subject to the risk of fluctuations in income from underlying real estate assets, the inability of the REIT to effectively manage the cash flows generated by those assets, prepayments and, defaults by borrowers, and the risk of failing to qualify for special tax treatment accorded REITs under the Internal Revenue Code of 1986, and/or to maintain exemption from investment company status under the 1940 Act.

Short Sales Risk. A Fund may seek to hedge investments or realize additional gains through short sales. A Fund may make short sales "against the box," meaning the Fund may make short sales while owning or having the right to acquire, at no added cost, securities or currencies identical to those sold short. A Fund incurs transaction costs, including interest, when opening, maintaining, and closing short sales against the box. Short sales against the box protect a Fund against the risk of loss in the value of a portfolio security or currency by offsetting a decline in value of the security or currency by a corresponding gain in the short position. The converse, however, is that any increase in the value of the security or currency will be offset by a corresponding loss in the short position.

In implementing its principal investment strategies, GMO Flexible Equities Fund and GMO Alpha Only Fund are each permitted to engage in short sales of securities or currencies that the fund does not own. To do so, the Fund would borrow a security (ordinarily shares of an exchange-traded fund ("ETF")) or currency from a broker and sell it to a third party. This type of short sale would expose the Fund to the risk that it would be required to acquire, convert, or exchange securities or currencies to replace the borrowed securities at a time when the securities or currencies sold short have appreciated in value, thus resulting in a loss to the fund. If the Fund engages in short sales of securities it does not own, it may have to pay a premium to borrow the securities or currencies and must pay to the lender any dividends or interest it receives on the securities or currencies while they are borrowed. In addition, purchasing securities or currencies to close out a short position can itself cause the price of the securities or currencies to rise further, thereby exacerbating any loss. Short sales of securities or currencies the fund does not own involve a form of investment leverage, and the amount of the Fund's potential loss is theoretically unlimited. Accordingly, GMO Flexible Equities Fund and GMO Alpha Only Fund may be subject to increased leveraging risk and other investment risks as a result of engaging in short sales of securities or currencies each Fund does not own.

Customized Investment Program Risk. GMO Special Situations Fund is not intended to provide a complete investment program and is intended generally to complement the long-only investments in global equities and fixed income instruments utilized in its manager's asset allocation strategies. As a result, the risks associated with GMO Special Situations Fund's investments often will be far greater (and GMO Special Situations Fund's investment returns may be far more volatile) than if GMO Special Situations Fund served as a stand-alone investment vehicle.

Additional Risks Associated with Asset-Backed Securities. In addition to the risks described above and under "Mortgage- and Asset-Backed Securities Risk" in the Trust's private placement memorandum, additional market risks apply to funds that invest a substantial portion of their assets in asset-backed securities. Asset-backed securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. Asset-backed securities also may be collateralized by the fees earned by service providers. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as "collateralized debt obligations" or "collateralized loan obligations") and by the fees earned by service providers. Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (e.g., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The obligations of issuers (and obligors of underlying assets) also are subject to bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors. Many asset-backed securities are now rated below investment grade.

With the deterioration of worldwide economic and liquidity conditions that became acute in 2008, the markets for asset-backed securities became fractured and uncertainty about the creditworthiness of those securities (and underlying assets) caused credit spreads (the difference between yields on the asset-backed securities and U.S. Government securities) to widen dramatically. Concurrently, systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions reduced the ability of financial institutions to make markets in many fixed income securities. These events reduced liquidity for securitized credits and contributed to substantial declines in the value of asset-backed and other fixed income securities. These conditions may occur again. Also, government actions and proposals affecting the terms of underlying home and consumer loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages), have had, and may continue to have, adverse valuation and liquidity effects on asset-backed securities.

The market value of an asset-backed security may depend on the servicing of its underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying assets. The insolvency of entities that generate receivables or that utilize the assets may result in a decline in the value of the underlying assets, as well as costs and delays. The obligations underlying asset-backed securities, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment, and a GMO fund may be unable to invest prepayments at as high a yield as the asset-backed security.

The risk of investing in asset-backed securities has increased because performance of the various sectors in which the assets underlying asset-backed securities are concentrated (e.g., auto loans, student loans, sub-prime mortgages, and credit card receivables) has become more highly correlated since the deterioration in worldwide economic and liquidity conditions referred to above.

Market risk for fixed income securities denominated in foreign securities is also amplified by currency risk.

Natural Resources Risk. The Fund may invest in GMO Resources Fund ("Resources Fund"). Resources Fund concentrates its investments in the natural resources sector, and so is subject to greater risks than a fund that invests in a wider variety of industries. Resources Fund is particularly exposed to adverse developments affecting issuers in the natural resources sector. In addition, the securities of companies in the natural resources sector may experience more price volatility than securities of companies in other industries. Some of the commodities used as raw materials or produced by these companies are subject to broad price fluctuations as a result of industry wide supply and demand factors. As a result, companies in the natural resources sector often have limited pricing power over supplies or for the products they sell which can affect their profitability. Companies in the natural resources sector also may be subject to special risks associated with natural or man-made disasters. In addition, the natural resources sector can be especially affected by events relating to international political and economic developments, government regulations including changes in tax law or interpretations of law, energy conservation, and the success of exploration projects. Specifically, the natural resource sector can be significantly affected by import controls, worldwide competition, changes in consumer sentiment and spending, and can be subject to liability for, among other things, environmental damage, depletion of resources, and mandated expenditures for safety and pollution control.

Resources Fund's concentration in the securities of companies with substantial natural resource assets will expose it to the price movements of natural resources to a greater extent than a more broadly diversified mutual fund. Because Resources Fund invests primarily in this economic sector, there is the risk that the Fund will perform poorly during an economic downturn or a slump in demand for natural resources. The Trust is exposed to the risks of investments in the natural resources sector to the extent it invests in Resources Fund.

Certain of Resources Fund's investments could bear on its ability to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. If Resources Fund were to fail so to qualify, the Trust's return on any investment in Resources Fund could be reduced.

Portfolio Transactions

Decisions to buy and sell portfolio securities for the underlying funds and for each of GMO's other investment advisory clients are made by GMO with a view to achieving each client's investment objectives taking into consideration other account-specific factors such as, without limitation, cash flows into or out of the account, current holdings, the account's benchmark(s), applicable regulatory limitations, liquidity, cash restrictions, applicable transaction documentation requirements, market registration requirements and/or time constraints limiting GMO's ability to confirm adequate transaction documentation or seek interpretation of investment guideline ambiguities. Therefore, a particular security may be bought or sold only for certain clients of GMO even though it could have been bought or sold for other clients at the same time. Also, a particular security may be bought/sold for one or more clients when one or more other clients are selling/buying the security or taking a short position in the security, including clients invested in the same investment strategy.

To the extent permitted by applicable law, GMO's compliance policies and procedures and a client's investment guidelines, GMO may engage in "cross trades" where, as investment manager to a client account, GMO causes that client account to purchase a security directly from (or sell a security directly to) another client account.

In certain cases, GMO may identify investment opportunities that are suitable for the underlying funds and one or more private investment companies for which GMO or one of its affiliates serves as investment manager, general partner and/or managing member ("GMO Private Funds"). In most cases, GMO receives greater compensation in respect of a GMO Private Fund (including incentive-based compensation) than it receives in respect of an underlying fund. In addition, senior members or other portfolio managers of GMO frequently have a personal investment in a GMO Private Fund that is greater than such person's investment in a similar underlying fund (or, in some cases, may have no investment in the similar underlying fund). GMO itself also makes investments in GMO Private Funds. To help manage these potential conflicts, GMO has developed and reviewed with the underlying funds' Board of Trustees trade allocation policies that establish a framework for allocating initial public offerings ("IPOs") and other limited opportunities that takes into account the needs and objectives of each underlying fund and other GMO clients.

Unless otherwise specified in an underlying fund's prospectus, private placement memorandum, or statement of additional information, GMO is not obligated to, and generally will not, consider tax consequences when seeking to achieve an underlying fund's investment objective (e.g., the fund may engage in transactions that are not tax efficient for U.S. federal income or other federal state, local, or non-U.S. tax purposes). Portfolio turnover is not a principal consideration when GMO makes investment decisions for an underlying fund, and the underlying funds have not placed any limit on the rate of portfolio turnover and portfolio securities may be sold without regard to the time they have been held. Based on its assessment of market conditions and purchase or redemption requests, GMO may cause an underlying fund to trade more frequently at some times than at others. High turnover rates may adversely affect an underlying fund's performance by generating higher transaction costs and may result in additional taxable income for its shareholders.

Purchase Premiums and Redemption Fees

Some share classes of the GMO Funds charge purchase premiums and/or redemption fees. Purchase premiums and redemption fees are paid to and retained by a GMO Fund to help offset non de minimis estimated portfolio transaction costs and other related costs (e.g., bid to ask spreads, stamp duties and transfer fees) incurred by the GMO Fund (directly or indirectly through investments in other underlying funds) as a result of the purchase or redemption by allocating estimated costs to the purchasing or redeeming shareholder. A GMO Fund may impose a new purchase premium and/or redemption fee or modify an existing fee at any time.

Asset Allocation Trust may invest in the share classes of the GMO Funds that charge purchase premiums and/or redemption fees. To the extent that Asset Allocation Trust invests in those share classes, including indirectly, it will bear the the redemption fees and purchase premiums listed below.

GMO Fund	Maximum Purchase Premium (as a percentage of amount invested)	Maximum Redemption Fee (as a percentage of amount redeemed)
Asset Allocation International Small Companies Fund	0.50%	0.50%
Developed World Stock Fund	0.25%	0.25%
Emerging Country Debt Fund	0.50%	0.50%
Emerging Domestic Opportunities Fund	0.80%	0.80%
Emerging Markets Fund	0.80%	0.80%
Foreign Small Companies Fund	0.50%	0.50%
International Small Companies Fund	0.50%	0.50%
Resources Fund	0.30%	0.30%
U.S. Small/Mid Cap Fund	0.50%	0.50%

Purchase premiums are not charged on reinvestments of distributions. Redemption fees apply to all shares of a GMO Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions).

ITEM 17. MANAGEMENT OF THE TRUST

General

The following table provides basic information about the Trustees and Officers of the Trust. Each of the Trustees and Officers listed below acts in identical capacities for the Wells Fargo Advantage family of funds which consists of, as of December 31, 2011, 138 series comprising Wells Fargo Funds Trust, Wells Fargo Variable Trust, Wells Fargo Master Trust and four closed-end funds (collectively the "Wells Fargo Advantage Fund Complex"). The business address of each Trustee and Officer is 525 Market Street, 12th Floor, San Francisco, CA 94105. Each Trustee and Officer serves an indefinite term, with the Trustees subject to retirement from service as required pursuant to the Trust's retirement policy at the end of the calendar year in which a Trustee turns 75.

Information for Trustees, all of whom are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("Independent Trustees"), appears below. In addition to the Officers listed below, the Trust has appointed an Anti-Money Laundering Compliance Officer.

Name and Year of Birth	Position Held with Registrant/Length of Service	Principal Occupation(s) During Past 5 Years	Other Public Company or Investment Company Directorships
INDEPENDENT TRUSTEES
Peter G. Gordon (Born 1942)	Trustee, since 2010, Chairman, since 2010	Co-Founder, Retired Chairman, President and CEO of Crystal Geyser Water Company. Trustee Emeritus, Colby College.	Wells Fargo Advantage Fund Complex, consisting of 138 series as of 12/31/11
Isaiah Harris, Jr., (Born 1952)	Trustee, since 2010

Retired. Prior thereto, President and CEO of BellSouth Advertising and Publishing Corp from 2005 to 2007, President and CEO of BellSouth Enterprises from 2004 to 2005 and President of BellSouth Consumer Services from 2000 to 2003. Currently a member of the Iowa State University Foundation Board of Governors and a member of the Advisory Board of Iowa State University School of Business.

CIGNA Corporation; Deluxe Corporation; Wells Fargo Advantage Fund Complex, consisting of 138 series as of 12/31/11
Leroy Keith, Jr. (Born 1939)	Trustee, since 2005

Chairman, Bloc Global Services (development and construction). Trustee of the Evergreen Funds from 1983 to 2010. Former Managing Director, Almanac Capital Management (commodities firm), former Partner, Stonington Partners, Inc. (private equity fund), former Director, Obagi Medical Products Co. and former Director, Lincoln Educational Services.

Trustee, Virtus Fund Complex, consisting of 40 portfolios as of 12/31/11; Wells Fargo Advantage Fund Complex, consisting of 138 series as of 12/31/11
Judith M. Johnson (Born 1949)	Trustee, since 2010

Retired. Prior thereto, Chief Executive Officer and Chief Investment Officer of Minneapolis Employees Retirement Fund from 1996 to 2008. Ms. Johnson is an attorney, a certified public accountant and a certified managerial accountant.

Wells Fargo Advantage Fund Complex, consisting of 138 series as of 12/31/11
David F. Larcker (Born 1950)	Trustee, since 2010

James Irvin Miller Professor of Accounting at the Graduate School of Business, Stanford University, Director of Corporate Governance Research Program and Senior Faculty of The Rock Center for Corporate Governance since 2006. From 2005 to 2008, Professor of Accounting at the Graduate School of Business, Stanford University. Prior thereto, Ernst & Young Professor of Accounting at The Wharton School, University of Pennsylvania from 1985 to 2005.

Wells Fargo Advantage Fund Complex, consisting of 138 series as of 12/31/11
Olivia S. Mitchell (Born 1953)	Trustee, since 2010

International Foundation of Employee Benefit Plans Professor, Wharton School of the University of Pennsylvania since 1993. Director of Wharton's Pension Research Council and Boettner Center on Pensions & Retirement Research, and Research Associate at the National Bureau of Economic Research. Previously, Cornell University Professor from 1978 to 1993.

Wells Fargo Advantage Fund Complex, consisting of 138 series as of 12/31/11
Timothy J. Penny (Born 1951)	Trustee, since 2010

President and CEO of Southern Minnesota Initiative Foundation, a non-profit organization, since 2007 and Senior Fellow at the Humphrey Institute Policy Forum at the University of Minnesota since 1995. Member of the Board of Trustees of NorthStar Education Finance, Inc., a non-profit organization, since 2007.

Wells Fargo Advantage Fund Complex, consisting of 138 series as of 12/31/11
Michael S. Scofield (Born 1943)	Trustee, since 2005

Served on the Investment Company Institute's Board of Governors and Executive Committee from 2008-2011 as well the Governing Council of the Independent Directors Council from 2006-2011 and the Independent Directors Council Executive Committee from 2008-2011. Chairman of the IDC from 2008-2010. Institutional Investor (Fund Directions) Trustee of Year in 2007. Trustee of the Evergreen Funds (and its predecessors) from 1984 to 2010. Chairman of the Evergreen Funds from 2000-2010. Former Trustee of the Mentor Funds. Retired Attorney, Law Offices of Michael S. Scofield and former Director and Chairman, Branded Media Corporation (multi-media branding company).

Wells Fargo Advantage Fund Complex, consisting of 138 series as of 12/31/11
Donald C. Willeke (Born 1940)	Trustee, since 2010

Principal of the law firm of Willeke & Daniels. General Counsel of the Minneapolis Employees Retirement Fund from 1984 until its consolidation into the Minnesota Public Employees Retirement Association on June 30, 2010. Director and Vice Chair of The Free Trust (non-profit corporation). Director of the American Chestnut Foundation (non-profit corporation).

Wells Fargo Advantage Fund Complex, consisting of 138 series as of 12/31/11

Name and Year of Birth	Position Held with Registrant/Length of Service	Principal Occupation(s) During Past 5 Years
OFFICERS
Karla M. Rabusch (Born 1959)	President, since 2003

Executive Vice President of Wells Fargo Bank, N.A. and President of Wells Fargo Funds Management, LLC since 2003. Senior Vice President and Chief Administrative Officer of Wells Fargo Funds Management, LLC from 2001 to 2003.

David Berardi (Born 1975)	Assistant Treasurer, since 2009

Vice President of Wells Fargo Funds Management, LLC since 2009. Vice President of Evergreen Investment Management Company, LLC from 2008 to 2010. Assistant Vice President of Evergreen Investment Services, Inc. from 2004 to 2008. Manager of Fund Reporting and Control for Evergreen Investment Management Company, LLC from 2004 to 2010.

Jeremy DePalma (Born 1974)	Assistant Treasurer, since 2009

Senior Vice President of Wells Fargo Funds Management, LLC since 2009. Senior Vice President of Evergreen Investment Management Company, LLC from 2008 to 2010. Vice President, Evergreen Investment Services, Inc. from 2004 to 2007. Head of the Fund Reporting and Control Team within Fund Administration from 2005 to 2010.

C. David Messman (Born 1960)	Secretary, since 2000; Chief Legal Officer, since 2003	Senior Vice President and Secretary of Wells Fargo Funds Management, LLC since 2001. Vice President and Managing Counsel of Wells Fargo Bank, N.A. since 1996.
Debra Ann Early (Born 1964)	Chief Compliance Officer, since 2007

Chief Compliance Officer of Wells Fargo Funds Management, LLC since 2007. Chief Compliance Officer of Parnassus Investments from 2005 to 2007. Chief Financial Officer of Parnassus Investments from 2004 to 2007 and Senior Audit Manager of PricewaterhouseCoopers LLP from 1998 to 2004.

Kasey Phillips (Born 1970)	Treasurer, since 2009

Senior Vice President of Wells Fargo Funds Management, LLC since 2009. Senior Vice President of Evergreen Investment Management Company, LLC from 2006 to 2010. Treasurer of the Evergreen Funds from 2005 to 2010.

The Trust's Declaration of Trust does not set forth any specific qualifications to serve as a Trustee other than that no person shall stand for initial election or appointment as a Trustee if such person has already reached the age of 72. The Charter of the Governance Committee also does not set forth any specific qualifications, but does set forth certain factors that the Committee may take into account in considering Trustee candidates and a process for evaluating potential conflicts of interest, which identifies certain disqualifying conflicts. None of the current Trustees is an "interested person" of the Trust as that term is defined in the 1940 Act.
Among the attributes or skills common to all Trustees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the adviser, sub-advisers, other service providers, counsel and the independent registered public accounting firm, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee's ability to perform his or her duties effectively has been attained through the Trustee's business, consulting, public service and/or academic positions and through experience from service as a board member of the Trust and the trusts in the Wells Fargo Advantage Fund Complex (and/or in other capacities, including for any predecessor funds), public companies, or non-profit entities or other organizations as set forth below. Each Trustee's ability to perform his or her duties effectively also has been enhanced by his or her educational background, professional training, and/or other life experiences.
Peter G. Gordon. Mr. Gordon has been a Trustee of the Wells Fargo Advantage Fund Complex since 1998, Chairman of the Board of Trustees of the Wells Fargo Advantage Fund Complex since 2005, the Lead Independent Trustee of the Wells Fargo Advantage Fund Complex from 2001 through 2005, and Chairman of the Governance Committee of the Wells Fargo Advantage Fund Complex since 2005. In addition, he has over 30 years of executive and business experience as the co-founder, Chairman, President and CEO of Crystal Geyser Water Company.
Isaiah Harris, Jr. Mr. Harris has served as a Trustee of the Wells Fargo Advantage Fund Complex since 2009 and was an Advisory Board Member of the Wells Fargo Advantage Fund Complex from 2008 to 2009. He has been the Chairman of the Board of CIGNA Corporation since 2009, and has been a director of CIGNA Corporation since 2005. He also has been a director of Deluxe Corporation since 2003. As a director of these and other public companies, he has served on board committees, including Governance, Audit and Compensation Committees. Mr. Harris served in senior executive positions, including as president, chief executive officer, vice president of finance and/or chief financial officer, of operating companies for approximately 20 years.
Judith M. Johnson. Ms. Johnson has served as a Trustee of the Wells Fargo Advantage Fund Complex since 2008 and as Chair of the Audit Committee of the Wells Fargo Advantage Fund Complex since 2009. She served as the Chief Executive Officer and Chief Investment Officer of the Minneapolis Employees Retirement Fund for twelve years until her retirement in 2008. Ms. Johnson is a licensed attorney, as well as a certified public accountant and a certified managerial accountant. Ms. Johnson has been determined by the Board to be an audit committee financial expert as such term is defined in the applicable rules of the Securities and Exchange Commission (the "SEC").
Leroy Keith, Jr. Mr. Keith has served as a Trustee of the Trust since 2005 and of the Wells Fargo Advantage Fund Complex since 2010. He previously served as a Trustee of the Evergreen fund complex since 1983. He is a Trustee of the Phoenix fund complex, Former Managing Director of Almanac Capital Management, Director of Diversapack Co., Former Partner of Stonington Partners, Inc. and Former Director of Obagi Medical Products, Inc. He is also Chairman of Bloc Global Services, a development and constructions firm.
David F. Larcker. Mr. Larcker has served as a Trustee of the Wells Fargo Advantage Fund Complex since 2009 and was an Advisory Board Member of the Wells Fargo Advantage Fund Complex from 2008 to 2009. Mr. Larcker is the James Irvin Miller Professor of Accounting at the Graduate School of Business of Stanford University. He is also the Director of the Corporate Governance Research Program and Co-director of The Rock Center for Corporate Governance at Stanford University. He has been a professor of accounting for over 30 years. He has written numerous articles on a range of topics, including managerial accounting, financial statement analysis and corporate governance.
Olivia S. Mitchell. Ms. Mitchell has served as a Trustee of the Wells Fargo Advantage Fund Complex since 2006. Ms. Mitchell is Department Chair and Professor, Department of Insurance and Risk Management, and International Foundation of Employee Benefit Plans Professor at the Wharton School of the University of Pennsylvania. She also serves in senior positions with academic and policy organizations that conduct research on pensions, retirement, insurance and related topics, including as Executive Director of the Pension Research Council and Director of the Boettner Center on Pensions and Retirement Research, both of the University of Pennsylvania. She has been a professor of economics, insurance and risk management for over 30 years. She has written numerous articles and books on a range of topics, including retirement risk management, private and social insurance, and health and retirement analysis and policy.
Timothy J. Penny. Mr. Penny has been a Trustee of the Wells Fargo Advantage Fund Complex and their predecessor funds since 1996. He has been President and CEO of Southern Minnesota Initiative Foundation since 2007 and a Senior Fellow at the Humphrey Institute Policy Forum at the University of Minnesota since 1995. He also serves as a member of the board of another non-profit organization. Mr. Penny was a member of the U.S. House of Representatives for 12 years representing Southeastern Minnesota's First Congressional District.
Michael S. Scofield. Mr. Scofield has served as a Trustee of the Trust since 2005 and of the Wells Fargo Advantage Fund Complex since 2010. He currently serves on the Investment Company Institute's Board of Governors and Executive Committee. Mr. Scofield previously served as a Trustee of the Evergreen fund complex since 1984, where he served as Chairman of the Board. He also served as a member and former chairman of the Independent Directors Counsel, an organization dedicated to serving the independent investment company director community, and other leadership positions in the investment company industry. He previously worked as an attorney with the Law Offices of Michael S. Scofield. He was formerly Director and Chairman of Branded Media Corporation, a multi-media branding company.
Donald C. Willeke. Mr. Willeke has been a Trustee of the Wells Fargo Advantage Fund Complex and their predecessor funds since 1996. He is an attorney in private practice and has served as General Counsel of the Minneapolis Employees Retirement Fund for more than 25 years.

Board of Trustees - Leadership Structure and Oversight Responsibilities
Overall responsibility for oversight of the Trust rests with the Board of Trustees. The Board has engaged GMO to manage the Trust on a day-to day basis. The Board is responsible for overseeing GMO and other service providers in the operation of the Trust in accordance with the provisions of the 1940 Act, applicable provisions of Delaware law, other applicable laws and the Trust's charter. The Board is currently composed of nine members, each of whom is an Independent Trustee. The Board currently conducts regular meetings five times a year. In addition, the Board frequently holds special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have engaged independent legal counsel to assist them in performing their oversight responsibilities.
The Board has appointed an Independent Trustee to serve in the role of Chairman. The Chairman's role is to preside at all meetings of the Board and to act as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings. The Chairman may also perform such other functions as may be delegated by the Board from time to time. In order to assist the Chairman in maintaining effective communications with the other Trustees and GMO, the Board has appointed a Chair Liaison to work with the Chairman to coordinate Trustee communications and to assure timely responses to Trustee inquiries, board governance and fiduciary matters. The Chair Liaison serves for a one-year term, which may be extended with the approval of the Board. Except for any duties specified herein or pursuant to the Trust's charter document, the designation of Chairman or Chair Liaison does not impose on such Independent Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board generally.
The Board also has established a Governance Committee and an Audit Committee to assist the Board in the oversight and direction of the business and affairs of the Trust, and from to time may establish informal working groups to review and address the policies and practices of the Trust with respect to certain specified matters. Additionally, the Board has established investment teams to review in detail the performance of the Trust, in light of the Trust's investment objectives and strategies, to meet with portfolio managers, and to report back to the full Board. The Board occasionally engages independent consultants to assist it in evaluating initiatives or proposals. The Board believes that the Board's current leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight. The leadership structure of the Board may be changed, at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Trust.
The Trust is subject to a number of risks, including investment, compliance, operational, and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of GMO and other service providers (depending on the nature of the risk), who carry out the Trust's investment management and business affairs. Each of GMO and other service providers have their own, independent interest in risk management, and their policies and methods of carrying out risk management functions will depend, in part, on their individual priorities, resources and controls.
Risk oversight forms part of the Board's general oversight of the Trust and is addressed as part of various Board and Committee activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Trust or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Trust, the Board, directly or through a Committee, interacts with and reviews reports from, among others, GMO, the Chief Compliance Officer of the Trust, the independent registered public accounting firm for the Trust, and internal auditors for GMO, as appropriate, regarding risks faced by the Trust and relevant risk functions. The Board, with the assistance of its investment teams, reviews investment policies and risks in connection with its review of the Trust's performance. The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Trust's compliance program and reports to the Board regarding compliance matters for the Trust and its principal service providers. In addition, as part of the Board's periodic review of the Trust's advisory, subadvisory and other service provider agreements, the Board may consider risk management aspects of their operations and the functions for which they are responsible. With respect to valuation, the Board oversees a management valuation team comprised of officers of Wells Fargo Funds Management, LLC, has approved and periodically reviews valuation policies applicable to valuing the Trust shares and has established a valuation committee of Trustees. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

Committees.

As noted above, the Board has established a standing Governance Committee, a standing Audit Committee and a standing Valuation Committee to assist the Board in the oversight and direction of the business and affairs of the Trust. Each such Committee operates pursuant to a charter approved by the Board and is chaired by an Independent Trustee. Each Independent Trustee is a member of the Trust's Governance Committee, Audit Committee and Valuation Committee.

(1) Governance Committee. Whenever a vacancy occurs on the Board, the Governance Committee is responsible for recommending to the Board persons to be appointed as Trustees by the Board, and persons to be nominated for election as Trustees in circumstances where a shareholder vote is required by or under the 1940 Act. Generally, the Governance Committee selects the candidates for consideration to fill Trustee vacancies, or considers candidates recommended by the other Trustees or by the Trust's management. Pursuant to the Trust's charter document, only Independent Trustees may nominate and select persons to become Independent Trustees for the Trust, so long as the Trust has in effect one or more plans pursuant to Rule 12b-1 under the 1940 Act. The Governance Committee meets only as necessary and met three times with respect to the Trust's most recently completed fiscal year. Peter Gordon serves as the chairman of the Governance Committee.

The Governance Committee has adopted procedures by which a shareholder may properly submit a nominee recommendation for the Committee's consideration, which are set forth in the Trust's Governance Committee Charter. The shareholder must submit any such recommendation (a "Shareholder Recommendation") in writing to the Trust, to the attention of the Trust's Secretary, at the address of the principal executive offices of the Trust. The Shareholder Recommendation must be delivered to, or mailed and received at, the principal executive offices of the Trust not less than forty-five calendar days nor more than seventy-five calendar days prior to the date of the Governance Committee meeting at which the nominee would be considered. The Shareholder Recommendation must include: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address, and nationality of the person recommended by the shareholder (the "candidate"), (B) the series (and, if applicable, class) and number of all shares of the Trust owned of record or beneficially by the candidate, as reported to such shareholder by the candidate; (C) any other information regarding the candidate called for with respect to director nominees by paragraphs (a), (d), (e), and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the SEC (or the corresponding provisions of any regulation or rule subsequently adopted by the SEC or any successor agency applicable to the Trust); (D) any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether the recommending shareholder believes that the candidate is or will be an "interested person" of the Trust (as defined in the 1940 Act) and, if not an "interested person," information regarding the candidate that will be sufficient for the Trust to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected; (iii) the recommending shareholder's name as it appears on the Trust's books; (iv) the series (and, if applicable, class) and number of all shares of the Trust owned beneficially and of record by the recommending shareholder; and (v) a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder. In addition, the Governance Committee may require the candidate to interview in person or furnish such other information as it may reasonably require or deem necessary to determine the eligibility of such candidate to serve as a Trustee of the Trust. The Governance Committee has full discretion to reject nominees recommended by shareholders, and there is no assurance that any such person properly recommended and considered by the Committee will be nominated for election to the Board.

The Governance Committee may from time-to-time propose nominations of one or more individuals to serve as members of an "advisory board," as such term is defined in Section 2(a)(1) of the 1940 Act ("Advisory Trustees"). An individual may be eligible to serve as an Advisory Trustee only if that individual meets the requirements to be a "non-interested" Trustee under the 1940 Act and does not otherwise serve the Trust in any other capacity. Any Advisory Trustee shall serve at the pleasure of the Board and may be removed, at any time, with or without cause, by the Board. An Advisory Trustee may be nominated and elected as a Trustee, at which time he or she shall cease to be an Advisory Trustee. Advisory Trustees shall perform solely advisory functions. Unless otherwise specified by the Committee or the Board, Advisory Trustees are invited to attend meetings of the Board and all committees of the Board. Advisory Trustees shall participate in meeting discussions but do not have a vote upon any matter presented to the Board or any committee of the Board, nor do they have any power or authority to act on behalf of or to bind the Board, any committee of the Board or the Trust. Advisory Trustees shall not have any responsibilities or be subject to any liabilities imposed upon Trustees by law or otherwise. Advisory Trustees shall be entitled, to the maximum extent permitted by law, to be indemnified by the Trust and shall be covered by any liability insurance coverage that extends to Trustees and officers of the Trust. Advisory Trustees shall be paid the same meeting fees payable to Trustees and shall have their expenses reimbursed in accordance with existing Board expense reimbursement policies. Advisory Trustees shall not receive any retainer fees.

(2) Audit Committee. The Audit Committee oversees the Trust's accounting and financial reporting policies and practices, reviews the results of the annual audits of the Trust's financial statements, and interacts with the Trust's independent registered public accounting firm on behalf of the full Board. The Audit Committee operates pursuant to a separate charter, and met seven times with respect to the Trust's most recently completed fiscal year. Judith M. Johnson serves as the chairperson of the Audit Committee.

(3) Valuation Committee. The Board has delegated to the Valuation Committee the authority to take any necessary or appropriate action and address any issues regarding the valuation of portfolio securities under the Trust's valuation procedures, including determining the fair value of securities between Board regularly scheduled meetings in instances where that determination has not otherwise been delegated to the valuation team ("Management Valuation Team") of GMO. The Board considers for ratification at each quarterly meeting any valuation actions taken by the Valuation Committee or the Management Valuation Team during the previous quarter that require ratification. Any one member of the Valuation Committee may constitute a quorum for a meeting of the committee. The Valuation Committee did not meet during the Trust's most recently completed fiscal year.

Compensation. The Trustees do not receive any retirement benefits or deferred compensation from the Trust. The Trust's Officers are not compensated by the Trust for their services. Listed below is the Trustee compensation paid by the Wells Fargo Advantage Fund Complex for the twelve months ended September 30, 2011:

Trustee Compensation
Trustee	Total Compensation from the Wells Fargo Advantage Fund Complex[1]
Peter G. Gordon	$266,750
Isaiah Harris, Jr.	$223,000
Judith M. Johnson	$246,750
Leroy Keith, Jr.	$216,054
David F. Larcker	$216,054
Olivia S. Mitchell	$223,000
Timothy J. Penny	$229,000
Michael S. Scofield	$196,978
Donald C. Willeke	$223,000
1	As of September 30, 2011, there were 150 funds in the Wells Fargo Advantage Fund Complex.

The table below shows the dollar range of each Trustee's investment in the Trust as of December 31, 2011. Amounts shown include investments in Wells Fargo Advantage Asset Allocation Fund ("Asset Allocation Fund"), which invests all of its assets in the Trust.

Trustee Ownership
Trustee	Dollar Range of Investment in Trust	Aggregate Dollar Range of Equity Securities of Wells Fargo Advantage Fund Complex[1]
Peter G. Gordon	$0	Over $100,000
Isaiah Harris, Jr.	$0	Over $100,000
Judith M. Johnson	$0	Over $100,000
Dr. Leroy Keith. Jr.	$1 - $10,000	$50,001 - $100,000[2]
David F. Larcker	$0	Over $100,000
Olivia S. Mitchell	$0	Over $100,000
Timothy J. Penny	$0	Over $100,000
Michael S. Scofield	$10,001 - $50,000	Over $100,000
Donald C. Willeke	$0	Over $100,000
1	Includes Trustee ownership in shares of funds within the entire Wells Fargo Advantage Fund Complex (consisting of 138 funds) as of December 31, 2011.
2	Mr. Keith's total holdings in the Fund Complex were over $100,000 as of January 20, 2012.

Code of Ethics

The Trust and its various investment advisers have each adopted a code of ethics which contains policies on personal securities transactions by "access persons" as defined in each of the codes. These policies comply with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, as applicable. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by the Trust or permits such access persons to purchase or sell such securities, subject to certain restrictions. Such restrictions do not apply to purchases or sales of certain types of securities, including shares of open-end investment companies that are unaffiliated with the Wells Fargo Advantage Funds Complex, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by the Trust. The codes of ethics for the Trust and its investment advisers are on public file with, and are available from, the SEC.

Proxy Voting Policies and Procedures

The Trust's Board of Trustees has approved the following proxy voting policy and procedures ("Proxy Voting Procedures") on behalf of the Trust. These Proxy Voting Procedures are that of Wells Fargo Funds Management, the administrator of the Trust ("Funds Management"). The Trust's proxy voting records indicating how the Trust voted proxies relating to portfolio securities during the twelve-month period ended June 30 of each year may be obtained, without charge, by visiting our website at wellsfargoadvantagefunds.com or the SEC's website at sec.gov. The Proxy Voting Procedures are designed to ensure that proxies are voted in the best interests of shareholders, without regard to any relationship that any affiliated person of the Trust (or an affiliated person of such affiliated person) may have with the issuer of the security.
In accordance with the Proxy Voting Procedures, Funds Management exercises its voting responsibility with the goal of maximizing value to shareholders consistent with governing laws and the investment policies of the Trust. While the Trust does not purchase securities to exercise control or to seek to effect corporate change through share ownership, it supports sound corporate governance practices within companies in which it invests and reflects that support through its proxy voting process.
Funds Management has established a Proxy Voting Committee (the "Proxy Committee") that is responsible for overseeing the proxy voting process and ensuring that the voting process is implemented in conformance with the Proxy Voting Procedures. Funds Management has retained an independent, unaffiliated nationally recognized proxy voting company as proxy voting agent. The Proxy Committee monitors the proxy voting agent and the voting process and, in certain situations, votes proxies or directs the proxy voting agent how to vote.
The Proxy Voting Procedures set out guidelines regarding how Funds Management and the proxy voting agent will vote proxies. Where the guidelines specify a particular vote on a particular matter, the proxy voting agent handles the proxy, generally without further involvement by the Proxy Committee. Where the guidelines specify a case-by-case determination, or where a particular issue is not addressed in the guidelines, the proxy voting agent forwards the proxy to the Proxy Committee for a vote determination by the Proxy Committee. In addition, even where the guidelines specify a particular vote, the Proxy Committee may exercise a discretionary vote if it determines that a case-by-case review of a particular matter is warranted.

The Proxy Voting Procedures set forth Funds Management's general position on various proposals, such as:

■

Routine Items – Funds Management will generally vote for uncontested director or trustee nominees, changes in company name, and other procedural matters related to annual meetings.

■

Corporate Governance – Funds Management will generally vote for charter and bylaw amendments proposed solely to conform with modern business practices or for purposes of simplification or to comply with what management's counsel interprets as applicable law.

■

Anti-Takeover Matters – Funds Management generally will vote for proposals that require shareholder ratification of poison pills, and on a case-by-case basis on proposals to redeem a company's poison pill.

■

Mergers/Acquisitions and Corporate Restructurings – Funds Management's Proxy Committee will examine these items on a case-by-case basis.

■

Shareholder Rights – Funds Management will generally vote against proposals that may restrict shareholder rights.

■

Capital Structure Changes - Funds Management will follow the proxy voting agent's capital structure model in evaluating requested increases in authorized common stock. In addition, even if capital requests of less than or equal to 300% of outstanding shares fail the calculated allowable cap, Funds Management will evaluate the request on a case-by-case basis, potentially voting for the proposal based on the company's performance and whether the company's ongoing use of shares has shown prudence.

■

Executive and Director Compensation Plans - Funds Management will analyze on a case-by-case basis proposals on executive or director compensation plans, with the view that viable compensation programs reward the creation of shareholder wealth by having high payout sensitivity to increases in shareholder value.

■

Disclosure on Executive or Director Compensation Cap or Restrict Executive or Director Compensation - Funds Management will generally vote for shareholder proposals requiring companies to report on their executive retirement benefits (deferred compensation, split-dollar life insurance, SERPs, and pension benefits). Funds Management will generally vote for shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote, unless the company's executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans. Funds Management will generally vote against proposals that seek to limit executive and director pay.

■

Social and Environmental Issues - Proxies for securities held by the Trust will be voted pursuant to the proxy voting agent's  current U.S. and International benchmark proxy voting guidelines. For social and environmental proposals such as animal welfare, consumer issues, diversity, climate change and the environment, labor issues and human rights issues, the proxy voting agent's proxy voting guidelines take into consideration the following factors:

●

Whether adoption of the proposal is likely to enhance or protect shareholder value;

●

Whether the information requested concerns business issues that relate to a meaningful percentage of the company's business as measured by sales, assets, and earnings;

●

The degree to which the company's stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

●

Whether the issues presented are more appropriately/effectively dealt with through governmental or company-specific action;

●

Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

●

Whether the company's analysis and voting recommendation to shareholders are persuasive;

●

What other companies have done in response to the issue addressed in the proposal;

●

Whether the proposal itself is well framed and the cost of preparing the report is reasonable;

●

Whether implementation of the proposal's request would achieve the proposal's objectives;

●

Whether the subject of the proposal is best left to the discretion of the board;

●

Whether the requested information is available to shareholders either from the company or from a publicly available source; and

●

Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

In all cases where the Proxy Committee makes the decision regarding how a particular proxy should be voted, the Proxy Committee exercises its voting discretion in accordance with the voting philosophy of the Trust and in the best interests of the Trust shareholders. In deciding how to vote, the Proxy Committee may rely on independent research, input and recommendations from third parties including independent proxy services, other independent sources, investment sub-advisers, company managements and shareholder groups as part of its decision-making process.
In most cases, any potential conflicts of interest involving Funds Management or any affiliate regarding a proxy are avoided through the strict and objective application of the Trust's voting guidelines. However, when the Proxy Committee is aware of a material conflict of interest regarding a matter that would otherwise be considered on a case-by-case basis by the Proxy Committee, the Proxy Committee shall address the material conflict by using any of the following methods: (i) instructing the proxy voting agent to vote in accordance with the recommendation it makes to its clients; (ii) disclosing the conflict to the Board and obtaining their consent before voting; (iii) submitting the matter to the Board to exercise its authority to vote on such matter; (iv) engaging an independent fiduciary who will direct the Proxy Committee on voting instructions for the proxy; (v) consulting with outside legal counsel for guidance on resolution of the conflict of interest; (vi) erecting information barriers around the person or persons making voting decisions; (vii) voting in proportion to other shareholders; or (viii) voting in other ways that are consistent with the Trust's obligation to vote in the best interests of its shareholders. Additionally, the Proxy Committee does not permit its votes to be influenced by any conflict of interest that exists for any other affiliated person of the Trust (such as a sub-adviser or principal underwriter) and the Proxy Committee votes all such matters without regard to the conflict. The Proxy Voting Procedures may reflect voting positions that differ from practices followed by other companies or subsidiaries of Wells Fargo & Company.
While Funds Management uses its best efforts to vote proxies, in certain circumstances it may be impractical or impossible for Funds Management to vote proxies (e.g., limited value or unjustifiable costs). For example, in accordance with local law or business practices, many foreign companies prevent the sales of shares that have been voted for a certain period beginning prior to the shareholder meeting and ending on the day following the meeting ("share blocking"). Due to these restrictions, Funds Management must balance the benefits to its clients of voting proxies against the potentially serious portfolio management consequences of a reduced flexibility to sell the underlying shares at the most advantageous time. As a result, Funds Management will generally not vote those proxies in the absence of an unusual, significant vote or compelling economic importance.
Additionally, Funds Management may not be able to vote proxies for certain foreign securities if Funds Management does not receive the proxy statement in time to vote the proxies due to custodial processing delays.
As a general matter, securities on loan will not be recalled to facilitate proxy voting (in which case the borrower of the security shall be entitled to vote the proxy). However, if the Proxy Committee is aware of an item in time to recall the security and has determined in good faith that the importance of the matter to be voted upon outweighs the loss in lending revenue that would result from recalling the security (i.e., if there is a controversial upcoming merger or acquisition, or some other significant matter), the security will be recalled for voting.
Information regarding how the Trust voted proxies relating to portfolio securities held during the most recent 12-month period ended June 30 may be obtained on the Trust's Web site at wellsfargoadvantagefunds.com or by accessing the SEC's Web site at sec.gov.

POLICIES AND PROCEDURES FOR DISCLOSURE OF PORTFOLIO HOLDINGS

I. Scope of Policies and Procedures. The following policies and procedures (the "Portfolio Holdings Procedures") govern the disclosure of portfolio holdings and any ongoing arrangements to make available information about portfolio holdings for the separate series of Wells Fargo Funds Trust ("Funds Trust"), Wells Fargo Master Trust ("Master Trust"), Wells Fargo Variable Trust ("Variable Trust") and Asset Allocation Trust (each of Funds Trust, Master Trust, Variable Trust and Asset Allocation Trust referred to collectively herein as the "Funds" or individually as the "Fund") now existing or hereafter created.

II. Disclosure Philosophy. The Funds have adopted these Portfolio Holdings Procedures to ensure that the disclosure of a Fund's portfolio holdings is accomplished in a manner that is consistent with a Fund's fiduciary duty to its shareholders. For purposes of these Portfolio Holdings Procedures, the term "portfolio holdings" means the stock, bonds and derivative positions held by a non-money market Fund and does not include the cash investments held by the Fund. For money market funds, the term "portfolio holdings" includes cash investments, such as investments in repurchase agreements.

Under no circumstances shall Funds Management or the Funds receive any compensation in return for the disclosure of information about a Fund's portfolio securities or for any ongoing arrangements to make available information about a Fund's portfolio securities.

III. Disclosure of Fund Portfolio Holdings. The complete portfolio holdings and top ten holdings information referenced below (except for the Funds of Master Trust, Variable Trust and Asset Allocation Trust) will be available on the Funds' website until updated for the next applicable period. Funds Management may withhold any portion of a Fund's portfolio holdings from online disclosure when deemed to be in the best interest of the Fund. Once holdings information has been posted on the website, it may be further disseminated without restriction.

A. Complete Holdings. The complete portfolio holdings for each Fund (except for money market funds and funds that operate as fund of funds) shall be made publicly available on the Funds' website (wellsfargoadvantagefunds.com) on a monthly, 30-day or more delayed basis. Money market Fund holdings shall be made publicly available on the Fund's website on a 1-day delayed basis. In addition to the foregoing, each money market Fund shall post on its website, for a period of not less than six months, beginning no later than the fifth business day of the month, a schedule of its investments, as of the last business day of the prior month, that includes the information required by rule 2a-7(c)(12) under the Investment Company Act of 1940. The categories of information included on the website may differ slightly from what is included in the Funds' Statement of Investments.

B. Top Ten Holdings. Top ten holdings information (excluding derivative positions) for each Fund (except for funds that operate as fund of funds and money market funds) shall be made publicly available on the Funds' website on a monthly, seven-day or more delayed basis.

C. Fund of Funds Structure.
 1. The underlying funds held by a fund that operates as a fund of funds shall be posted to the Funds' website and included in fund fact sheets on a monthly, seven-day or more delayed basis.
 2. A change to the underlying funds held by a Fund in a fund of funds structure or changes in a Fund's target allocations between or among its fixed-income and/or equity investments may be posted to the Funds' website simultaneous with the change.
 3. For purposes of the foregoing provisions in III.C.1-2, any Fund that invests substantially all of its assets in Asset Allocation Trust shall not treat such investment as a portfolio holding and shall look through to the underlying funds held by Asset Allocation Trust.

Furthermore, as required by the SEC each Fund shall file its complete portfolio holdings schedule in public filings made with the SEC on a quarterly basis. Each Fund is required to file its complete portfolio schedules for the second and fourth fiscal quarter on Form N-CSR, and each Fund is required to file its complete portfolio schedules for the first and third fiscal quarters on From N-Q, in each instance within 60 days of the end of the Fund's fiscal quarter. Through Form N-CSR and Form N-Q filings made with the SEC, the Funds' full portfolio holdings will be publicly available to shareholders on a quarterly basis. Such filings shall be made on or shortly before the 60th day following the end of a fiscal quarter. In addition, each money market Fund is required to file with the SEC by the fifth business day of each month, a report on Form N-MFP of portfolio holdings that is current as of the last business day of the previous month; the SEC makes each Form N-MFP publicly available on a delayed basis (presently 60 days after the end of the month to which the information in the report relates).

Each Fund's complete portfolio schedules for the second and fourth fiscal quarter, required to be filed on Form N-CSR, shall be delivered to shareholders in the Fund's semi-annual and annual reports. Each Fund's complete portfolio schedule for the first and third fiscal quarters, required to be filed on Form N-Q, will not be delivered to shareholders. Each Fund, however, shall include appropriate disclosure in its semi-annual and annual reports as to how a shareholder may obtain holdings information for the Fund's first and third fiscal quarters.

IV. List of Approved Recipients. The following list describes the limited circumstances in which a Fund's portfolio holdings may be disclosed to selected third parties in advance of the monthly release on the Funds' website. In each instance, a determination will be made by Funds Management that such advance disclosure is supported by a legitimate business purpose and that the recipients, where feasible, are subject to an independent duty not to disclose or trade on the nonpublic information.

A. Sub-Advisers. Sub-advisers shall have full daily access to fund holdings for the Fund(s) for which they have direct management responsibility. Sub-advisers may also release and discuss portfolio holdings with various broker/dealers for purposes of analyzing the impact of existing and future market changes on the prices, availability/demand and liquidity of such securities, as well as for the purpose of assisting portfolio managers in the trading of such securities. A new Fund sub-adviser may periodically receive full portfolio holdings information for such Fund from the date of Board approval through the date upon which they take over day-to-day investment management activities. Such disclosure will be subject to confidential treatment.

B. Money Market Portfolio Management Team. The money market portfolio management team at Wells Capital Management Incorporated ("Wells Capital Management") shall have full daily access to daily transaction information across the Wells Fargo Advantage Funds for purposes of anticipating money market sweep activity which in turn helps to enhance liquidity management within the money market funds.

C. Funds Management/Wells Fargo Funds Distributor, LLC.
 1. Funds Management personnel that deal directly with the processing, settlement, review, control, auditing, reporting, and/ or valuation of portfolio trades shall have full daily access to Fund portfolio holdings through access to PNC's Datapath system.
 2. Funds Management personnel that deal directly with investment review and analysis of the Funds shall have full daily access to Fund portfolio holdings through Factset, a program that is used to, among other things, evaluate portfolio characteristics against available benchmarks.
 3. Funds Management and Funds Distributor personnel may be given advance disclosure of any changes to the underlying funds in a fund of funds structure or changes in a Fund's target allocations that result in a shift between or among its fixed-income and/or equity investments.

D. External Servicing Agents. Appropriate personnel employed by entities that assist in the review and/or processing of Fund portfolio transactions, employed by the fund accounting agent, the custodian and the trading settlement desk at Wells Capital Management (only with respect to the Funds that Wells Capital Management sub-advises), shall have daily access to all Fund portfolio holdings. In addition, certain of the sub-advisers utilize the services of software provider Advent to assist with portfolio accounting and trade order management. In order to provide the contracted services to the sub-adviser, Advent may receive full daily portfolio holdings information directly from the Funds' accounting agent however, only for those Funds in which such subadviser provides advisory services. Funds Management also utilizes the services of Institutional Shareholder Services ("ISS") to assist with proxy voting and B share financing, respectively. ISS may receive full Fund portfolio holdings on a weekly basis for the Funds for which it provides services.

E. Rating Agencies. Nationally Recognized Statistical Ratings Organizations ("NRSROs") may receive full Fund holdings for rating purposes.

F. Reorganizations. Entities hired as trading advisors that assist with the analysis and trading associated with transitioning portfolios may receive full portfolio holdings of both the target fund and the acquiring fund. In addition, the portfolio managers of the target fund and acquiring fund may receive full portfolio holdings of the acquiring fund and target fund, respectively, in order to assist with aligning the portfolios prior to the closing date of the reorganization.

G. Investment Company Institute. The Investment Company Institute may receive information about full money market Fund holdings concurrently at the time each money market Fund files with the SEC a report on Form N-MFP.

V. Additions to List of Approved Recipients. Any additions to the list of approved recipients requires approval by the President and Chief Legal Officer of the Funds based on a review of: (i) the type of fund involved; (ii) the purpose for receiving the holdings information; (iii) the intended use of the information; (iv) the frequency of the information to be provided; (v) the length of the lag, if any, between the date of the information and the date on which the information will be disclosed; (vi) the proposed recipient's relationship to the Funds; (vii) the ability of Funds Management to monitor that such information will be used by the proposed recipient in accordance with the stated purpose for the disclosure; (viii) whether a confidentiality agreement will be in place with such proposed recipient; and (ix) whether any potential conflicts exist regarding such disclosure between the interests of Fund shareholders, on the one hand, and those of the Fund's adviser, principal underwriter, or any affiliated person of the Fund.

VI. Funds Management Commentaries. Funds Management may disclose any views, opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information in connection with or relating to a Fund or its portfolio holdings (including historical holdings information), or any changes to the portfolio holdings of a Fund. The portfolio commentary and statistical information may be provided to members of the press, shareholders in the Funds, persons considering investment in the Funds or representatives of such shareholders or potential shareholders. The content and nature of the information provided to each of these persons may differ.

Certain of the information described above will be included in periodic fund commentaries (e.g. quarterly, monthly, etc.) and will contain information that includes, among other things, top contributors/detractors from fund performance and significant portfolio changes during the relevant period (e.g. calendar quarter, month, etc.). This information will be posted contemporaneously with their distribution on the Funds' website.

No person shall receive any of the information described above if, in the sole judgment of Funds Management, the information could be used in a manner that would be harmful to the Funds.

VII. Board Approval. The Board shall review and reapprove these Portfolio Holdings Procedures, including the list of approved recipients, as often as they deem appropriate, but not less often than annually, and make any changes that they deem appropriate.

VIII. Education Component. In order to promote strict compliance with these Portfolio Holdings Procedures, Funds Management has informed its employees, and other parties possessing Fund portfolio holdings information (such as sub-advisers, the fund accounting agent and the custodian), of the limited circumstances in which the Funds' portfolio holdings may be disclosed in advance of the monthly disclosure on the Funds' website and the ramifications, including possible dismissal, if disclosure is made in contravention of these Portfolio Holdings Procedures.

ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Beneficial Equity Ownership Information. As of the calendar year ended December 31, 2011, the Trustees and Officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. As of December 31, 2011, Asset Allocation Fund, located at 525 Market Street, 12th Floor, San Francisco, CA 94105 owned 100% of the Trust's shares. Any person who owns beneficially 25% or more of the outstanding shares of the Trust may be deemed to control the Trust. Any person controlling the Trust may be able to determine the outcome of issues that are submitted to shareholders for vote and may be able to take action regarding the Trust without the approval of other shareholders.

Ownership of Securities of Certain Entities. As of the calendar year ended December 31, 2011, none of the Independent Trustees and/or their immediate family members owned securities of the adviser, any sub-advisers, or the distributor, or any entity directly or indirectly controlling, controlled by, or under common control with the adviser, any sub-advisers, or the distributor.

ITEM 19. ADVISORY AND OTHER SERVICES

INVESTMENT ADVISOR

The Trust has entered into an investment advisory agreement with GMO (the "Advisory Agreement"). Under the Advisory Agreement, and subject to the supervision of the Trust's Board of Trustees, the investment advisor manages the investment and reinvestment of the Trust's assets. The investment advisor pays its own expenses in providing services pursuant to the Advisory Agreement, including salaries of its personnel. The investment advisor is not obligated to pay any other expenses of the Trust.

The Trust pays all charges and expenses, other than those specifically referred to as being borne by the investment advisor, including, but not limited to, (1) custodian charges and expenses; (2) bookkeeping and auditors' charges and expenses; (3) transfer agent charges and expenses; (4) fees and expenses of the Trustees; (5) brokerage commissions and brokers' fees and expenses; (6) issue and transfer taxes; (7) applicable costs and expenses under any distribution plan; (8) taxes and trust fees payable to governmental agencies; (9) the cost of share certificates; (10) fees and expenses of the registration and qualification of the Trust and its shares with the SEC or under state or other securities laws; (11) expenses of preparing, printing and mailing private placement memorandum, SAI, notices, reports and proxy materials to shareholders of the Trust; (12) expenses of shareholders' and Trustees' meetings; (13) charges and expenses of legal counsel for the Trust and for the Trustees on matters relating to the Trust; (14) charges and expenses of filing annual and other reports with the SEC and other authorities; and (15) all extraordinary charges and expenses of the Trust.

The Advisory Agreement continues in effect for two years from its effective date and, thereafter, from year to year only if approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the Trust's outstanding shares. In either case, the terms of the Advisory Agreement and continuance thereof must be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated, without penalty, on 60 days' written notice by the Trust's Board of Trustees or by a vote of a majority of outstanding shares. The Advisory Agreement will terminate automatically upon its "assignment" as that term is defined in the 1940 Act.

For a discussion regarding the considerations of the Trust's Board of Trustees for approving or renewing the Trust's advisory arrangements, please see the Trust's Annual Report most recently issued after the approval or renewal of the Trust's advisory agreement for the most recent fiscal period.

Administrator

The Trust has retained Funds Management as administrator (the "Administrator") pursuant to an Administrative Agreement. Under the Administration Agreement between Funds Management and the Trust, Funds Management shall provide as administrative services, among other things: (i) general supervision of the Trust's operations, including coordination of the services performed by the Trust's adviser, custodian, auditors and legal counsel, regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions; and shareholder reports for the Trust; and (ii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust's officers and Trustees. Funds Management also furnishes office space and certain facilities required for conducting the Trust's business together with ordinary clerical and bookkeeping services.

Custodian and Fund Accountant

State Street Bank and Trust Company ("State Street"), located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts, 02111, acts as the Custodian and the fund accountant, respectively, for the Trust.
As Custodian, State Street, among other things, maintains a custody account or accounts in the name of the Trust, handles the receipt and delivery of securities, selects and monitors foreign sub custodians as the Trust's global custody manager, determines income and collects interest on the Trust's investments and maintains certain books and records. As fund accountant, State Street is responsible for calculating the Trust's daily net asset value per share and for maintaining its portfolio and general accounting records. For its services, State Street is entitled to receive certain transaction fees, asset-based fees and out-of-pocket costs.

ITEM 20: PORTFOLIO MANAGER(S)

OTHER FUNDS AND ACCOUNTS MANAGED

Day-to-day management of Asset Allocation Trust is the responsibility of GMO's Asset Allocation Division (the "Division"). The Division's members work collaboratively to manage Asset Allocation Trust's portfolio, and no one person is primarily responsible for day-to-day management of Asset Allocation Trust.

The following table sets forth additional information about Ben Inker, the senior member (the "Senior Member") of the Asset Allocation Division responsible for coordinating the Trust's overall portfolio management.  Personal brokerage accounts of Mr. Inker and his family are not reflected. The information provided for Mr. Inker is as of September 30, 2011.

Portfolio Manager
Ben Inker	Registered Investment Companies Managed (including other non-GMO mutual fund subadvisory relationships)
	Number of Accounts	12
	Total Assets Managed	$7,228,747,326
	Number of Accounts Subject to Performance Fee	0
	Assets of Accounts Subject to Performance Fee	$0
	Other Pooled Investment Vehicles Managed (world-wide)
	Number of Accounts	8
	Total Assets Managed	$3,970,528,393
	Number of Accounts Subject to Performance Fee	0
	Assets of Accounts Subject to Performance Fee	$0
	Other Accounts Managed (world-wide)
	Number of Accounts	220
	Total Assets Managed	$15,386,608,300
	Number of Accounts Subject to Performance Fee	152
	Assets of Accounts Subject to Performance Fee	$10,504,006,386

MATERIAL CONFLICTS OF INTEREST

Because the Senior Member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the Trust and the investment strategy of the other accounts managed by the Senior Member, and potential conflicts in the allocation of investment opportunities between the Trust and such other accounts.

COMPENSATION

Senior members of the Division are generally members (partners) of GMO. As of February 28, 2011, the compensation of each senior member consisted of a fixed annual base salary, a partnership interest in the firm's profits and, possibly, an additional, discretionary, bonus related to the senior member's contribution to GMO's success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The level of partnership interest is determined by taking into account the individual's contribution to GMO and its mission statement. A discretionary bonus may also be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. A GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

FUND HOLDINGS

The Senior Member has no beneficial interest in the Trust's shares.

ITEM 21: BROKERAGE ALLOCATION AND OTHER PRACTICES

The Trust paid no brokerage commissions during the last three fiscal years.

ITEM 22: CAPITAL STOCK AND OTHER SECURITIES

The following is qualified in its entirety by reference to the Declaration of Trust.

Description of Shares. The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest of series and classes of shares. Each share of the Trust represents an equal proportionate interest with each other share of that series and/or class. Upon liquidation, shares are entitled to a pro rata share of the Trust based on the relative net assets of each series and/or class. Shareholders have no preemptive or conversion rights. Shares are redeemable and transferable.

Voting Rights. Under the terms of the Declaration of Trust, the Trust is not required to hold annual meetings. Generally, at meetings of shareholders, each share is entitled to one vote for each dollar of "NAV" applicable to such share. Shares generally vote together as one class on all matters. Shares have non-cumulative voting rights, which means that the holders of more than 50% of the votes applicable to shares voting for the election of Trustees can elect 100% of the Trustees to be elected at a meeting and, in such event, the holders of the remaining shares voting will not be able to elect any Trustees.

The Trust has agreed with Asset Allocation Fund that Asset Allocation Fund will seek instructions from its security holders with regard to the voting of all proxies relating to shares of the Trust held by Asset Allocation Fund and will vote such proxies only in accordance with the instructions from its security holders.

Limitation of Trustees' Liability. The Declaration of Trust provides that a Trustee will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties involved in the conduct of his or her office.

Shareholder Liability. Under Delaware law, shareholders could, under certain circumstances, be held personally liable for the obligations of a Trust. However, the Declaration of Trust states that no shareholder shall be personally liable for the debts, liabilities, obligations and expense incurred by, contracted for, or otherwise existing with respect to the Trust and provides that notice of such disclaimer may be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is generally limited to the circumstances in which the Trust would be unable to meet its obligations.

ITEM 23: PURCHASE, REDEMPTION AND PRICING OF SHARES

Beneficial interests are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.
In addition to cash purchases of interests, if accepted by the Trust, investments in beneficial interests may be made in exchange for securities which are eligible for purchase by the Trust and consistent with the Trust's investment objective and policies as described in the Trust's Private Placement Memorandum. In connection with an in-kind securities payment, the Trust may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Trust; (ii) are accompanied by satisfactory assurance that the Trust will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Trust; (iv) be in proper form for transfer to the Trust; and (v) are accompanied by adequate information concerning the tax basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Trust engaged in the in-kind purchase transaction and must be delivered to the Trust by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.
The Trust is required to redeem all full and fractional units of interests in the Trust. The redemption price is the net asset value per unit next determined after receipt by the Trust of a request for redemption in proper form.
The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of NAV, or may be in cash. Upon redemption, interests shall not be canceled and may be reissued from time to time. The Trustees may require shareholders to redeem interests for any reason under terms set by the Trustees, including the failure of a shareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of interest issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of interests required by them for payment of amount due and owing by a shareholder to the Trust or any series or class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the shareholders to require any series or class to redeem interests during any period of time when and to the extent permissible under the 1940 Act.
If the Trustees postpone payment of the redemption price and suspend the right of Interestholders to redeem their interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a shareholder may either withdraw his or her request for redemption or receive payment based on the NAV per interest next determined after the suspension terminates.
If the Trustees shall determine that direct or indirect ownership of interests of the Trust has become concentrated in any person to an extent that would disqualify the Trust as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of interests sufficient to maintain or bring the direct or indirect ownership of Interests into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of interests in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner described above. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of interests as the Trustees deem necessary to comply with the requirements of any taxing authority.

Determination of Net Asset Value

The NAV per share for the Trust is determined as of the close of regular trading (currently 4:00 p.m. (Eastern time)) on each day the New York Stock Exchange ("NYSE") is open for business, Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the NAV of the Trust's Interests.

Thr Trust's investments are generally valued at current market prices. Securities are generally valued based on the last sales price during the regular trading session if the security trades on an exchange ("closing price"). Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. Securities listed on the Nasdaq Stock Market, Inc., however, are valued at the Nasdaq Official Closing Price ("NOCP"), and if no NOCP is available, then at the last reported sales price. The Trust is required to depart from these general valuation methods and use fair value pricing methods to determine the value of certain investments if it is determined that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value when the Trust calculates its NAV. In addition, we also use fair value pricing to determine the value of investments in securities and other assets, including illiquid securities, for which current market quotations are not readily available. The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or latest quoted bid price but before the Trust calculates its NAV that materially affects the value of the security. We use various criteria, including a systematic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a foreign security's market price is still reliable and, if not, what fair market value to assign to the security. With respect to any portion of the Trust's assets that are invested in other mutual funds, the Trust's NAV is calculated based upon the net asset values of the other mutual funds in which the Trust invests, and the prospectuses for those companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing. In light of the judgment involved in fair value decisions, there can be no assurance that a fair value assigned to a particular security is accurate. Such fair value pricing may result in NAVs that are higher or lower than NAVs based on the closing price or latest quoted bid price.

Money market instruments and debt instruments maturing in 60 days or less generally are valued at amortized cost. Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Prices may be furnished by a reputable independent pricing service. Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. All other securities and other assets of the Trust for which current market quotations are not readily available are valued at fair value as determined in good faith by the Board and in accordance with procedures adopted by the Board.

If the Trust invests directly in foreign securities, portfolio securities are generally valued on the basis of quotations from the primary market in which they are traded. However, if, in the judgment of the Board, a security's value has been materially affected by events occurring after the close of the exchange or the market on which the security is principally traded (for example, a foreign exchange or market), that security may be valued by another method that the Board believes accurately reflects fair value. A security's valuation may differ depending on the method used to determine its value.

ITEM 24: TAXATION

The following discussion is a brief summary of some of the important U.S. federal (and, where noted, state) income tax consequences affecting the Trust and its shareholders. The discussion is based on the Code, U.S. Treasury regulations, and other applicable authority, as of the date of this SAI. These authorities are subject to change by legislative, judicial or administrative action, possibly with retroactive effect. The discussion is very general, and therefore investors are urged to consult their tax advisers about the impact an investment in the Trust will have on their own tax situations.

The Trust is currently a separate corporation for federal income tax purposes that has elected to be treated and intends to qualify each year as a regulated investment company ("RIC") under Subchapter M of the Code. The Trust might elect in the future to be a disregarded entity for federal and state tax purposes. This would result in the deemed liquidation of the Trust for tax purposes but, in general, no gain or loss should be recognized from this liquidation. If such an election is made, the Asset Allocation Fund (the "Fund"), rather than the Trust, will be treated as owning the shares of the underlying funds directly for tax purposes and therefore the discussion in this tax section will be applicable to the Fund and not to the Trust. See the "Special Consideration for Shareholders of Asset Allocation Fund" section in the Statement of Additional Information of the Fund for further discussion. The balance of this discussion relates to the Trust's current treatment as a RIC, and thus shareholders of the Fund should refer to the Fund's prospectus and SAI for a summary of the current tax consequences to them of investing in the Fund.

REQUIREMENTS FOR QUALIFICATION AS A REGULATED INVESTMENT COMPANY

The Trust has elected to be treated as, and intends to qualify annually for and elect the tax treatment applicable to, a RIC. (Such qualification does not involve supervision of management or investment practices or policies by the Internal Revenue Service.) In order to qualify for treatment as a RIC, the Trust must, among other things, (i) derive at least 90% of its gross income from dividends, interest, payments with respect to proceeds from securities loans, gains from the sale or other disposition of stocks, securities or foreign currencies or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such securities or foreign currencies, and net income from certain qualified publicly traded partnerships; (ii) diversify its holdings so that, at the end of each quarter of its taxable year, (a) at least 50% of the market value of the Trust's total assets is represented by cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer, to an amount not greater than 5% of the Trust's total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers which the Trust controls and which are engaged in the same, similar or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships; and (iii) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, if any, for such year. By so qualifying, the Trust is not subject to federal income tax on its investment company taxable income (computed without regard to the dividends-paid deduction) and any net realized capital gains that it timely distributes to shareholders. A 4% nondeductible excise tax will be imposed on the Trust to the extent it does not meet certain distribution requirements with respect to each calendar year and with respect to each one-year period ending on October 31st. The Trust anticipates meeting such distribution requirements.

If the Trust were to fail to meet the income or diversification test described above, the Trust could in some cases cure such failure, including by paying a tax at the Trust level, and, in the case of a diversification test failure, disposing of certain assets. If the Trust were ineligible to or otherwise did not cure such failure for any year, the Trust would fail to qualify for the special tax treatment accorded to RICs for such year. The Trust would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders or for treatment as qualified dividend income ("QDI") in the case of individual shareholders. In addition, the Trust could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a RIC that is accorded special tax treatment.

TAXES ON DISTRIBUTIONS

Generally, the Fund, a RIC qualifying under Subchapter M of the Code that is currently the sole shareholder of the Trust, will have ordinary income from Trust distributions of dividends from the underlying funds' investment income and short-term gains and long-term capital gain income from the receipt of Capital Gain Dividends (as defined below) from underlying funds. The Trust's investments in underlying funds could affect the amount, timing, and character of distributions by the Trust to the Fund, and, in turn, the amount, timing and character of distributions by the Fund to its shareholders. Because the Trust generally will invest substantially all of its assets in the shares of underlying funds, most of which are treated as RICs, its distributable income and gains will normally consist entirely of distributions from underlying funds, as well as gains and losses on the disposition of shares of underlying funds. As a result of the Trust's underlying fund investments, as well as certain special tax rules applicable thereto, it is possible that the Trust will be required to distribute greater amounts of net income and gains to the Fund, and, in turn, the Fund will be required to distribute greater amounts of net income and gains to its shareholders, than they otherwise would have had the Trust invested directly in the securities held by the underlying funds. Similarly, the character of the Trust's distributions to the Fund, and, in turn, the character of the Fund's distributions to its shareholders, will not necessarily be the same as they would have been had the Trust invested directly in the securities held by the underlying funds. See the Trust's Private Placement Memorandum for more discussion of the special tax rules applicable to the Trust's investments in the underlying funds.

In addition, when the Trust redeems shares in the underlying funds that are RICs, depending on the Trust's percentage ownership in an underlying fund both before and after a redemption of underlying fund shares, the Trust's redemption of shares of such underlying fund may cause the Trust to be treated as receiving a dividend to the extent of the underlying fund's net earnings and profits, on the full amount of the distribution instead of recovering basis and recognizing a capital gain or loss on the shares of the underlying fund. This could be the case where the Trust holds a significant interest in an underlying fund that is not a "publicly offered" RIC as defined in the Code and the Trust redeems only a small portion of such interest. It is possible that such a dividend would qualify, in whole or in part, as QDI; otherwise, it would be taxable as ordinary income. Such dividend characterization may accelerate the timing and affect the character and amount of distributions to the Fund, and in turn to the Fund's shareholders.

From time to time, the Trust will distribute the excess of its net long-term capital gain over its net short-term capital loss to shareholders ("Capital Gain Dividends"). For federal tax purposes, the Fund must include such Capital Gain Dividends when calculating its net long-term capital gains. The Fund can report (generally on an IRS Form 1099) and distribute such net long-term capital gains as Capital Gain Dividends, taxable to its shareholders at rates applicable to long-term capital gains, which for individuals have been temporarily reduced to no higher than 15% for taxable years beginning before January 1, 2013.

Distributions will be taxable to the Fund whether made in shares or in cash to the extent the Fund does not timely distribute the Trust distributions to its shareholders. If the Fund elects to receive its distributions in the form of additional shares, it will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share of the Trust on the reinvestment date.

Under the Code, for taxable years beginning before January 1, 2013, QDI is taxed to individuals at rates applicable to long-term capital gains (which have been temporarily reduced in the case of individuals to no higher than 15%). If the Trust receives dividends from an underlying fund that qualifies as a RIC, and the underlying fund reports such dividends as QDI, then the Trust will receive QDI and is permitted in turn to report a portion of its distributions as QDI as well, provided the Trust meets certain holding period and other requirements with respect to its shares of the underlying fund. Likewise, the Fund, the sole shareholder of the Trust, is permitted to itself report (generally on an IRS Form 1099) a portion of its distributions of QDI, provided the Fund meets certain holding period and other requirements with respect to its shares in the Trust. Note that dividends received by the Trust from a REIT generally will not constitute qualified dividend income.

Special Tax Rules Relating to Trust Investments

One or more underlying funds may invest directly or indirectly in residual interests in real estate mortgage investment conduits ("REMICs") (including by investing in residual interests in collateralized mortgage obligations ("CMOs") with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools ("TMPs"). Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Trust's income that is attributable to an underlying fund's residual interest in a REMIC or an equity interest in a TMP (including income allocated to the underlying fund from a REIT or other pass-through entity) (referred to in the Code as an "excess inclusion") will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a RIC will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, if the Asset Allocation Fund is allocated excess inclusion income from the Trust, it generally will be required, in turn, to allocate any such income to its shareholders. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income ("UBTI") to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of foreign shareholders, will not qualify for any reduction in U.S. federal withholding tax. Tax-exempt investors should consult their tax advisers regarding the possibility of paying taxes on excess inclusion income.

Income received by underlying funds in which the Trust invests from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. A "qualified fund of funds" (defined as a RIC at least 50% of the total assets of which are represented by interests in other RICs at the close of each quarter of each taxable year) is permitted to elect to pass through to its shareholders foreign income and other similar taxes paid by the qualified fund of funds or by an underlying fund in which it invests that itself elected to pass such taxes through to shareholders, so that shareholders of the qualified fund of funds will be eligible to claim a tax credit or deduction for such taxes. The Trust and, in turn, the Fund may qualify as qualified funds of funds. However, even if they so qualify, the Trust or the Fund may determine not to make such election for any taxable year. Shareholders of the Fund should consult the Fund's statement of additional information for more information.

CAPITAL LOSS CARRYFORWARDS

As of September 30, 2011, the Trust had capital loss carryforwards approximating the amount indicated for federal income tax purposes, expiring in the year indicated:

Fund	Year Expires	Capital Loss Carry forwards
Asset Allocation Trust	2017	$767,839,698
Asset Allocation Trust	2018	$65,386,905
Asset Allocation Trust	2019	$4,102,407

For net capital losses incurred by the Trust in taxable years beginning on or before December 22, 2010 ("pre-2011 losses"), including those losses set forth above, the Trust is permitted to carry such losses forward for eight taxable years; in the year to which they are carried forward, such losses are treated as short-term capital losses that first offset any short-term capital gains, and then offset any long-term capital gains. If the Trust incurs net capital losses in taxable years beginning after December 22, 2010, those losses may be carried forward to one or more subsequent taxable years without expiration. Any such carryforward losses will retain their character as short-term or long-term; this may well result in larger distributions of short-term gains to shareholders (taxed as ordinary income to individual shareholders) than would have resulted under the previous regime described above. The Trust must use any such carryforwards, which will not expire, applying them first against gains of the same character, before it uses any pre-2011 losses. This increases the likelihood that pre-2011 losses will expire unused at the conclusion of the eight-year carry forward period. Capital gains that are offset by carried forward capital losses are not subject to Trust-level U.S. federal income taxation, regardless of whether they are distributed to shareholders.

TAXES ON THE SALE OR EXCHANGE OF TRUST SHARES

Upon a sale or exchange of Trust shares, a shareholder will realize a taxable gain or loss depending on its basis in the shares. A shareholder must treat such gains or losses as a capital gain or loss if the shareholder held the shares as capital assets. Currently, capital gain on assets held for more than 12 months is generally subject to a temporarily reduced federal income tax rate of no higher than 15% for an individual. Generally, the Code will not allow a shareholder to realize a loss on shares it redeems or exchanges and replaces within a 61-day period beginning 30 days before and ending 30 days after it redeemed or exchanged the shares. The Code will treat a shareholder's loss on shares held for six months or less as a long-term capital loss to the extent the shareholder received Capital Gain Dividends on such shares. See the Trust's Private Placement Memorandum for a discussion of special tax rules applicable to Asset Allocation Fund's redemption of Trust shares.

ITEM 25: UNDERWRITER

The Trust does not have a principal underwriter.

ITEM 26. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 27. FINANCIAL STATEMENTS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been selected as the independent registered public accounting firm for the Trust. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG LLP's address is Two Financial Center, 60 South Street, Boston, MA 02111.

The annual report, including the audited financial statements for the Trust and independent registered public accounting firm's report for the fiscal year ended September 30, 2011, are hereby incorporated herein by reference.

ADDITIONAL INFORMATION

Except as otherwise stated in its private placement memorandum or required by law, the Trust reserves the right to change the terms of the offer stated in its private placement memorandum without shareholder approval, including the right to impose or change fees for services provided.

No dealer, salesman or other person is authorized to give any information or to make any representation not contained in the Trust's private placement memorandum, SAI or in supplemental sales literature issued by the Trust, and no person is entitled to rely on any information or representation not contained therein.

The Trust's private placement memorandum and SAI omit certain information contained in the Trust's registration statement, which you may obtain for a fee from the SEC in Washington, D.C.

Appendix A

The ratings of Standard & Poor's ("S&P"), Moody's Investors Services ("Moody's"), Fitch Investor Services ("Fitch"), represent their opinion as to the quality of debt securities. It should be emphasized, however, that ratings are general and not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to purchase by the Trust, an issue of debt securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Trust. The adviser will consider such an event in determining whether the Trust involved should continue to hold the obligation.
The following is a description of the ratings given by S&P, Fitch, and Moody's to corporate and municipal bonds and corporate and municipal commercial paper and variable rate demand obligations.

Corporate Bonds

S&P

S&P rates the long-term debt obligations issued by various entities in categories ranging from "AAA" to "D," according to quality, as described below. The first four ratings denote investment-grade securities. The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in a small degree.

A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

BB - Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

B - Debt rated B has greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

CCC - Debt CCC is currently vulnerable and is dependent upon favorable business, financial, and economic conditions to meet timely interest and principal payments.

CC - Debt rated CC is currently highly vulnerable to nonpayment. Debt rated CC is subordinate to senior debt rated CCC.

C - Debt rated C is currently highly vulnerable to nonpayment. Debt rated C is subordinate to senior debt rated CCC-. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. Debt rated C also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D - Debt rated D is currently in default, where payment of interest and/or repayment of principal is in arrears.

Moody's

Moody's rates the long-term debt obligations issued by various entities in categories ranging from "Aaa" to "C," according to quality, as described below. The first four denote investment-grade securities.

Aaa - Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk, and interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group, such bonds comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A - Bonds rated A possess many favorable investment attributes and are to be considered upper to medium investment-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds rated Baa are considered medium-grade (and still investment-grade) obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds rated Caa are of poor standing. Issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds rated Ca are speculative in a high degree. Such bonds are often in default or have other marked shortcomings.

C - Bonds rated C are the lowest rated class of bonds. Such bonds can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies numerical modifiers (1, 2 and 3) to rating categories. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

Fitch

National Long-Term Credit Ratings. A special identifier for the country concerned will be added at the end of all national ratings. For illustrative purposes, (xxx) has been used, below.

AAA(xxx) - 'AAA' national ratings denote the highest rating assigned in its national rating scale for that country. This rating is assigned to the "best" credit risk relative to all other issuers or issues in the same country and will normally be assigned to all financial commitments issued or guaranteed by the sovereign state.

AA(xxx) - 'AA' national ratings denote a very strong credit risk relative to other issuers or issues in the same country. The credit risk inherent in these financial commitments differs only slightly from the country's highest rated issuers or issues.

A(xxx) - 'A' national ratings denote a strong credit risk relative to other issuers or issues in the same country. However, changes in circumstances or economic conditions may affect the capacity for timely repayment of these financial commitments to a greater degree than for financial commitments denoted by a higher rated category.

BBB(xxx) - 'BBB' national ratings denote an adequate credit risk relative to other issuers or issues in the same country. However, changes in circumstances or economic conditions are more likely to affect the capacity for timely repayment.

BB(xxx) - 'BB' national ratings denote a fairly weak credit risk relative to other issuers or issues in the same country. Within the context of the country, payment of these financial commitments is uncertain to dome degree and capacity for timely repayment remains more vulnerable to adverse economic change over time.

B(xxx) - 'B' national ratings denote a significantly weak credit risk relative to other issuers or issues in the same country. Financial commitments are currently being met but a limited margin of safety remains and capacity for continued timely payment is contingent upon a sustained, favorable business and economic environment.

CCC(xxx), CC(xxx), C(xxx) - These categories of national ratings denote an extremely weak credit risk relative to other issuers or issues in the same country. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments.

DDD(xxx), DD(xxx), D(xxx) - These categories of national ratings are assigned to entities or financial commitments which are currently in default.

Short-Term Issue Credit Ratings (including Commercial Paper)

S&P:

A-1 - Debt rated A-1 is rated in the highest category by S&P. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2 - Debt rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3 - Debt rated A-3 exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B - Debt rated B is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C - Debt rated C is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D - Debt rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Moody's:

Prime-1: Issuers rated Prime-1 have a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuers rated Prime-2 have a strong ability to repay senior short-term debt obligations, but earnings trends, while sound, will be subject to more variation.

Prime-3: Issuers rated Prime-3 have acceptable credit quality and an adequate capacity for timely payment of shortterm deposit obligations.

Not Prime: Issuers rated Not Prime have questionable to poor credit quality and an uncertain capacity for timely payment of short-term deposit obligations.

Fitch

National Short -Term Credit Ratings. A special identifier for the country concerned will be added at the end of all national ratings. For illustrative purposes, (xxx) has been used, below.

F1(xxx) - Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Under their national rating scale, this rating is assigned to the"best" credit risk relative to all others in the same country and is normally assigned to all financial commitments issued or guaranteed by the sovereign state. Where the credit risk is particularly strong , a "+" is added to the assigned rating.

F2(xxx) - Indicates a satisfactory capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, the margin of safety is not as great as in the case of the higher ratings.

F3(xxx) - Indicates an adequate capacity for timely payment of financial commitments relative to other issuers or issues in the same country. However, such capacity is more susceptible to near-term adverse changes than for financial commitments in higher rated categories.

B(xxx) - Indicates an uncertain capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Such capacity is highly susceptible to near-term adverse changes in financial and economic conditions.

C(xxx) - Indicates a highly uncertain capacity for timely payment of financial commitments relative to other issuers or issues in the same country. Capacity or meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D(xxx) - Indicates actual or imminent payment default.

Note to National Short-Term ratings: In certain countries, regulators have established credit rating scales, to be used within their domestic markets, using specific nomenclature. In these countries, our National Short-Term Ratings definitions for F1+(xxx), F1(xxx), F2(xxx) and F3(xxx) may be substituted by those regulatory scales, e.g. A1+, A1, A2 and A3.

Variable Rate Demand Obligations

S&P:

SP-1 - Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2 - Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 - Speculative capacity to pay principal and interest.

Moody's:

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

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ASSET ALLOCATION TRUST
FILE NO. 811-21806

PART C
OTHER INFORMATION

Item 28. Exhibits

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Number	Exhibit Description	Location
(a)(1)	Declaration of Trust	Incorporated by reference to Registrant's Amendment No. 1, filed on Form N-1A on November 14, 2005.
(a)(2)	Amendment to Declaration of Trust	Incorporated by reference to Registrant's Amendment No. 13, filed on Form N-1A on April 29, 2009.
(b)	By-Laws	Incorporated by reference to Registrant's Amendment No. 1, filed on Form N-1A on November 14, 2005.
(c)

Provisions of instruments defining the rights of holders of the securities being registered are contained in the Declaration of Trust Articles II, III.(6)(c), IV.(8), V, VI, VI.(3), VII, and VIII and By-laws Articles II, III and VIII.

Included as part of Exhibits (a) and (b) above
(d)	Investment Advisory and Management Agreement between the Registrant and Grantham, Mayo, Van Otterloo and Co., LLC	Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on September 15, 2005
(e)	Not applicable
(f)	Not applicable
(g)	Master Custodian Agreement with State Street Bank and Trust Company	Incorporated by reference to Registrant's Amendment No. 18 Filed on Form N-1A on January 28, 2011
(h)	Administration Agreement between the Registrant and Wells Fargo Funds Management, LLC	Incorporated by reference to Registrant's Amendment No. 18 Filed on Form N-1A on January 28, 2011
(i)	Not applicable
(j)	Consent of Independent Auditors	Incorporated by reference to Registrant's Amendment No. 20 Filed on Form N-1A on January 27, 2012
(k)	Not applicable
(l)	Not applicable
(m)	Not applicable
(n)	Not applicable
(o)	Not applicable
(p)(1)	Joint Code of Ethics for Asset Allocation Trust, Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust	Incorporated by reference to Registrant's Amendment No. 18 Filed on Form N-1A on January 28, 2011
(p)(2)	Code of Ethics of the Trust. Code of Ethics of Grantham, Mayo, Van Otterloo & Co., LLC	Incorporated by reference to Registrant's Amendment No. 19 Filed on Form N-1A on July 20, 2011

Item 29. Persons Controlled by or Under Common Control with Registrant.

 The Trust is wholly owned by the Wells Fargo Advantage Asset Allocation Fund, a series of Wells Fargo Funds Trust, a Delaware statutory trust.

 Item 30. Indemnification.

Registrant has obtained from a major insurance carrier a trustees and officers liability policy covering certain types of errors and omissions. Provisions for the indemnification of the Registrant's Trustees and officers are also contained in the Registrant's Declaration of Trust.

Provisions for the indemnification of the Registrant's Investment Advisor is contained in the Investment Advisory and Management Agreement.

Provisions for the indemnification of State Street Bank and Trust Co., the Registrant's custodian, are contained in the Custodian Agreement between State Street Bank and Trust Co. and the Registrant.

Item 31. Business or Other Connections of Investment Adviser.

The information required by this item with respect to Grantham, Mayo, Van Otterloo & Co. LLC, is incorporated by reference to the Form ADV (File No. 801-15028) of Grantham, Mayo, Van Otterloo & Co. LLC.

 Item 32. Principal Underwriter.

 Not applicable.

Item 33. Location of Accounts and Records.

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Wells Fargo Funds Management, LLC at 525 Market Street, 12th Floor, San Francisco, CA 94105

Wachovia Bank, N.A., One Wachovia Center, 301 S. College Street, Charlotte, North Carolina 28288

State Street Bank and Trust Company, 2 Heritage Drive, North Quincy, Massachusetts 02171

Iron Mountain, 3431 Sharp Slot Road, Swansea, Massachusetts 02777

Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts, 02110

Item 34. Management Services.

Not Applicable

Item 35. Undertakings.

Not Applicable

NOTICE

A copy of the Certificate of Trust of Asset Allocation Trust (the "Trust"), together with all amendments thereto, is on file with the Secretary of State of The State of Delaware and notice is hereby given that this instrument is executed on behalf of the Trust by trustees and officers of the Trust as officers and trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the officers or trustees of the Trust or shareholders individually or of any series of the Trust individually but are binding only upon the assets and property of the Trust or the relevant series.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco and State of California on the 10th day of July, 2012.

ASSET ALLOCATION TRUST

By: /s/ C. David Messman
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C. David Messman
Secretary

Exhibit No.	Exhibits